UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. ______________________)

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Texas Roadhouse, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
⌧	No fee required.
◻	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
◻	Fee paid previously with preliminary materials.
◻

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

April 5, 2024

To our Shareholders:

You are cordially invited to attend the 2024 Annual Meeting of Shareholders of Texas Roadhouse, Inc. (the “Company”) on Thursday, May 16, 2024. The meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky at 9:00 a.m. eastern daylight time.

The official Notice of Annual Meeting, Proxy Statement, and Proxy Card are enclosed with this letter.

Please take the time to read carefully each of the proposals for shareholder action described in the accompanying proxy materials. Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly completing, signing and dating your Proxy Card and returning it in the enclosed postage-paid envelope. Shareholders of record can also vote by touch-tone telephone from the United States, using the toll-free number on the Proxy Card, or by the Internet, using the instructions on the Proxy Card. If you attend the meeting, then you may revoke your proxy and vote your shares in person.

Your interest and participation in the affairs of the Company are greatly appreciated. Thank you for your continued support.

Sincerely,

Gerald L. Morgan
Chief Executive Officer

TEXAS ROADHOUSE, INC.

6040 Dutchmans Lane

Louisville, Kentucky 40205

2024 Annual Meeting of Shareholders (the “Annual Meeting”) of Texas Roadhouse, Inc., a Delaware corporation (the “Company”)
Date and Time: Thursday, May 16, 2024 9:00 A.M. Eastern Daylight Time	Place: Texas Roadhouse Support Center 6040 Dutchmans Lane Louisville, Kentucky 40205

Proposals for Business

Proposal 1:  To elect nine directors to the Board of Directors of the Company, each for a term of one year

Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent auditors for the Company’s 2024 fiscal year

Proposal 3:  To hold an advisory vote on executive compensation

Proposal 4: To amend the Company’s Amended and Restated Certificate of Incorporation to remove references to Class B shares

Proposal 5:  To amend the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of our officers as permitted by Delaware law

Proposal 6:  To amend the Company’s Bylaws to reduce the ownership percentage required for shareholders to request a special meeting of shareholders from 50% to 25%

Proposal 7: An advisory vote on a shareholder proposal regarding the issuance of a climate report and to set reduction targets by the Company, if properly presented at the Annual Meeting

Notice on Voting

Whether or not you expect to be present at the Annual Meeting, please submit your vote by using one of the voting methods described in the attached materials.  If you attend the Annual Meeting, then you may revoke your proxy and vote your shares in person.

Who Can Vote Only shareholders of record at the close of business on March 18, 2024 are entitled to receive notice of and to vote at the Annual Meeting.

Date of Mailing

This Notice of the Annual Meeting and the attached Proxy Statement describing matters to be described at the Annual Meeting are being distributed or otherwise furnished to shareholders on April 5, 2024.

Important Notice Regarding the Availability of Proxy Materials For the 2024 Annual Meeting of Shareholders to be Held on May 16, 2024:  Our Annual Report containing our Proxy Statement relating to our 2024 Annual Meeting of Shareholders and Form 10-K for the fiscal year ended on December 26, 2023 is available on our website at www.texasroadhouse.com in the Investors Section.

By Order of the Board of Directors,

Christopher C. Colson
Corporate Secretary

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION	1
Proposal 1: Election of Directors	1
Proposal 2: Ratification of Independent Auditors	1
Proposal 3: Advisory Vote on Approval of Executive Compensation	2
Proposal 4: To Amend the Company’s Amended and Restated Certificate of Incorporation to Remove Class B Shares	2
Proposal 5: To Amend the Company’s Amended and Restated Certificate of Incorporation to Provide for Exculpation of Our Officers as Permitted by Delaware Law	2
Proposal 6: To Amend the Company’s Bylaws to Reduce the Ownership Percentage Required for Shareholders to Request a Special Meeting of Shareholders	2
Proposal 7: Advisory Vote on a Shareholder Proposal Regarding the Issuance of a Climate Report and to Set Reduction Targets	3
Other Matters	3
INFORMATION ABOUT PROXIES AND VOTING	4
Record Date and Voting Securities	4
Revocability of Proxies	4
Solicitation of Proxies	4
Other Voting Considerations	4
ANNUAL MEETING FAQs	6
CORPORATE GOVERNANCE AND OUR BOARD	9
2023 Corporate Governance Overview	9
Director Summary Overview	11
Director Summaries	12
Meetings of the Board	17
Leadership Structure of the Board and the Role of the Board in Strategy and Risk Oversight	17
Committees of the Board	21
Policy Regarding Consideration of Candidates for Director	23
Compensation of Directors	25
Code of Conduct	28
Stock Ownership Guidelines	29
Succession Planning	30
Mandatory Retirement Age for Board Service	30
Shareholder Engagement	30
Board Orientation and Continuing Education	31
Director Independence	31
STOCK OWNERSHIP INFORMATION	32
Delinquent Section 16(a) Reports	33
EXECUTIVE COMPENSATION	34
2023 Executive Summary	34
2023 Financial Highlights	37
Compensation Discussion and Analysis	38
Summary Compensation Table	61
Grants of Plan-Based Awards in Fiscal Year 2023	65
Outstanding Equity Awards	67
Stock Vested	69
Termination, Change of Control and Change of Responsibility Payments	70
Pay Versus Performance	73
CEO Pay Ratio	79
AUDIT COMMITTEE REPORT	80
Related Party Transactions	82

PROXY STATEMENT

2024 ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 16, 2024

TEXAS ROADHOUSE, INC.

6040 Dutchmans Lane

Louisville, Kentucky 40205

This proxy statement and accompanying proxy card are being furnished in connection with the solicitation of proxies by the board of directors (the “Board”) of Texas Roadhouse, Inc., a Delaware corporation, to be voted at the 2024 Annual Meeting of Shareholders (the “Annual Meeting”) and any adjournments thereof. In this proxy statement, references to the “Company,” “we,” “us” or “our” refer to Texas Roadhouse, Inc. This proxy statement and accompanying proxy card are first being mailed to shareholders on or about April 5, 2024.

The Annual Meeting will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky on Thursday, May 16, 2024 at 9:00 a.m. eastern daylight time, for the purposes set forth in this proxy statement and the accompanying notice of the Annual Meeting.

SUMMARY OF MATTERS REQUIRING SHAREHOLDER ACTION

Proposal 1—Election of Directors (Page 84)

The affirmative vote of a plurality of the votes entitled to be cast by the holders of the Company’s common stock present in person or represented by proxy is required to elect each nominee. Election by a plurality means that the director nominee with the most votes for the available slot is elected for that slot. You may vote “FOR” each nominee or you may “WITHHOLD AUTHORITY” to vote for each nominee. Unless you “WITHHOLD AUTHORITY” to vote for a nominee, your proxy will be voted “FOR” the election of the individuals nominated as directors.

Our Board has adopted a majority voting policy for uncontested director elections. Under this policy, any nominee who receives fewer “FOR” votes than “WITHHOLD” votes is required to offer his or her resignation. Our nominating and corporate governance committee would then consider the offer of resignation and make a recommendation to our independent directors as to the action to be taken with respect to the offer.

The Board recommends that you vote “FOR” the nominees.

Proposal 2—Ratification of Independent Auditors (Page 85)

The proposal to ratify the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2024 must be approved by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” the ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” this proposal.

The Board recommends that you vote “FOR” this proposal.

Proposal 3—Advisory Vote on Approval of Executive Compensation (Page 87)

The outcome of the advisory vote on whether to approve the executive compensation detailed in this proxy statement (including the Compensation Discussion and Analysis, the Executive Compensation section and the other related executive compensation tables and related discussions) will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” approval of the executive compensation, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” approval of the executive compensation.

The Board recommends that you vote “FOR” this proposal.

Proposal 4—To Amend the Company’s Amended and Restated Certificate of Incorporation to Remove Class B Shares (Page 89)

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to remove any reference to Class B shares must be approved by the affirmative vote of a majority of the shares of our common stock outstanding as of the Record Date. You may vote “FOR” or “AGAINST” the ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

The Board recommends that you vote “FOR” this proposal.

Proposal 5—To Amend the Company’s Amended and Restated Certificate of Incorporation to Provide for Exculpation of Our Officers as Permitted by Delaware Law (Page 92)

The proposal to amend the Company’s Amended and Restated Certificate of Incorporation to include an exculpation of officers must be approved by the affirmative vote of a majority of the shares of our common stock outstanding as of the Record Date. You may vote “FOR” or “AGAINST” the ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

The Board recommends that you vote “FOR” this proposal.

Proposal 6—To Amend the Company’s Bylaws to Reduce the Ownership Percentage Required for Shareholders to Request a Special Meeting of Shareholders (Page 95)

The proposal to amend the Company’s Bylaws to reduce the percentage required for a shareholder to request a special meeting from 50% to 25% must be approved by the affirmative vote of a majority of the shares of our common stock outstanding as of the Record Date. You may vote “FOR” or “AGAINST” the ratification, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

The Board recommends that you vote “FOR” this proposal.

Proposal 7—Advisory Vote on the Shareholder Proposal Regarding the Issuance of a Climate Report and to Set Reduction Targets by the Company (Page 97)

The outcome of the vote on whether the Company should issue a climate report, at a reasonable cost and omitting proprietary information, describing if, and how, the Company plans to reduce its total GHG emissions and align its business with the Paris Agreement’s goal of maintaining global temperature increases to 1.5°C will be determined by the affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote. You may vote “FOR” or “AGAINST” the shareholder proposal, or you may “ABSTAIN” from voting on this proposal. A vote to “ABSTAIN” will have the same effect as a vote “AGAINST” approval of the shareholder proposal.

The Board recommends that you vote “AGAINST” this proposal.

Other Matters

As of the date of this proxy statement, the Board knows of no matters that will be presented for consideration at the Annual Meeting other than those matters discussed in this proxy statement. If any other matters should properly come before the Annual Meeting and call for a vote of shareholders, then validly executed proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders. Any such additional matter must be approved by an affirmative vote of a majority of the shares present (in person or by proxy) and entitled to vote at the Annual Meeting.

INFORMATION ABOUT PROXIES AND VOTING

Record Date and Voting Securities

The Board has fixed the record date (the “Record Date”) for the Annual Meeting as the close of business on March 18, 2024. Only shareholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. At the close of business on the Record Date, there were outstanding 66,864,958 shares of common stock, each of which is entitled to one vote per share on all matters to be considered at the Annual Meeting.

The presence in person or by proxy of the holders of a majority of the shares of common stock will constitute a quorum for the transaction of business at the Annual Meeting. Shares of common stock represented by properly executed proxies received before the close of voting at the Annual Meeting will be voted as directed by such shareholders, unless revoked as described below.

Revocability of Proxies

A shareholder who completes and returns the proxy card that accompanies this proxy statement may revoke that proxy at any time before the closing of the polls at the Annual Meeting. A shareholder may revoke a proxy by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Christopher C. Colson, the Corporate Secretary of the Company, at the Company’s main office address located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 at any time before the Annual Meeting. Shareholders may also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

Solicitation of Proxies

The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us (as and if applicable). In addition to solicitation by mail, proxies may be solicited personally, by telephone or by other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

Other Voting Considerations

Broker Non-Votes.  Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of routine matters, brokers may vote shares held in “street name” in their discretion if they have not received voting instructions from the beneficial owner. In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner (“broker non-votes”); therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

The election of directors (Proposal 1) is a non-routine matter under the applicable rules, so broker non-votes may occur. However, broker non-votes do not count as shares entitled to vote. Because the election is decided by a plurality of shares present (in person or by proxy) and entitled to vote at the Annual Meeting, and because our majority voting policy for directors only considers “FOR” votes and “WITHHOLD” votes, any broker non-votes will not affect the outcome of Proposal 1.

The ratification of the appointment of the Company’s independent auditors (Proposal 2) is a routine matter under the applicable rules so broker non-votes should not occur. In addition, because this matter is routine and brokers may vote as stated above, the number of votes cast, plus the number of abstentions, on Proposal 2 will be used to establish whether a quorum is present.

The advisory vote on the approval of executive compensation (Proposal 3), the advisory vote on the shareholder proposal regarding the issuance of a climate report and to set reduction targets by the Company (Proposal 7), and any other matters that may properly come before the Annual Meeting are also non-routine matters under the applicable rules, so broker non-votes may occur. Because broker non-votes do not count as shares entitled to vote, they do not affect the outcome of the vote on Proposals 3 and 7. With respect to the vote on amending and restating the Company’s Amended and Restated Certificate of Incorporation to remove references to Class B shares (Proposal 4), the vote to amend the Company’s Amended and Restated Certificate of Incorporation to include an exculpation of officers (Proposal 5), the vote to amend the Company’s Bylaws to reduce the percentage required to request a special meeting of shareholders (Proposal 6), broker non-votes will have the same effect as a vote “AGAINST” Proposal 4, 5, and/or 6 (as applicable).

Abstentions.  Abstentions will be counted for purposes of calculating whether a quorum is present. The effect of an abstention on each proposal where “ABSTAIN” is a voting choice is discussed above.

Executed but Unmarked Proxies.  If no instructions are given, then shares represented by properly executed but unmarked proxies will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

ANNUAL MEETING FAQS

WHEN AND WHERE IS THE ANNUAL MEETING?

The 2024 Annual Meeting of Shareholders will be held at the Texas Roadhouse Support Center located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 on Thursday, May 16, 2024 at 9:00 a.m. eastern daylight time.

WHO CAN ATTEND THE ANNUAL MEETING?

The Annual Meeting is open to all shareholders.  If you wish to attend the Annual Meeting, please contact our Investor Relations Department at investment@texasroadhouse.com or (502) 426-9984.

WHO IS SOLICITING MY PROXY?

The Company’s Board is soliciting your proxy in connection with the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means.

WHO IS ENTITLED TO VOTE?

Only shareholders of record at the close of business on March 18, 2024 will be entitled to vote at the Annual Meeting.

WHAT CONSTITUTES A QUORUM?

The presence in person or by proxy of the holders of a majority of the shares of common stock issued and outstanding on the record date will constitute a quorum for the transaction of business at the Annual Meeting.

HOW DO I VOTE?

If you are entitled to vote, then you may cast your vote in accordance with any of the following options:

-	Online, by going to the website shown on your proxy card;

-	By touch-tone telephone from the United States, using the toll-free number on the proxy card;

-	By mail by promptly completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope; or

-	In person, by revoking your proxy and attending the Annual Meeting.

Telephone and Internet Voting facilities for Shareholders of record will close on 11:59 p.m. eastern daylight time on May 15, 2024.

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes, you may revoke your proxy at any time before the closing of the polls at the Annual Meeting by voting at a later date by one of the methods described on the proxy card or by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Christopher C. Colson, the Chief Legal and Administrative Officer and Corporate Secretary of the Company, at the Company’s main office address located at 6040 Dutchmans Lane, Louisville, Kentucky 40205 at any time before the Annual Meeting.

You can also revoke proxies by delivering a duly executed proxy bearing a later date to the inspector of election at the Annual Meeting before the close of voting or by attending the Annual Meeting and voting in person. You may attend the Annual Meeting even though you have executed a proxy, but your presence at the Annual Meeting will not automatically revoke your proxy.

WHAT IS A BROKER NON-VOTE?

Under rules of the New York Stock Exchange, matters subject to shareholder vote are classified as “routine” or “non-routine.” In the case of routine matters, brokers may vote shares held in “street name” in their discretion if they have not received voting instructions from the beneficial owner.

In the case of non-routine matters, brokers may not vote shares unless they have received voting instructions from the beneficial owner; therefore, it is important that you complete and return your proxy early so that your vote may be recorded.

WHAT ITEMS WILL BE VOTED ON AND WHAT ARE THE RECOMMENDATIONS OF THE BOARD?

The Board is requesting that shareholders vote on the following seven proposals at the Annual Meeting and makes the following recommendations with respect to each proposal:

-	Proposal 1: To elect nine directors to the Board of Directors of the Company, each for a term of one year.

Recommendation: “FOR”

-	Proposal 2: To ratify the appointment of KPMG LLP as the Company’s independent auditors for the Company’s 2024 fiscal year.

Recommendation: “FOR”

-	Proposal 3: An advisory vote on executive compensation.

Recommendation: “FOR”

-	Proposal 4: To amend the Company’s Amended and Restated Certificate of Incorporation to remove Class B shares.

Recommendation: “FOR”

-	Proposal 5: To amend the Company’s Amended and Restated Certificate of Incorporation to provide for exculpation of our officers as permitted by Delaware law

Recommendation: “FOR”

-	Proposal 6: To amend the Company’s Bylaws to reduce the ownership percentage required for shareholders to request a special meeting of shareholders from 50% to 25%.

Recommendation: “FOR”

-	Proposal 7: An advisory vote on a shareholder proposal regarding the issuance of a climate report and to set reduction targets by the Company, if properly presented at the Annual Meeting.

Recommendation: “AGAINST”

WHO PAYS FOR THE PROXY SOLICITATION?

The cost of solicitation of proxies being solicited on behalf of the Board will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or by other means by our directors, officers or employees, who receive no additional compensation for these solicitation activities. We will, upon request, reimburse brokerage houses and persons holding common stock in the names of their nominees for their reasonable out-of-pocket expenses in sending materials to their principals.

WHO COUNTS THE VOTES?

Computershare, the transfer agent for the Company, will count the votes and will serve as the independent inspector of election at the Annual Meeting.

WHERE DO I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

Results of the vote held at the Annual Meeting will be included on a Form 8-K which is expected to be filed with the Securities and Exchange Commission within one business day after the date of the Annual Meeting.

WHO IS “BUBBA” AND WHY IS HE REFERENCED IN THE PROXY?

Bubba was the nickname of W. Kent Taylor, the Company’s late founder, and is the namesake of our Bubba’s 33 restaurant concept. As used in Compensation Discussion and Analysis and in honor of Mr. Taylor, we use the headings “Bubba Who” (outlining our Named Executive Officers), “Bubba What” (outlining what we do and do not do from an executive compensation standpoint), and “Bubba How” (outlining our philosophy on executive compensation).

CORPORATE GOVERNANCE AND OUR BOARD

2023 CORPORATE GOVERNANCE OVERVIEW

The following is an executive summary of corporate governance activities for our 2023 fiscal year:

Meetings

We held 27 meetings of the Board and applicable committees comprised of (i) seven meetings of the Board, (ii) 12 meetings of the audit committee, (iii) four meetings of the compensation committee, and (iv) four meetings of the nominating and corporate governance committee.  Of the seven meetings of the Board, three were joint meetings among the Board, the compensation committee and/or the nominating and corporate governance committee.

New Board Member

On June 2, 2023, Wayne L. Jones was appointed to the Board as an independent director. In connection with the appointment, the Board desired to add a Board member with extensive restaurant industry experience. Mr. Jones was nominated as a non-employee director because of his chief executive and board of director experience as well as his extensive knowledge of the restaurant industry where he has over 40 years of experience in the industry.

On February 28, 2024, Jane Grote Abell was appointed to the Board as an independent director. In connection with the appointment, the Board desired to add a Board member with extensive restaurant industry experience. Ms. Abell was nominated as a non-employee director because of her executive and board experience as well as her extensive knowledge of the restaurant industry where she has over 30 years of experience in the industry.

Board Composition

2023

In 2023, the Board consisted of eight directors – seven of which are independent, as that term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The following is a breakdown of committee membership and leadership during the 2023 fiscal year:

1)
Chairman of the Board: Gregory N. Moore

2)
Audit Committee:  Donna E. Epps (Chair); Michael A. Crawford; Wayne L. Jones; Gregory N. Moore; Curtis A. Warfield; and James R. Zarley.  Kathleen M. Widmer also served on the Audit Committee for a portion of the 2023 fiscal year.

3)
Compensation Committee: James R. Zarley (Chair); Michael A. Crawford; Donna E. Epps; Wayne L. Jones; Gregory N. Moore; Curtis A. Warfield; and Kathleen M. Widmer

4)
Nominating and Corporate Governance Committee: Curtis A. Warfield (Chair); Michael A. Crawford; Donna E. Epps; Wayne L. Jones; Gregory N. Moore; Kathleen M. Widmer; and James R. Zarley

2024

The Board currently consists of nine directors – seven of which are independent, as that term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission. The following is a breakdown of current committee membership and leadership:

1)
Chairman of the Board: Gregory N. Moore

2)
Audit Committee:  Donna E. Epps (Chair); Michael A. Crawford; Wayne L. Jones; Gregory N. Moore; and Curtis A. Warfield

3)
Compensation Committee: Michael A. Crawford (Chair); Gregory N. Moore; and Kathleen M. Widmer

4)
Nominating and Corporate Governance Committee: Curtis A. Warfield (Chair); Donna E. Epps; Wayne L. Jones; and Kathleen M. Widmer

Compensation Philosophy

With respect to each non-employee director’s 2023 fiscal year service, each non-employee director received a fixed cash amount for serving on the Board, together with additional compensation relating to leadership positions on the Board and/or on any Board committee. Additionally, the Chairman of the Board received an annual grant of service based restricted stock units equal to $313,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares, while each remaining non-employee director received an annual grant of service based restricted stock units equal to $223,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares.

Similar to our compensation philosophy for our executive officers, we believe that issuing service based restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director’s compensation lies in the value of the service based restricted stock units granted, the non-employee directors are motivated to continually improve the Company’s performance in the hope that the performance will be reflected by the stock price on the vesting date of their service based restricted stock units. Moreover, we believe that the service based restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the service based restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

Cap on Total Compensation

The total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any equity granted to such non-employee director in that fiscal year. This cap on Board total compensation is included in the Company’s 2021 Long-Term Incentive Plan.

Mandatory Retirement Age for Board Service

In November 2019, the Board and the nominating and corporate governance committee determined that it is advisable and in the best interest of the Company to establish a mandatory retirement age for the non-employee directors on the Board. In furtherance of the foregoing, in no event shall any non-employee be elected, re-elected, and/or appointed to the Board if such non-employee is 75 years or older at the time of such election, re-election, and/or appointment; provided, however, any director who began serving on the Board prior to 2006 shall be permitted to be re-elected to the Board so long as they are not 80 years or older at the time of such re-election.

In furtherance of this policy, Mr. Zarley is being nominated for re-election for the last time at the Annual Meeting.  Mr. Zarley is our longest tenured member of the Board, being appointed to the Board in 2004 as a part of the Company’s initial public offering. He was appointed to the Board because of his chief executive and information technology experience in developing industries, his technology experience, and his transactional experience.  During his time on the Board, he has continued to serve on each of the three committees of the Board and has provided both formal and informal mentorship and leadership, most recently as the chairperson of the compensation committee. The Company thanks Mr. Zarley for his almost 20 years of service to the Board and the tremendous value that he has brought to the Company during his tenure, including during key transitional moments in the Company’s history (specifically following the sudden passing of our founder Kent Taylor).

Shareholder Engagement

During 2023, management of the Company interacted with shareholders owning approximately 65% of the outstanding shares of the Company as of the end of fiscal year 2023.  These interactions ranged from one-on-one phone/video calls, face-to-face meetings at investor conferences, video calls during virtual non-deal roadshows, participants listening to virtual fireside chats between members of management and sell-side analysts, and conversations with stewardship teams regarding corporate governance.

Director Summary Overview

OUR DIRECTOR NOMINEES
				Committee Membership
		Director	Independent
Nominee	Age	Since	(Y/N)	A	C	N
Jane Grote Abell	57	2024	Y
Michael A. Crawford	56	2020	Y	○	●
Donna E. Epps	60	2021	Y	●		○
Wayne L. Jones	65	2023	Y	○		○
Gregory N. Moore	74	2005	Y	○	○
Gerald L. Morgan	63	2021	N	N/A	N/A	N/A
Curtis A. Warfield	56	2018	Y	○		●
Kathleen M. Widmer	62	2013	Y		○	○
James R. Zarley	79	2004	N

A (Audit Committee)	C (Compensation Committee)	N (Nominating and Corporate Governance Committee)
Chairperson Committee Member

Director Summaries

Jane Grote Abell	Business Experience:

Director Since: 2024

Age: 57

Board Committees / Leadership:

None.

Public Boards: None

Favorite Texas Roadhouse Food Item:

Herb Crusted Chicken, Baked Potato and Steamed Vegetables with the World Famous Texas Roadhouse Rolls

Ms. Abell is a founding family member, Executive Chairwoman of the Board of Directors, and Chief Purpose Officer for Donatos Pizza and Jane’s Dough Premium Foods, all positions she has held since 2010.  At Donatos, Ms. Abell previously held the title of Chief Operations Officer, Chief People Officer, and President. She also previously served as Senior Vice President of Business Development for Donatos where she led growth for franchising and development during the period of time in which Donatos was owned by the McDonald’s corporation.

Reason for Nomination:

Ms. Abell is being nominated as a non-employee director because of her executive and board experience as well as her extensive knowledge of the restaurant industry where she has over 30 years of experience in the industry. As a result of these and other professional experiences, Ms. Abell possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Michael A. Crawford	Business Experience:

Director Since: 2020

Age: 56

Board Committees / Leadership:

Audit Committee and Compensation Committee; Chairperson of Compensation Committee

Public Boards:

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV)

Favorite Texas Roadhouse Food Item:

6oz Filet and Grilled Shrimp

Mr. Crawford is currently serving as Chairman of the Board, President and Chief Executive Officer for Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV), including Hall of Fame Village, Hall of Fame Village Media and Gold Summit Gaming divisions, which he joined in December 2018.  Hall of Fame Resort & Entertainment Company is a sports, entertainment, and media enterprise headquartered in Canton, Ohio which was established in 2020 as a result of a merger between HOF Village, LLC, a partnership between the Pro Football Hall of Fame and Industrial Realty Group (IRG) which began in 2016 and Gordon Pointe (GPAQ) Acquisition Corp. From 2014 to 2018, Mr. Crawford held numerous executive positions with the Four Seasons Hotels and Resorts Company, starting as the President of Asia Pacific and subsequently becoming Global President of Portfolio Management. While at Four Seasons, he was responsible for business and capital planning, along with the design and construction of all new Four Seasons Hotels and Resorts worldwide. Prior to Four Seasons, Mr. Crawford spent almost 25 years at the Walt Disney Company (NYSE: DIS) where he rose to Senior Vice President and General Manager of Shanghai Disney Resort and President of Shanghai’s Walt Disney Holdings Company.

Reason for Nomination:

Mr. Crawford is being nominated as a non-employee director because of his chief executive experience, his hospitality and international experience, and his strategic planning experience. As a result of these and other professional experiences, Mr. Crawford possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Donna E. Epps	Business Experience:

Director Since: 2021

Age: 60

Board Committees / Leadership:

Audit Committee and Nominating & Corporate Governance Committee; Chairperson of Audit Committee

Public Boards:

Saia, Inc. (NASDAQ: SAIA) Texas Pacific Land

Corporation (NYSE: TPL)

Favorite Texas Roadhouse Food Item:

Fall-Off-The-Bone Ribs

Ms. Epps is a certified public accountant licensed in the State of Texas who previously served in various capacities at Deloitte LLP for over 31 years, including over 17 years of focus on providing attest services to private and public companies across industries including distribution, commercial and industrial products, energy, technology, and telecommunications. Following her retirement from Deloitte in 2017, Ms. Epps serves as an independent director for Saia, Inc. (NASDAQ: SAIA), a transportation company that predominantly transports less-than-truckload shipments across 45 states but also offers a wide range of other services, including non-asset truckload, expedited transportation and logistics services across North America, where she is a member of the Audit Committee and Nominating and Corporate Governance Committee. Ms. Epps also serves as an independent director for Texas Pacific Land Corporation (NYSE: TPL), one of the largest landowners in the state of Texas with approximately 900,000 acres of land located in 19 counties of West Texas, where she serves as Audit Committee Chairperson and is a member of the Nominating and Corporate Governance Committee.

Reason for Nomination:

Ms. Epps is being nominated as a non-employee director because of her extensive audit, risk, financial and accounting experience and her extensive board experience. As a result of these and other professional experiences, Ms. Epps possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Wayne L. Jones	Business Experience:

Director Since: 2023

Age: 65

Board Committees / Leadership:

Audit Committee and Nominating & Corporate Governance Committee

Public Boards: None

Favorite Texas Roadhouse Food Item:

Ribeye, Loaded Baked Potato and Rattlesnake Bites with the World Famous Texas Roadhouse Rolls

Mr. Jones has over 40 years of experience in the restaurant industry, where his career spans several well-respected brands, including BJ’s Restaurants, P.F. Chang’s, Anthony’s Coal Fired Pizza and The Cheesecake Factory.  Most recently, Mr. Jones served as the Chief Executive Officer of Anthony’s Coal Fired Pizza from 2017 until his retirement in 2020. In addition to his executive level experience, Mr. Jones served on the Board of Directors as an independent director at Craftworks Restaurants from 2015 to 2018.

Reason for Nomination:

Mr. Jones is being nominated because of his chief executive and board of director experience as well as his extensive knowledge of the restaurant industry where he has over 40 years of experience in the industry.

Gregory N. Moore	Business Experience:

Director Since: 2005

Age: 74

Board Committees / Leadership:

Audit Committee and Compensation Committee; Chairman of the Board

Public Boards:

Newegg Commerce, Inc. (NASDAQ: NEGG)

Favorite Texas Roadhouse Food Item:

Texas Size Combo of 6oz Filet and Fall-Off-The Bone Ribs

Mr. Moore served as the Senior Vice President and Controller of Yum! Brands, Inc. until he retired in 2005. Yum! Brands is the worldwide parent company of Taco Bell, KFC, and Pizza Hut. Prior to becoming Yum! Brands’ Controller, Mr. Moore was the Vice President and General Auditor of Yum! Brands. Before that, he was with PepsiCo, Inc. and held the position of Vice President, Controller of Taco Bell and Controller of PepsiCo Wines & Spirits International, a division of PepsiCola International. Before joining PepsiCo, he was an Audit Manager with Arthur Young & Company in its New York, New York and Stamford, Connecticut offices. Mr. Moore is a certified public accountant in the States of New York and California. In July 2011, Mr. Moore joined the board of Newegg Commerce, Inc. (NASDAQ: NEGG), an on-line retailer specializing in computer and computer-related equipment and serves as the Chair of the Audit Committee, and serves on both the Nominating and Corporate Governance and Compensation Committees.

Reason for Nomination:

Mr. Moore is being nominated as a non-employee director because of his extensive financial, accounting, and international experience as well as his experience in the restaurant industry. As a result of these and other professional experiences, Mr. Moore possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Gerald L. Morgan	Business Experience:
Director Since: 2021 Age: 63 Board Committees / Leadership: Company’s Chief Executive Officer Public Boards: None Favorite Texas Roadhouse Food Item: Dickie V Pizza from Bubba’s 33

Mr. Morgan is a 27-year veteran of Texas Roadhouse and has nearly 40 years of total foodservice experience, including with Bennigan’s and Burger King. His career with Texas Roadhouse began in 1997 as Managing Partner in Grand Prairie, Texas, which was store number 26 and the first in Texas. Mr. Morgan was named Managing Partner of the Year in 2001, which is the Company’s highest recognition. Mr. Morgan was promoted to Market Partner in 2001, where he oversaw and grew operations in Texas and Oklahoma. In 2014, Mr. Morgan was awarded the Texas Roadhouse Legends Award at the Company’s Managing Partner Conference. The following year, he was promoted to Regional Market Partner. Mr. Morgan was named Chief Executive Officer in 2021.  Mr. Morgan also previously served as President of the Company from December 2020 through January 2023.

Reason for Nomination:

Mr. Morgan is being nominated as an executive director because of his role as Chief Executive Officer of the Company, his knowledge of the restaurant industry and his in-depth knowledge of the Company. As a result of these and other professional experiences, Mr. Morgan possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Curtis A. Warfield	Business Experience:

Director Since: 2018

Age: 56

Board Committees / Leadership:

Audit Committee and Nominating & Corporate Governance Committee; Chairperson of Nominating & Corporate Governance Committee

Public Boards:

Talkspace, Inc.

(NASDAQ: TALK)

Favorite Texas Roadhouse Food Item:

Beef Tips, Mashed Potatoes and Gravy with the World Famous Texas Roadhouse Rolls

Mr. Warfield is a certified public accountant licensed in the Commonwealth of Kentucky and is currently the President and Chief Executive Officer of Windham Advisors LLC, a private equity and strategic advisory firm that offers innovative business solutions for companies in logistics, healthcare, and real-estate industries.   He served as part of the senior leadership team of Anthem, Inc. (NYSE: ANTM), one of the nation’s largest health insurers with over $100 billion in revenues from 2017 to 2019.  Previously he served in a variety of roles from 1997 to 2016 at HCA, the largest healthcare provider in the country. He began as the Chief Financial Officer of the Columbia Healthcare Network with a majority of his tenure serving as the Chief Executive Officer of NPAS, a healthcare services company.  In 2021, Mr. Warfield joined the board of Talkspace, Inc. (NASDAQ: TALK), a digital company which offers mental health treatment services. Mr. Warfield also served on the board of OneOncology, before the sale to Amerisource Bergen (NYSE:ABC) , a company that invests in and collaborates with community oncology practices and served as Chair of the Audit Committee.

Reason for Nomination:

Mr. Warfield is being nominated as a non-employee director because of his extensive financial and accounting experience, his executive management experience, and his information technology experience. As a result of these and other professional experiences, Mr. Warfield possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Kathleen M. Widmer	Business Experience:

Director Since: 2013

Age: 62

Board Committees / Leadership:

Compensation Committee, and Nominating & Corporate Governance Committee

Public Boards: None

Favorite Texas Roadhouse Food Item:

All American Burger

Ms. Widmer served as the Group President of North America and Latin America for Kenvue (NYSE:  KVUE), a position she held from May 2023 through her retirement in December 2023.  Previously, Ms. Widmer served as the Company Group Chairman for Consumer North America and Latin America with Johnson & Johnson Consumer Health (NYSE:  JNJ), a position she held from December 2018 through May 2023.  Prior to that position, she served as the President of the Johnson & Johnson Consumer OTC Division, which provides healthcare solutions through well-known and trusted over-the-counter medicines and products, a position she held from August 2015. She was previously with Johnson & Johnson for 21 years, until 2009, where she held numerous positions, including serving as Vice President, Marketing, McNeil Consumer Healthcare. Prior to re-joining Johnson & Johnson, she served as Executive Vice President and Chief Marketing Officer at Elizabeth Arden, Inc. (NASDAQ: RDEN), from 2009 to 2015, and was responsible for the global growth strategy and marketing execution of the Elizabeth Arden Brand. In 2017, she was appointed to the board of directors for the Wounded Warrior Project, a board position in which she served until 2023. She is a graduate of the U.S. Military Academy in West Point, New York, and served for five years as a U.S. Army officer.

Reason for Nomination:

Ms. Widmer is being nominated as a non-employee director because of her executive management experience, her extensive marketing experience in the retail sector, and her knowledge of the global retail industry. As a result of these and other professional experiences, Ms. Widmer possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

James R. Zarley	Business Experience:
Director Since: 2004 Age: 79 Board Committees / Leadership: None. Public Boards: None. Favorite Texas Roadhouse Food Item: 6oz Filet

Mr. Zarley served as Chairman, Chief Executive Officer and Chairman of the Board of Conversant, a single-source provider of media, technology and services across major interactive marketing channels which previously operated under the name ValueClick, Inc. (NASDAQ: CNVF), and was a member of Conversant’s board of directors from 1999 until his retirement in 2014. Mr. Zarley shaped the company into a global leader in online marketing solutions. Prior to joining Conversant, Mr. Zarley was Chief Operating Officer of Hiway Technologies, where he was a leading member of the management team that closed the merger with Verio in 1999. Prior to that, Mr. Zarley was Chairman and Chief Executive Officer of Best Internet until it merged with Hiway Technologies in 1998. Mr. Zarley also founded and later sold Quantech Information Services, now an ADP company. In addition, he spent 19 years at RCA in various senior management roles. Currently, he serves on the board of directors of multiple private companies.

Reason for Nomination:

Mr. Zarley is being nominated as a non-employee director because of his chief executive and information technology experience in developing industries, his technology experience, and his transactional experience. As a result of these and other professional experiences, Mr. Zarley possesses particular knowledge and experience that strengthens the Board’s collective qualifications, skills, and experience.

Meetings of the Board

The Board met on seven occasions and its standing committees (audit committee, compensation committee, and nominating and corporate governance committee) met on 20 occasions during our fiscal year ended December 26, 2023, which consistent of (i) 12 meetings of the audit committee, (ii) four meetings of the compensation committee, and (iii) four meetings of the nominating and corporate governance committee. Of the seven meetings of the Board, three were joint meetings among the Board, the compensation committee and/or the nominating and corporate governance committee. Each incumbent director attended at least 75% of the aggregate number of meetings of the Board and its committees on which such director served during his or her period of service in fiscal 2023. In addition, the Company expects all members of the Board to attend the Annual Meeting. All incumbent directors attended the 2023 annual meeting. Four regular Board meetings are currently scheduled for the 2024 fiscal year. Executive sessions of non-employee directors, without management directors or employees present, are typically scheduled in conjunction with each regularly scheduled Board meeting. The role of each standing committee is more fully described below.

Leadership Structure of the Board and Role of the Board in Strategy and Risk Oversight

Leadership Structure. The Board consists of seven independent directors, one non-independent non-employee director and one executive director. Following the passing of W. Kent Taylor, the Company’s founder and then Chairman of the Board and Chief Executive Officer of the Company, the Board named Gregory N. Moore as Chairman of the Board on March 19, 2021. Mr. Moore joined the Board in 2005 following the Company’s initial public offering in 2004. Until his appointment as Chairman of the Board, Mr. Moore had previously served as the Board’s Lead Independent director since the creation of that position in 2012. The responsibility and authority of the Lead Independent director are delineated in our Corporate Governance Guidelines, which can be found on the Company’s website at www.texasroadhouse.com. The Board determined that a separation of the duties and responsibilities of the Chairman of the Board from those of the Chief Executive Officer was appropriate during the transition following the death of the Company’s founder.  As more particularly described below, Mr. Morgan, the Company’s Chief Executive Officer, was appointed to the Board on June 15, 2021.

Role of the Board and Management. As more specifically described in our Corporate Governance Guidelines, the Company’s business is conducted by the officers and employees under the direction of the Chairman of the Company, and if there is no Chairman, then the Chief Executive Officer of the Company, and under the oversight of the Board.  In connection with the same, the Board’s role is to enhance the long-term value of the Company for its shareholders. The Board is elected annually by the Company’s shareholders to oversee management and the execution of the Company’s strategy, and to ensure that the long-term interests of the shareholders are being served. In order to fulfill these obligations, the Board is responsible for establishing broad corporate policies, setting and overseeing the Company’s strategic direction and overseeing the management of the Company.

Strategic Planning and Strategic Initiatives. In addition to and as part of the broad responsibilities described in the immediately preceding paragraph, the Board plays an instrumental oversight role in the strategic planning and initiatives of the Company to ensure that the appropriate processes, systems, and organizational infrastructure is in place to support and align all management teams and functions toward the execution of the Company’s mission, vision and purpose. The Board’s oversight role includes succession and organizational planning, human capital management, governance, corporate policy and process development, enterprise risk management, business planning and development, and capital structure and allocation.

As a part of this role, the Board reviews the Company’s strategy with management to ensure that the Company and the Board are aligned on the long-term goals and strategic initiatives of the Company. At every quarterly Board meeting, the Board and management conduct a strategic overview of one of the Company’s main restaurant brands (including the international business) and is continually updated throughout the year on the performance of each brand or business unit. Additionally, the Board conducts periodic reviews of the manner in which the Company is allocating its capital to ensure that the Board and the management of the Company are in agreement on how the Company is managing its asset portfolio. Finally, the Board provides direct oversight over certain other strategic initiatives or transactions implemented by the Company, including new store development, franchise acquisitions and development, international development, retail or other business development initiatives, and the Company’s share repurchase activities and dividend program (as applicable). The Board executes its strategic oversight responsibility directly and through its committees as more particularly described below.

Risk Oversight. The Board is also responsible for overseeing the Company’s risk management strategy, including the Company’s implementation of appropriate processes to administer day-to-day risk management. The Board executes its oversight responsibility directly and through its committees and is informed about risk management matters as part of its role in its general oversight and approval of corporate matters. The Board provides the Company’s management with clear guidance on the risks it believes face the Company, such as the matters disclosed as risk factors in the Company’s Annual Report on Form 10-K. Additionally, the Board has delegated certain risk management responsibilities to its audit committee and compensation committee.

Pursuant to the audit committee’s charter, the Board has authorized the audit committee to oversee the Company’s risk assessment and risk management practices, and disclosures, including, without limitation, the Company’s financial strategies, insurance plans, cyber risk, business continuity, and corporate sustainability. As a part of its oversight responsibilities and as more specifically discussed below, the audit committee evaluates the overall enterprise risk of the entire Company, as well as regularly and comprehensively reviews specific risk matters which have been identified by management. This includes a rotational review of the risks relating to specific departments within the Company. The Company’s internal auditors regularly report directly to the audit committee on the results of internal audits, the scope and frequency of which are based on comprehensive risk assessments which have been approved by the audit committee.

As a part of our enterprise risk management process and under the oversight of the audit committee, the Company has formed a series of subject matter risk committees that are composed of cross-functional leaders within the Company that specialize in specific areas of risk previously identified by the Company, which regularly meet and report their activities to the enterprise risk management (“ERM”) team. These subject matter risk committees focus on specific risks relating to business continuity / crisis management, food safety, responsible alcohol service, employment compliance, information governance (including data privacy compliance), vendor management, employee and guest safety, Americans with Disabilities Act (ADA) and corporate sustainability. The ERM team, consisting of our Chief Legal and Administrative Officer, Vice President of Finance, Associate General Counsel – Brand Protection, Vice President of Legendary People, Director of

Risk, Director of Internal Audit, and Program Director of Business Continuity and Data Privacy, meets regularly to identify emerging risk areas and key risk areas for the Company, and serves as a liaison between the subject matter risk committees and the executive risk committee described below.  Additionally, the ERM team conducts a periodic review of a risk register, including an in-depth focus on high priority risks, as well as evaluates the composition of existing subject matter risk committees and/or the potential need for the creation of new subject matter risk committees based on its review of the risk register and conducts a gap analysis with respect to the key risks identified on the Company’s risk register to the Company’s applicable lines of available insurance coverage. The risk register is reviewed with the audit committee and the executive risk committee. Finally, the Company has an executive risk committee consisting of the Named Executive Officers and the Vice Presidents of Operation for each of the Company’s three main concepts which meet throughout the year to determine risk priorities and make decisions on key areas of risk.

Additionally, as indicated above, the ERM team regularly updates the audit committee on the results of its risk management activities at least twice per year. Moreover, specific subject matter risk committees periodically report to the audit committee the risk-based initiatives being performed by the applicable risk committee. The audit committee is routinely advised of strategic, operational, financial, legal, data privacy, corporate sustainability, responsible alcohol service, and cybersecurity risks, and the audit committee reviews and is informed of specific activities to manage these risks, such as policies and procedures, insurance plans, indemnification obligations, and internal controls (as and if applicable).

Pursuant to the compensation committee’s charter, the Board has authorized the compensation committee to oversee the compensation programs for the Company’s executive officers and non-employee directors. The compensation committee, in fulfilling its oversight responsibilities, designs the compensation packages applicable to the Company’s executive officers and Board members. The compensation committee also periodically consults with management on the payments of bonuses and grants of stock awards to key employees.

The audit committee and the compensation committee jointly perform an annual risk assessment of our compensation programs for all employees to determine whether these programs encourage unnecessary or excessive risk taking. In conducting this review, each of our compensation programs is evaluated on a number of criteria aimed at identifying any incentive programs that deviate from our risk management objectives. Based on this review in 2023, both the audit committee and the compensation committee concluded that we have the right combination of rewards and incentives to drive company performance, without encouraging unnecessary or excessive risk taking by our employees. In connection with the foregoing, the Company has not established a system of incentives that is reasonably likely to lead to excessive or inappropriate risk taking by employees or create a risk reasonably likely to have a material adverse effect on the Company. Specifically, the audit and compensation committees identified the following components of our compensation programs that mitigate the likelihood of excessive risk taking to meet performance targets: equity incentive compensation in the form of restricted stock units; long term contracts and a financial buy-in requirement for restaurant management; a guaranteed base salary within our support center management personnel; minimums and maximums on profit sharing compensation within our support center management personnel; robust internal controls; operational focus on top line sales growth; and, a business model which focuses on a strong balance sheet, relatively low debt, prudent growth, and sustainable long-term profitability.

The Board’s oversight roles, including the roles of the audit committee and the compensation committee, allow the Board to effectively administer risk management policies while also effectively and efficiently addressing Company objectives. The Board expects to continue to involve Company management in its deliberations and decision-making in order to administer risk management policies effectively.

Cybersecurity.  In the course of our operations, the Company receives and maintains sensitive information from our guests, employees, partners and business operations.  To address cybersecurity threats to this information, the Company has used a risk-based approach to create and implement a detailed set of information security policies and procedures that are based on frameworks established by the National Institute of Standards and Technology.  The Company’s Head of Information Security leads the Company’s cybersecurity efforts under the direct oversight of our Chief Technology Officer. Together, these individuals have over 50 years of experience involving information technology, including security, auditing, compliance, systems and programming.  Additionally, the Company engages in the use of external cybersecurity experts for training, contingency planning, consultation and process documentation.

The Company has implemented detective and preventative controls designed to ensure the appropriate level of protection for the confidentiality, integrity and availability of data stored on or transferred through our information technology resources.  Additionally, we have a risk assessment process to identify risks associated with our use of third-party service providers and have implemented specific processes and controls designed to mitigate those identified risks. Both internal and third-party audits are performed routinely to verify that these controls are effective. Additionally, the Company has implemented trainings designed to provide best practices for protecting our network and systems, and also routinely leads exercises for employees to reinforce the risk and proper handling of targeted emails. The Company’s Head of Information Security is responsible for developing and implementing these controls and training exercises with support from our information technology department.

The Company’s enterprise risk management program has established an internal risk committee to evaluate information governance risks.  This committee comprises members of management of the Company’s information technology, human resources, marketing, accounting, risk, procurement, training, finance and legal functions, and is focused on performing risk assessments to identify areas of concern and implement appropriate changes to enhance its cybersecurity and privacy policies and procedures. The internal risk committee is informed of the Company’s risk prevention and mitigation efforts on at least a quarterly basis by the Head of Information Security. The committee is also briefed on detection and remediation of cybersecurity incidents in a timely manner following the detection of any potential events.

The Company has a crisis response team comprising senior members of various corporate functions to oversee the response to various crises including potential crises arising from cybersecurity incidents that may impact the Company and/or its vendor partners.  This team conducts regular tabletop exercises to simulate responses to cybersecurity incidents. To the extent there is a cybersecurity incident impacting the Company and/or a vendor partner, the crisis response team’s process would be to ensure that our Head of Information Security and Chief Technology Officer are informed immediately and that the potential impact of the incident and remedial measures arising from the incident are communicated to the executive officers of the Company.

The Board has authorized the audit committee to oversee the Company’s risk assessment and risk management practices and strategies.  This delegation includes maintaining responsibility for overseeing the Company’s enterprise risk management program.  As a part of this oversight role, the audit committee receives regular updates from management on cybersecurity and privacy risks impacting the Company, which includes benchmarking these risks versus the industry.  Our Board members also engage in ad hoc conversations with management on cybersecurity-related news events, receive training specific to cybersecurity risks and threats and regularly discuss any updates to our cybersecurity risk management and strategy programs.

Corporate Sustainability. The Board and the Company take great pride in our corporate sustainability program and our appreciation for, and commitment to, our employees and for the communities in which we serve. Our commitment is evident from our passion and history of dedication to corporate citizenship, diversity, and the manner in which we often consider sustainability as part of our strategy, operating model and overall decision-making process. This commitment also includes the continued execution of our existing corporate sustainability activities, as well as the identification of future opportunities. We actively pursue opportunities and partnerships that help conserve resources, reduce waste, and have a positive impact on our communities, as well as partner with other organizations and source products from suppliers who share our commitment to corporate sustainability. As a result, the Board reviews the Company’s corporate sustainability initiatives as a part of their oversight role of the Company’s business strategy and risk management. In particular, the Board receives periodic updates, at least annually, of our corporate sustainability initiatives from management. The Company also includes an update on some of these initiatives in the Company’s Annual Report.

Additionally and as described above, risks relating to corporate sustainability are managed by the Company as a part of the Company’s enterprise management program and under the oversight of the audit committee.  In connection with the same, the Company has established an internal subject matter risk committee to evaluate environmental, social and governance matters. This committee is comprised of members of management from the Company’s legal, human resources, communications, procurement, investor relations, and financial reporting functions.  At least annually, the corporate sustainability risk committee reports to the audit committee of the risk-based initiatives being performed by the committee.

In 2017, we released our initial corporate sustainability report which outlined the four core pillars of our corporate sustainability efforts: Food, Community, Employees, and Conservation.  Our goal is to update our corporate sustainability report annually. The current report is available on the Company’s website at www.texasroadhouse.com. Unless specifically referenced in this proxy statement, the content posted on, or accessible through, our website is not incorporated by reference into this proxy statement or any of our filings with the Securities and Exchange Commission (the “SEC”) and may be revised by us (in whole or in part) at any time and from time to time.

Committees of the Board

The Board has three standing committees:

(i)the audit committee;

(ii)the compensation committee; and

(iii)the nominating and corporate governance committee.

The Board has adopted a written charter for each of these committees, which sets out the functions and responsibilities of each committee. The charters of these committees are available in their entirety on our website at www.texasroadhouse.com. Please note, however, that the information contained on the website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

Audit Committee.  As described in its charter, the primary purpose of the audit committee is to assist the Board in fulfilling its oversight responsibility relating to:

(i)	the integrity of the Company’s consolidated financial statements;

(ii)	the Company’s risk assessment and risk management practices and strategies;

(iii)	the Company’s compliance with legal and regulatory requirements;

(iv)	the independence and performance of the Company’s internal and external auditors; and

(v)	the Company’s internal controls and financial reporting practices.

The audit committee is also directly responsible for the following: (a) pre-approves all audit and permitted non-audit related services provided by our independent auditors (which can be found on the Company’s website at www.texasroadhouse.com), (b) the appointment, compensation, retention, and oversight of the Company’s independent auditors, and (c) periodically reviews the Company’s independent auditors. In connection with the audit committee’s appointment of the Company’s independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation.

The audit committee reviews all of the Company’s earning press releases, Quarterly and Annual Reports on Form 10-Q and Form 10-K, respectively, prior to filing with the SEC, and such other applicable financial disclosure documents (as and if applicable). The audit committee is also responsible for producing an annual report on its activities for inclusion in this proxy statement. The Board evaluated the credentials of and designated Ms. Epps and Messrs. Moore and Warfield as audit committee financial experts. The audit committee met 12 times during fiscal year 2023, which were comprised of six regular meetings of the audit committee and six meetings solely related to the audit committee’s review of the Company’s quarterly earnings release and filings with the SEC.  During the 2023 fiscal year, the audit committee was comprised of Ms. Epps and Messrs. Crawford, Jones, Moore, Warfield, and Zarley.  Ms. Widmer also served on the audit committee for a portion of the 2023 fiscal year until she stepped down from the committee in May 2023. During the 2024 fiscal year, the audit committee is comprised of Ms. Epps and Messrs. Crawford, Jones, Moore, and Warfield.  Ms. Epps currently serves as the chairperson of the audit committee and was the chairperson of the audit committee during the 2023 fiscal year.  All of the current members of the audit committee are “independent,” as that term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes-Oxley Act of 2002 and the rules adopted by the SEC, and all members of the audit committee during the 2023 fiscal year were “independent” under such applicable rules.

Compensation Committee.  As described in its charter, the compensation committee:

(i)assists the Board in fulfilling its responsibilities relating to the design, administration and oversight of employee compensation programs and benefit plans of the Company’s executive officers;

(ii)discharges the Board’s duties relating to the compensation of the Company’s executive officers and non-employee directors; and

(iii)reviews the performance of the Company’s executive officers.

The compensation committee is also responsible for reviewing and discussing with management the “Compensation Discussion and Analysis” in this proxy statement and recommending its inclusion in this proxy statement to the Board, as well as performing the other duties and responsibilities described in its charter. The compensation committee met four times during fiscal year 2023.  During the 2023 fiscal year, the compensation committee was comprised of Mss. Epps and Widmer and Messrs. Crawford, Jones, Moore, Warfield, and Zarley. During the 2024 fiscal year, the compensation committee is comprised of Messrs. Crawford and Moore, and Ms. Widmer.  Mr. Crawford currently serves as the chairperson of the compensation committee, but Mr. Zarley served as the chairperson of the compensation committee during the fiscal year 2023. All of the current members of the compensation committee are “independent” under all applicable rules, including the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and the requirements of the SEC, and all members of the compensation committee during the 2023 fiscal year were “independent” under such applicable rules.

Nominating and Corporate Governance Committee.  As described in its charter, the nominating and corporate governance committee assists the Board in:

(i)identifying potential candidates for consideration in the event of vacancy on the Board and/or the Board determines that a new director is necessary and screen individuals qualified to become members of the Board consistent with the nominating and corporate governance committee’s screening guidelines and criteria;

(ii)if a vacancy on the Board occurs, making recommendations to the Board regarding the selection and approval of the candidate to fill such vacancy either by election by the Company’s shareholders or appointment by the Board;

(iii)reviewing the qualifications and independence of, approving the nominations of, and recommending to the Board those persons to be nominated for membership on the Board and presented for shareholder approval at the annual meeting;

(iv)developing and recommending to the Board a set of corporate governance principles; and

(v)periodically reporting to the Board the status of succession planning for senior management, including guidance regarding succession in the event of an emergency or the retirement of the executive officers and the identification and evaluation of potential successors to the executive officers and other members of senior management.

Additionally, the nominating and corporate governance committee annually conducts on the Board’s behalf a confidential self-assessment. As a part of the annual self-assessment, each director provides, without limitation, an assessment on the effectiveness and functionality of the Board. Each director completes an assessment form and sends it to the chairperson of the nominating and corporate governance committee, who compiles the results and presents them to the Board. In connection with such self-assessment process and the preparation of the Company’s D&O Questionnaires, the nominating and corporate governance committee, together with the Chairman of the Board, evaluate each director’s upcoming professional responsibilities to determine the committees on which such non-employee directors will serve and to evaluate each director’s ability to perform its duties as set forth in the Company’s corporate governance guidelines.

The nominating and corporate governance committee routinely evaluates the size and composition of the Board and the variety of professional expertise represented by the Board members in relation to the Company’s business. To assist in this process, the nominating and corporate governance committee has identified certain interpersonal skills and professional skills desirable for some and/or all of the directors on the Board. The interpersonal skills are personal attributes that each director should possess and include ethics and integrity, leadership skills, negotiation skills, and crisis management skills.  The professional skills are an assessment of governance and industry-based skill areas which should be held collectively by the Board but not necessarily by each director and contain skills relating to (i) financial, risk, and compliance skills, (ii) governance and management skills, and (iii) sector and industry specific skills.  As a part of its review of those persons to be nominated for membership on the Board at the Annual Meeting, the nominating and corporate governance committee takes a holistic view of the Board to strive to have a diverse Board in terms of core skills, industry experience, tenure and other diversity characteristics.

The nominating and corporate governance committee met four times during fiscal year 2023.  During the 2023 fiscal year, the nominating and corporate governance committee was comprised of Mss. Epps and Widmer and Messrs. Crawford, Jones, Moore, Warfield, and Zarley. During the 2024 fiscal year, the nominating and corporate governance committee is comprised of Mss. Epps and Widmer and Messrs. Jones and Warfield. Mr. Warfield currently serves as the chairperson of the nominating and corporate governance committee and was the chairperson of the nominating and corporate governance committee during the 2023 fiscal year.  All of the current members of the nominating and corporate governance committee are “independent” under all applicable rules, including the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and the requirements of the SEC, and all members of the nominating and corporate governance committee during the 2023 fiscal year were “independent” under such applicable rules.

Policy Regarding Consideration of Candidates for Director

Shareholder recommendations for Board membership should include, at a minimum, the name of the candidate, age, contact information, present principal occupation or employment, qualifications and skills, background, last five years’ employment and business experience, a description of current or previous service as director of any corporation or organization, other relevant biographical information, and the nominee’s consent to service on the Board. Under the Company’s bylaws, in order for a shareholder nominee to be eligible for election or reelection as a director of the Company, such shareholder nominee will be required to (i) complete and deliver a detailed questionnaire in the form that current non-employee directors and executive officers of the Company complete, and (ii) complete and deliver a signed written representation and agreement in the form that current non-employee directors and executive officers of the Company have completed providing that such proposed nominee (A) is not and will not become a party to (a) any transaction, agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (b) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any transaction, agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, payment, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Company, (C) in such proposed nominee’s individual capacity, would be in compliance, if elected as a director, and will comply with applicable law (including applicable fiduciary duties under state law), stock exchange listing standards and publicly disclosed corporate governance, ethics, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Company, and any other Company policies and guidelines applicable to directors, (D) intends to serve a full term if elected as a director and (E) will provide facts, statements and other information in all communications with the Company and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading.

The nominating and corporate governance committee may consider such other factors as it may deem are in the best interest of the Company and its shareholders. The Board has adopted corporate governance guidelines which provide that, if and when the Board determines that it is necessary or desirable to add or replace a director, the nominating and corporate governance committee will seek diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company’s business), when evaluating potential nominees. The manner in which the nominating and corporate governance committee evaluates a potential nominee will not differ based on whether the nominee is recommended by a shareholder of the Company.

The Company currently retains a corporate recruiter to assist in identifying candidates for open positions at the Company. Upon request, this recruiter also assists in identifying and evaluating candidates for director.  While the Company does not routinely pay an additional fee for this service, based on the recent additions to our Board described below, we have paid certain amounts to a corporate recruiter for their assistance in our nationwide searches.

On June 2, 2023, the nominating and corporate governance committee recommended to the Board that the number of directors be increased by one and that Mr. Jones be appointed to the Board as an independent director; the Board approved this recommendation. In connection with the appointment, the Board desired to add a Board member with extensive restaurant industry experience. Mr. Jones was referred to the nominating and corporate governance committee by our corporate recruiter following a nationwide search. Following his referral, Mr. Jones met extensively with management of the Company and our existing members of the Board prior to the nominating and corporate governance committee’s decision to recommend his appointment. Mr. Jones was nominated as a non-employee director because of his chief executive and board of director experience as well as his extensive knowledge of the restaurant industry where he has over 40 years of experience in the industry.

Additionally, on February 28, 2024, the nominating and corporate governance committee recommended to the Board that the number of directors be increased by one and that Ms. Abell be appointed to the Board as an independent director; the Board approved this recommendation. In connection with the appointment, the Board desired to add a Board member with extensive restaurant industry experience. Ms. Abell was referred to the nominating and corporate governance committee by our corporate recruiter following a nationwide search. Following her initial referral for service as a director, Ms. Abell met extensively with management of the Company and our existing members of the Board prior to the nominating and corporate governance committee’s decision to recommend her appointment.  Ms. Abell was nominated as a non-employee director because of her executive and board experience as well as her extensive knowledge of the restaurant industry where she has over 30 years of experience in the industry.

As discussed above, the Board seeks diverse candidates, taking into account diversity in all respects (including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company’s business), when evaluating potential nominees. The chart below illustrates the composition of our Board nominees by gender, racial diversity, tenure, and core skills:

BOARD DIVERSITY MATRIX AS OF MARCH 1, 2024
Total Number of Directors			9
			Female	Male	Non-Binary	Did Not Disclose
Part 1: Gender Identity
Directors			3	6	—	—
Part 2: Demographic Background
African American or Black			—	1	—	—
Alaskan Native or Native American			—	—	—	—
Asian			—	—	—	—
Hispanic or Latinx			—	—	—	—
Native Hawaiian or Pacific Islander			—	—	—	—
White			3	5	—	—
Two or More Races or Ethnicities			—	—	—	—
LGBTQ+			—	—	—	—
Did Not Disclose Demographics			—	—	—	—
			1 – 5	6 – 10		>10
			Years	Years		Years
Part 3: Tenure
Directors			5	1		3
	Restaurant	Hospitality/Retail	International	Finance/Risk		Technology
Part 4: Core Skills
Directors	4	6	3	4		2

Compensation of Directors

As further discussed in the “Compensation Discussion and Analysis,” the compensation committee and management of the Company did not utilize specific market targets when establishing the compensation for the non-employee directors but utilized Equilar (the Company’s external executive and director compensation database aggregator) to review non-director compensation of peer companies as a reference to establish non-director compensation. This review was used in establishing the fixed dollar amount on service based restricted stock units granted to our non-employee directors more particularly described below. Similar to our compensation philosophy for our executive officers, we believe that issuing service based restricted stock units to our non-employee directors aligns their interests with those of our shareholders. Specifically, since the bulk of each non-employee director’s compensation lies in the value of the service based restricted stock units granted, the non-employee directors are motivated to continually improve the Company’s performance in the hope that the performance will be reflected by the stock price on the vesting date of their service based restricted stock units. Moreover, we believe that the service based restricted stock unit awards drive director alignment with maximizing shareholder value because the value of the service based restricted stock units varies in response to investor sentiment regarding overall Company performance at the time of vesting.

As described more fully below, the following table summarizes the total compensation earned for fiscal year 2023 for each of the non-employee directors.

2023 Director Compensation Table
			Grant Date
	Fees Earned		Fair Value of
	or Paid in		Stock Awards
Name	Cash ($)		($)(1)		Total ($)
Michael A. Crawford	59,000		224,448		283,448
Donna E. Epps	84,000	(2)	224,448		308,448
Wayne L. Jones	33,597		131,292	(3)	164,889
Gregory N. Moore	134,000	(4)	308,616		442,616
Curtis A. Warfield	69,000	(5)	224,448		293,448
Kathleen M. Widmer	53,167	(6)	224,448		277,615
James R. Zarley	69,000	(7)	224,448		293,448

(1)	The compensation committee agreed that with respect to (i) the Chairman of the Board’s 2023 fiscal year service, he received an annual grant of service based restricted stock units equal to $313,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares; and (ii) for each remaining non-employee director’s 2023 fiscal year service, each received an annual grant of service based restricted stock units equal to $223,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Except as more particularly described below in footnote (3) for Mr. Jones, all service based restricted stock units described in this paragraph were granted on January 8, 2023 and vested on January 8, 2024 in accordance with the terms of a previously approved restricted stock unit agreement.

For the service based restricted stock units described in footnote (1) (other than for Mr. Jones), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $93.52 for the grants to the non-employee directors. Using the formula described in the immediately foregoing paragraph of footnote (1), Mr. Moore, as Chairman of the Board, was granted 3,300 service based restricted stock units for his 2023 fiscal year service, and each remaining non-employee director (other than Mr. Jones) was granted 2,400 service based restricted stock units for their respective 2023 fiscal year service. The amounts listed above represent the grant date fair value determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”) of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2023. No other equity awards were granted to the non-employee directors during the period of time covered by this table. The Company cautions that the amounts reported in the Director Compensation Table for these awards may not represent the amounts that the non-employee directors will actually realize from the awards. Whether, and to what extent, a non-employee director realizes value will depend on fluctuation in the Company’s stock price and the non-employee director’s continued service on the Board.

Additionally, the total compensation for any non-employee director may not exceed $500,000, which amount shall be calculated by adding (i) the total cash compensation to be paid for services rendered by a non-employee director in any given fiscal year to (ii) the grant date value of any equity granted to such non-employee director in that fiscal year.  This cap on Board total compensation is included in the Company’s 2021 Long-Term Incentive Plan.

(2)	This amount includes the $25,000 annual fee for serving as the chairperson of the audit committee.

(3)	Upon Mr. Jones’s appointment to the Board on June 2, 2023, he was granted 1,200 service based restricted stock units, which represents the prorated amount of service based restricted stock units granted to the other non-employee directors on January 8, 2023 as described in footnote (1) above. The fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the grant, which was $109.41 for the grant to Mr. Jones. These service based restricted stock units vested on January 8, 2024.

(4)	This amount includes the $75,000 annual fee for serving as the Chairman of the Board.

(5)	This amount includes the $10,000 annual fee for serving as the chairperson of the nominating and corporate governance committee.

(6)

This amount includes a prorated amount of the annual fee for serving as a member of the audit committee for the period of time in which Ms. Widmer served on the audit committee during the 2023 fiscal year.

(7)	This amount includes the $10,000 annual fee for serving as the chairperson of the compensation committee.

The compensation committee established that all non-employee directors would receive the following cash and stock compensation relating to their 2023 fiscal year service:

(i)	each non-employee director received a base fee of $35,000;

(ii)	the Chairman of the Board received a fee of $75,000;

(iii)	the chairperson of the audit committee received a fee of $25,000;

(iv)	the chairperson of the compensation committee received a fee of $10,000;

(v)	the chairperson of the nominating and corporate governance committee received a fee of $10,000;

(vi)	each member of the audit committee received a fee of $10,000;

(vii)	each member of the compensation committee received a fee of $7,000;

(viii)	each member of the nominating and corporate governance committee received a fee of $7,000;

(ix)	the non-employee directors no longer received a fee for meeting attendance;

(x)	the Chairman of the Board received an annual grant of service based restricted stock units equal to $313,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares; and

(xi)	each remaining non-employee director received an annual grant of service based restricted stock units equal to $223,000 divided by the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares.

Additionally, the compensation committee established that all non-employee directors will receive the following cash and stock compensation relating to their 2024 fiscal year service:

(i)	each non-employee director will receive a base fee of $35,000;

(ii)	the Chairman of the Board will receive a fee of $75,000;

(iii)	the chairperson of the audit committee will receive a fee of $25,000;

(iv)	the chairperson of the compensation committee will receive a fee of $10,000;

(v)	the chairperson of the nominating and corporate governance committee will receive a fee of $10,000;

(vi)	each member of the audit committee will receive a fee of $10,000;

(vii)	each member of the compensation committee will receive a fee of $7,000;

(viii)	each member of the nominating and corporate governance committee will receive a fee of $7,000;

(ix)	the non-employee directors will not receive a fee for meeting attendance;

(x)	the Chairman of the Board will receive an annual grant of restricted stock units equal to $320,000 divided by the closing sales price on January 7, 2024 on the Nasdaq Global Select Market, with such quotient being rounded up or down to the nearest 100 shares, which was $118.30. These restricted stock units were granted on January 8, 2024 and will vest on January 8, 2025. Based on the foregoing, the Chairman of the Board received 2,700 service based restricted stock units for his 2024 fiscal year service; and

(xi)	each remaining non-employee director will receive an annual grant of restricted stock units equal to $230,000 divided by the closing sales price on January 7, 2024 on the Nasdaq Global Select Market, with such quotient being rounded up or down to the nearest 100 shares, which was $118.30. These restricted stock units were granted on January 8, 2024 and will vest on January 8, 2025. Based on the foregoing, each remaining non-employee director (other than Ms. Abell) received 1,900 service based restricted stock units for their respective 2024 fiscal year service.

In connection with Ms. Abell’s appointment to the Board, on February 29, 2024, she was granted 1,300 service based restricted stock units, which represents the prorated amount of service based restricted stock units granted to the other non-employee directors as described above. The fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the grant, which was $147.77 for the grant to Ms. Abell. These service based restricted stock units will vest on January 8, 2025.

Code of Conduct

Company Code of Conduct.  The Board has approved and adopted a Code of Conduct that applies to all directors, officers and employees, including the Company’s principal executive officer and the principal financial officer. We are committed to Passion, Partnership, Integrity and Fun… All with Purpose! The Code of Conduct is our guide as we apply these core values in our treatment of our fellow employees and how we run our business.  Our Code of Conduct also encompasses our principles and practices relating to the ethical conduct of the Company’s business and commitment to complying with all laws affecting the Company’s business.

We take all reported concerns or possible violations of our Code of Conduct seriously and will promptly and thoroughly investigate each reported concern as confidentially as possible. The Code of Conduct establishes three separate ways in which any person may submit confidential and anonymous reports of suspected or actual violations of the Code of Conduct.  If an individual files a report, then the concerns will be directed to the appropriate personnel for investigation. We do not retaliate against any person who raises questions, reports concerns, or who participates in an investigation related to the Code of Conduct.

The Code of Conduct is available in its entirety on the Company’s website at www.texasroadhouse.com. The Company will post on its website any amendments to, or waivers from, its Code of Conduct, if any, that apply to the principal executive officer, the principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Vendor Expectations. In addition to the Company’s Code of Conduct, the Company has established vendor expectations setting forth our expectations regarding our relationship with our vendors, including the manner in which our vendors conduct their business, the manner in which they treat their employees, and our expectation that our vendors will comply with all applicable laws and regulations relating to their business operations including those laws prohibiting the use of forced labor or the facilitation of slavery and human trafficking. Our vendor expectations are available in their entirety on the Company’s website at www.texasroadhouse.com.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines to further align the financial interests of the Company’s executive officers and non-employee directors with the interests of our shareholders. During 2023, the guidelines provided that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers and non-employee directors should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value. The executive officers and non-employee directors were expected to achieve the stock ownership levels under these guidelines within five years of assuming their respective positions and the Company evaluated the compliance with these stock ownership guidelines at the end of each fiscal year.  All executive officers and non-employee directors who have been in their role for five years were in compliance with these stock ownership guidelines at the end of fiscal 2023.

On February 22, 2024 and following an annual review of our corporate governance practices, the Board updated the stock ownership guidelines to provide for the following:  (A) our Chief Executive Officer should own, at a minimum, five (5) times the then-current amount of his or her annual base salary, (B) our President should own, at a minimum, four (4) times the then-current amount of his or her annual base salary, (C) all other Named Executive Officers should, own, at a minimum, three (3) times the then-current amount of his or her annual base salary, and (D) each non-employee director should own, at a minimum, the greater of (i) five (5) times the then-current amount of annual Board cash compensation received by each non-employee director, or (ii) $500,000 in then-current market value.  Similar to the Board’s prior stock ownership guidelines, the executive officers and non-employee directors are expected to achieve the stock ownership levels under these guidelines within five years of assuming their respective positions. The Company evaluates the compliance with these stock ownership guidelines at the end of each fiscal year and it will be calculated based on the Company’s closing stock price on the last trading day of the applicable fiscal year.

Succession Planning

The Board and the Company recognize the importance of continuity of leadership to ensure a smooth transition for its employees, guests, and shareholders. In furtherance of the foregoing and as described in its charter, the nominating and corporate governance committee is responsible for periodically reporting to the Board the status of succession planning for senior management, including guidance regarding succession in the event of an emergency or retirement and the evaluation of potential successors to the executive officers and other key members of senior management. As a part of this process, both the Board and the nominating and corporate governance committee meet with certain members of management to review the top and emerging talent internally, their level of readiness, and development needs.

Mandatory Retirement Age for Board Service

In November 2019, the Board and the nominating and corporate governance committee determined that it is advisable and in the best interest of the Company to establish a mandatory retirement age for the non-employee directors on the Board. In furtherance of the foregoing, in no event shall any non-employee be elected, re-elected, and/or appointed to the Board if such non-employee is 75 years or older at the time of such election, re-election, and/or appointment; provided, however, any director who began serving on the Board prior to 2006 shall be permitted to be re-elected to the Board so long as they are not 80 years or older at the time of such re-election.

In furtherance of this policy, Mr. Zarley is being nominated for re-election for the last time at the Annual Meeting.  Mr. Zarley is our longest tenured member of the Board, being appointed to the Board in 2004 as a part of the Company’s initial public offering. He was appointed to the Board because of his chief executive and information technology experience in developing industries, his technology experience, and his transactional experience.  During his time on the Board, he has continued to serve on each of the three committees of the Board and has provided both formal and informal mentorship and leadership, most recently as the chairperson of the compensation committee. The Company thanks Mr. Zarley for his almost 20 years of service to the Board and the tremendous value that he has brought to the Company during his tenure, including during key transitional moments in the Company’s history (specifically following the sudden passing of our founder Kent Taylor).

Shareholder Engagement

Shareholder engagement is an important component of our overall approach to corporate governance. It provides us the opportunity to update investors on our business as well as to receive feedback from them. Our Investor Relations team serves as our primary point of contact with investors, potential investors, and investment analysts. Additionally, throughout the year, members of our executive team, Board, and restaurant-level operators may participate in the investor dialogue.

Our interaction with the investment community occurs in a number of ways, including one-on-one and group phone calls, analyst-sponsored conferences, our Annual Meeting, and our quarterly earnings calls. Topics discussed vary but typically include corporate strategy, financial results and outlook, new restaurant development, commodity and wage inflation, capital allocation, and various governance and corporate sustainability matters. Investor feedback and sentiment is shared with senior management and the Board on a regular basis.

During 2023, management of the Company interacted with shareholders owning approximately 65% of the outstanding shares of the Company as of the end of fiscal year 2023.  These interactions ranged from one-on-one phone/video calls, face-to-face meetings at investor conferences, video calls during virtual non-deal roadshows, participants listening to virtual fireside chats between members of management and sell-side analysts, and conversations with stewardship teams regarding corporate governance.

Board Orientation and Continuing Education

The Board believes that a thorough understanding of the Company’s business is required to enable a director to make a substantial contribution to the Board.  As such, all new directors will participate in an orientation program within a reasonable period of time following such director’s initial appointment or election to the Board. The orientation program may consist of meetings with senior management of the Company designed to familiarize each new director with the Company’s strategic plans, financial planning and key policies and procedures as well as training within the Company’s restaurant facilities.  Additionally, the Company, from time to time, may provide the Board with internal training programs or presentations from internal or outside third-party experts on topics that will assist the directors in carrying out their Board responsibilities. Finally, the directors are encouraged to participate in continuing education and other programs provided by outside sources and to share any applicable learnings from such programs with the other directors on the Board.  As a part of the Board’s continued education, the directors on the Board annually complete the compliance trainings that are similar to those provided to certain employees. Further, the Company annually budgets a certain amount of funding to reimburse directors for related costs to attend such programs.

Director Independence

The Board currently consists of nine directors – seven of whom are independent, as that term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2) and meet the criteria for independence under the Sarbanes Oxley Act of 2002 and the rules adopted by the Securities and Exchange Commission.  The nominating and corporate governance committee evaluates the relationships of each director and director nominee and makes a recommendation to the Board as to whether to make an affirmative determination that such director or director nominee is independent.  In connection with such review, the nominating and corporate governance committee evaluates the relevant transactions or relationships between each director, or any of his or her family members, and the Corporation, its senior management and its independent auditors.  In connection with determining the directors to stand for re-election at the Annual Meeting (as more particularly described in Proposal 1) and upon recommendation of the nominating and corporate governance committee, the Board has affirmatively determined that Messrs. Moore, Crawford, Jones and Warfield and Mses. Abell, Epps and Widmer are independent under the applicable criteria for service on the Board and the various Board committees upon which each serves (as and if applicable).  The nominating and corporate governance committee determined that Mr. Morgan is not independent due to his service as the Company’s principal executive officer and that Mr. Zarley is not independent due to his interest in a franchisee as described in “Related Party Transactions.”

STOCK OWNERSHIP INFORMATION

The following table sets forth as of March 7, 2024 certain information with respect to the beneficial ownership of the Company’s common stock of (i) each executive officer named in the Summary Compensation Table (the “Named Executive Officers”), (ii) each non-employee director or nominee for director of the Company, (iii) all directors and current executive officers as a group, and (iv) each shareholder known by the Company to be the owner of 5% or more of the Company’s common stock.

STOCK OWNERSHIP INFORMATION
	Common Stock (1)
	Common
	Stock
Name	Ownership	Percent
Directors, Nominees and Named Executive Officers:
Jane Grote Abell	—	*
Michael A. Crawford	8,800	*
Christopher C. Colson	8,500	*
Travis C. Doster	27,451	*
Donna E. Epps	4,142	*
Keith V. Humpich (2)	18,840	*
S. Chris Jacobsen (3)	7,879	*
Wayne L. Jones	1,200	*
D. Christopher Monroe	1,216	*
Gregory N. Moore	47,350	*
Gerald L. Morgan	92,847	*
Hernan E. Mujica	20,842	*
Tonya R. Robinson (4)	2,020	*
Regina A. Tobin	15,261	*
Curtis A. Warfield	13,397	*
Kathleen M. Widmer	17,100	*
James R. Zarley	67,412	*
Directors and All Executive Officers as a Group (14 Persons)	325,518	0.5%
Other 5% Beneficial Owners**
The Vanguard Group (5)		9.6%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Blackrock, Inc. (6)		9.1%
55 East 52nd Street
New York, New York 10022

*	Represents beneficial ownership of less than 1.0% of the outstanding shares of class.

**	This information is based on stock ownership reports on Schedule 13G filed by each of these shareholders with the SEC as of March 1, 2024.

(1)

Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days, and such shares are deemed to be outstanding for the purpose of computing the percentage beneficially owned by such person or group. However, we do not consider shares of which beneficial ownership can be acquired within 60 days to be outstanding when we calculate the percentage ownership of any other person. As of March 1, 2024, no director or executive officer has the right to acquire any beneficial ownership within 60 days. “Common Stock Ownership” includes (a) stock held in joint tenancy, (b) stock owned as tenants in common, (c) stock owned or held by spouse or other members of the reporting person’s household, and (d) stock in which the reporting person either has or shares voting and/or investment power, even though the reporting person disclaims any beneficial interest in such stock.

(2)

Mr. Humpich previously served as interim Chief Financial Officer of the Company from January 4, 2023 following Tonya R. Robinson’s retirement from the Company as Chief Financial Officer and continuing until Mr. Monroe’s appointment to Chief Financial Officer effective as of June 28, 2023.  Following Mr. Monroe’s appointment, Mr. Humpich remained as the principal accounting officer of the Company.

(3)	Mr. Jacobsen resigned as Chief Marketing Officer of the Company effective as of August 3, 2023. The stock ownership information listed above was provided to the Company by Mr. Jacobsen.

(4)	Ms. Robinson retired as Chief Financial Officer of the Company effective as of January 4, 2023. The stock ownership information listed above was provided to the Company by Ms. Robinson.

(5)

As reported on the Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, it has shared voting power with respect to 28,917 shares, sole dispositive power with respect to 6,330,746 shares, and shared dispositive power with respect to 91,891 shares.

(6)

As reported on the Schedule 13G/A filed by Blackrock, Inc. with the SEC on January 24, 2024, it has sole voting power with respect to 5,923,672 shares and sole dispositive power with respect to 6,077,916 shares.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of stock ownership and reports of changes in stock ownership and to provide the Company with copies of all such filed forms. Based solely on its review of such copies or written representations from reporting persons, the Company believes that all reports were filed on a timely basis during the fiscal year ended December 26, 2023 with the exception of a Form 4 for Mr. Humpich that was filed on January 10, 2024 relating to the acquisition of 743 service based restricted stock units received by Mr. Humpich on August 3, 2023 relating to his Q2 2022 service and the acquisition of 653 service based restricted stock units received by Mr. Humpich on November 2, 2023 relating to his Q3 2022 service.

EXECUTIVE COMPENSATION

2023 EXECUTIVE SUMMARY

The following is an executive summary of our compensation program for our 2023 fiscal year:

Compensation Philosophy

We believe that our approach to the compensation program for our Named Executive Officers provides our Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

Pay Objectives

Our primary objective in setting and evaluating the compensation for our Named Executive Officers is to promote the sustained profitability of the Company. Our compensation program is designed to achieve this objective in the following manner:

o
The creation of a more direct relationship between the compensation for our Named Executive Officers and shareholder value since a significant portion of our Named Executive Officer’s performance based restricted stock units and cash bonuses are based upon the achievement of defined performance goals to be established by the compensation committee.

o
The attraction and retention of top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth.

o
The featuring of service based restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.

o
The opportunity by the compensation committee to adjust a significant portion of the compensation for the Named Executive Officers through the annual grant of service based restricted stock units and/or performance based restricted stock units to more accurately reflect the overall performance of the Company.

Key Pay Components

The compensation packages for our Named Executive Officers are divided into the following three key components:

o
Base Salary: Designed to provide a secure base of compensation and serve to motivate and retain our Named Executive Officers.

o
Cash Bonus: Designed to reward our Named Executive Officers for the success of the Company as measured by growth in the Company’s earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success.

o
Restricted Stock Unit Grants: Designed to offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders.

The compensation packages for our Named Executive Officers may include the following types of restricted stock units:

o
Service Based Restricted Stock Units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service;

o
“Retention” Restricted Stock Units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such longer date as determined by the compensation committee; and

o
Performance Based Restricted Stock Units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service.

Our Board has adopted stock ownership guidelines to further align the financial interests of the Company’s executive officers with the interests of our shareholders. The guidelines previously provided that our Chief Executive Officer should own, at a minimum, the lesser of 100,000 shares or $2,500,000 in then-current market value, our President should own, at a minimum, the lesser of 40,000 shares or $1,000,000 in then-current market value, and our other executive officers should own, at a minimum, the lesser of 10,000 shares or $500,000 in then-current market value.  On February 22, 2024 and following an annual review of our corporate governance practices, the Board updated the stock ownership guidelines to provide for the following:  (A) our Chief Executive Officer should own, at a minimum, five (5) times the then-current amount of his or her annual base salary, (B) our President should own, at a minimum, four (4) times the then-current amount of his or her annual base salary, (C) all other Named Executive Officers should, own, at a minimum, three (3) times the then-current amount of his or her annual base salary, and (D) each non-employee director should own, at a minimum, the greater of (i) five (5) times the then-current amount of annual Board cash compensation received by each non-employee director, or (ii) $500,000 in then-current market value. The executive officers are expected to achieve these levels within five years of assuming their respective positions. The Company evaluates the compliance with these stock ownership guidelines at the end of each fiscal year and it will be calculated based on the Company’s closing stock price on the last trading day of the applicable fiscal year.  All executive officers who have been in their role for five years are in compliance with these stock ownership guidelines. We anticipate that any people who are new to their roles within the last five years will, to the extent they are not currently in compliance, be in compliance with the guidelines within the established time frame.

Setting Compensation

The compensation program for our Named Executive Officers is determined by the compensation committee. The compensation committee evaluates the stock compensation for each Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Pursuant to its charter, the compensation committee may, in its sole discretion, retain or obtain advice from a compensation consultant to assist in the establishment of executive compensation for each Named Executive Officer.

Executive Employment Agreements

As more particularly described below, the Company and certain Named Executive Officers entered into new Executive Employment Agreements at the beginning of fiscal year 2021.  Under the Executive Employment Agreements, the compensation committee has established the following compensation for our Named Executive Officers:

o
Base Salary: Each Executive Employment Agreement establishes an annual base salary for the term of the respective Executive Employment Agreements, with base salary increases being left to the discretion of the compensation committee.

o
Cash Bonus: Each Executive Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the Executive Employment Agreement.

o
Restricted Stock Units: Each Executive Employment Agreement provides that the compensation committee may grant stock awards to the Named Executive Officers during the term of the respective Executive Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers.  While the Company previously granted retention grants for our Named Executive Officers under prior employment agreements, the compensation committee did not make any similar retention grants for the Named Executive Officers under the Executive Employment Agreements. The compensation committee will evaluate whether or not to award retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

Executive Compensation

During 2021 and pursuant to the authority granted under its charter, the compensation committee engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers beginning with the 2022 fiscal year, together with analysis and services related to such executive compensation.  Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive compensation packages, and provide guidance on cash and equity compensation for the Company’s executive officers. Based in part on the recommendation of our third party compensation consultant and the review of the market data provided to the compensation committee, the total compensation package established for each Named Executive Officer for their respective 2022 fiscal year service reflected a shift in the compensation breakdown among the base salary, bonus and equity components to a more weighted emphasis on non-equity compensation as well as a shift from a fixed number of service based restricted stock units and/or performance based restricted stock units to a fixed dollar amount with respect to such service based restricted stock units. FW Cook does not currently provide any other services to the Company, and the compensation committee has determined that FW Cook has sufficient independence from us and our executive officers to allow FW Cook to offer objective information and/or advice.  The compensation committee utilized this compensation philosophy and structure when establishing executive compensation for each executive officer’s 2023 fiscal year service and 2024 fiscal year service, respectively.

Clawback Policy

The Company has established a clawback policy whereby the Company shall reasonably promptly recover the Erroneously Awarded Compensation Received (as hereinafter defined) by an Executive Officer (as hereinafter defined) in accordance with the applicable rules of The Nasdaq Stock Market and Rule 10D-1 following an Accounting Restatement (as hereinafter defined). In such an event, the compensation committee has the discretion to determine the appropriate method of recovering such Erroneously Awarded Compensation Received, including, without limitation, requiring reimbursement of cash incentive-based compensation, seeking recovery of any gain realized on the vesting of any equity-based awards, offsetting the recouped amount from any compensation otherwise owed by the Company, and/or cancelling outstanding vested or unvested equity awards. Notwithstanding the foregoing, the Company shall not be required to take such actions if the compensation committee determines that recovery would be impracticable and either the committee has determined that the direct expenses paid to a third party to assist in enforcing the Company’s clawback policy would exceed the amount to be recovered or recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of the Internal Revenue Code.

2023 Financial Highlights

The following is an executive summary of our financial highlights from the 2023 fiscal year:

Historic Topline Revenue and Store Unit Growth

●
Over $4.6 billion in total revenue, an increase of 15.4% over the prior year

●
Comparable restaurant sales growth of 10.1% with average weekly sales at $143,837 of which $18,088 were from to-go sales

●
Opened a record 45 new systemwide locations including 30 company restaurants and 15 franchise restaurants including the first 2 domestic franchise restaurants for Jaggers, our fast-casual concept

Key Growth in Other Financial Metrics

●
Diluted Earnings Per Share growth of 14.3%

●
Net income growth of 13.0%

●
Income from operations growth of 10.6%

●
Store week growth of 5.8%

Acquisition Growth

●
Acquired 8 domestic franchise restaurants

Return to Shareholders

●
Paid dividends of $147.2 million, or $0.55 per share, an increase of 20% over the prior year

●
Repurchased 455,026 outstanding shares of our common stock for $50.0 million

Compensation Discussion and Analysis

Bubba Who: Our Executive Officers

Gerald L. Morgan	Chief Executive Officer
Years with Roadhouse: 27

Mr. Morgan is Chief Executive Officer of the Company, having been appointed to this position in March 2021. Mr. Morgan joined the Company in 1997, during which time he has held the positions of Managing Partner, Market Partner and Regional Market Partner.  Mr. Morgan also previously served as President from December 2020 until Ms. Tobin’s appointment to President in January 2023.  Mr. Morgan has more than 35 years of restaurant management experience with Texas Roadhouse, Bennigan’s Restaurants, and Burger King.

Age: 63 Restaurant Industry Experience: 38

REgina A. Tobin	President
Years with Roadhouse: 28 Age: 60 Restaurant Industry Experience: 38

Ms. Tobin is President of the Company, having been appointed to this position in January 2023. Ms. Tobin previously served as the Company’s Chief Learning and Culture Officer, a position she held from June 2021 through her appointment to President. Ms. Tobin joined the Company in 1996, during which time she has held the positions of Managing Partner, Market Partner, and Vice President of Training. Ms. Tobin has over 35 years of restaurant industry experience.

D. ChRistopher Monroe	CHIEF FINANCIAL OFFICER
Years with Roadhouse: 1 Age: 57 Finance Experience: 34

Mr. Monroe is Chief Financial Officer of the Company, having been appointed to this position in June 2023. In this role, Mr. Monroe is responsible for overseeing the Company’s accounting, financial reporting, investor relations, tax, treasury, internal audit, and finance functions, as well as serving as the Company’s principal financial officer. Mr. Monroe joined Southwest Airlines in September 1991, where he served in various positions, including Director of Corporate Finance, Assistant Treasurer and Vice President Treasurer, until his promotion in 2017 to Senior Vice President of Finance and Treasurer. As Senior Vice President of Finance and Treasurer, he oversaw the overall capital strategy, planning and structure for Southwest Airlines with responsibility for corporate insurance and risk management, as well as supply chain management and corporate sustainability. Mr. Monroe has over 34 years of finance experience.

Christopher c. colson	Chief legal and administrative officer; corporate secretary
Years with Roadhouse: 18 Age: 47 Restaurant Industry Experience: 22

Mr. Colson is Chief Legal and Administrative Officer and Corporate Secretary of the Company, having been appointed to Chief Legal and Administrative Officer in January 2023 and Corporate Secretary in August 2019. Mr. Colson previously served as the Company’s General Counsel, a position he held from March 2021 through his appointment to Chief Legal and Administrative Officer. Mr. Colson joined the Company in 2005, during which time he has held the positions of Senior Counsel, Associate General Counsel and Executive Director of the Global Development Group. Mr. Colson has over 20 years of restaurant industry experience with Texas Roadhouse, Frost Brown Todd (serving as outside counsel to the Company), YUM! Brands and as assurance staff at KPMG.

HERNAN E. MUJICA	CHIEF TECHNOLOGY OFFICER
Years with Roadhouse: 12 Age: 62 Restaurant Industry Experience: 12

Mr. Mujica is Chief Technology Officer of the Company, having been appointed to this position in January 2023. Mr. Mujica had been previously designated Chief Information Officer, an executive officer position that he held from June 2021 through his appointment to Chief Technology Officer. Mr. Mujica joined the Company in January 2012 as Vice President of Information Technology and was subsequently promoted to Chief Information Officer. Prior to joining the Company, Mr. Mujica held senior management positions at The Home Depot and Arthur Andersen. Mr. Mujica has over 30 years of experience in both industry and consulting roles.

TRAVIS C. DOSTER	CHIEF COMMUNICATIONS OFFICER
Years with Roadhouse: 18

Mr. Doster is Chief Communications Officer of the Company, having been appointed to this position in November 2023. In this role, he is responsible for leading the Company’s communications, marketing, events, public affairs, government relations and corporate sustainability functions. Mr. Doster joined the Company in 2006, as the Director, then Senior Director, of Communications where he served until his promotion to Vice President of Communications in 2018. Prior to joining the Company, Mr. Doster was a Vice President at FSA Public Relations, where he and his staff provided a number of services, including public relations, crisis management and issues management, for national clients, including, Jimmy John’s Gourmet Sandwich Shops, Qdoba Mexican Grill, and Cameron Mitchell Restaurants. Mr. Doster has over 30 years of media, public relations, and industry experience.

Age: 57 Restaurant Industry Experience: 23

Bubba What: What We Do and What We Don’t Do

WHAT WE DO	WHAT WE DON’T DO

✓
Set and evaluate executive compensation to promote the sustained profitability of the Company

✓
Conduct an Annual “Say on Pay” Vote

✓
Maintain stock ownership guidelines for our executives and directors and ensure annual compliance

✓
When appropriate, engage an independent compensation consultant to assist with executive compensation

✓
Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control

✓
Employ a Clawback Policy to recover performance based compensation in certain circumstances

✓
Determine executive compensation through a fully independent compensation committee

✓
Allow for an annual adjustment of the bonus and equity portions of executive compensation by the compensation committee to more accurately reflect the overall performance of the Company and the individual executive

✘
No automatic increases on executive compensation

✘
No excessive perquisites

✘
No multi-year guarantees for salary increases, bonus or equity compensation

✘
No short-selling, trading in derivatives or engaging in hedging transactions by executive or directors

✘
No compensation or incentives that encourage unnecessary or excessive risk taking

✘
No payment of dividends on equity awards that are not fully earned or vested

✘
No grant of equity awards at less than fair market value

✘
No automatic acceleration of equity awards upon retirement

Bubba How: How We Pay

The Company’s compensation committee reviews and establishes executive compensation in connection with each executive officer’s employment agreement. As one purpose of this discussion is to present the compensation committee’s overall program and philosophy for executive compensation, we have generally presented the discussion as of the end of the prior fiscal year and as of the beginning of the current fiscal year.

Initial Executive Compensation Under Executive Employment Agreements.

We entered into employment agreements with Gerald L. Morgan, Regina A. Tobin, D. Christopher Monroe, Christopher C. Colson, Hernan E. Mujica, Travis C. Doster, Tonya R. Robinson, and S. Chris Jacobsen, each of which are Named Executive Officers. As used herein, the employment agreements, as amended (as and if applicable), with Messrs. Morgan, Monroe, Colson, Mujica, and Jacobsen and Mss. Tobin and Robinson shall be referred to collectively as the “Executive Employment Agreements” and with respect to any Named Executive Officer having an employment agreement, as a “Executive Employment Agreement”. As further described below, the Company did not enter into an Executive Employment Agreement with Keith V. Humpich in connection with his service as interim Chief Financial Officer and/or principal accounting officer (as applicable).

Each Executive Employment Agreement (other than with Mr. Doster) has an initial term expiring on January 7, 2024 which automatically renews for successive one-year terms thereafter unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration.  Mr. Doster’s Executive Employment Agreement has an initial term expiring on January 8, 2025 which automatically renews for successive one-year terms thereafter unless either party elects not to renew by providing written notice to the other party at least 60 days before expiration.

As more particularly described below, on January 5, 2023, the Company entered into a Separation Agreement and Release of Claims (the “Robinson Separation Agreement”) with Ms. Robinson relating to Ms. Robinson’s retirement as Chief Financial Officer of the Company effective as of January 4, 2023.  Additionally and as more particularly described below, on August 3, 2023, the Company entered into a Separation Agreement and Release of Claims (the “Jacobsen Separation Agreement”) with Mr. Jacobsen relating to his resignation as Chief Marketing Officer of the Company effective as of August 3, 2023.

Each Executive Employment Agreement establishes an annual base salary for the term of the respective Executive Employment Agreement. During the term of the Executive Employment Agreement, base salary increases are at the discretion of the compensation committee; provided, however, none of the Named Executive Officer’s base salary may be decreased during the term of the Executive Employment Agreement except for decreases that are applied generally to the other Named Executive Officers in an amount no greater than 10% over the prior year. Each Executive Employment Agreement also provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the Executive Employment Agreement. In addition to cash compensation, each Executive Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective Executive Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers. As of the date of this proxy statement and as more particularly described below, certain Named Executive Officers received an annual grant of service based restricted stock units relating to their 2023 year service and 2024 year service, respectively. Additionally, certain Named Executive Officers received grants of performance based restricted stock units relating to their 2023 year service and 2024 year service, respectively. Finally, while the Company previously granted retention grants for our Named Executive Officers under their prior employment agreements, the compensation committee has not made any similar retention grants for the Named Executive Officers under the Executive Employment Agreements. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

Under the Executive Employment Agreements, each Named Executive Officer has agreed not to compete with us during the term of his or her employment and for a period of two years following his or her termination of employment.  Additionally, the Executive Employment Agreements include certain confidentiality, non-solicitation, and non-disparagement provisions. Finally, the Executive Employment Agreement contains a similar “clawback” provision setting forth that any compensation paid or payable to the Executive Employment Agreement or any other agreement or arrangement with the Company shall be subject to recovery or reduction in future payments in lieu of recovery pursuant to any Company clawback policy in effect from time to time, whether adopted before or after the date of the Executive Employment Agreement.

The Company has established a clawback policy whereby the Company shall reasonably promptly recover the Erroneously Awarded Compensation Received by an Executive Officer in accordance with the applicable rules of The Nasdaq Stock Market and Rule 10D-1 following an Accounting Restatement.  In such an event, the compensation committee has the discretion to determine the appropriate method of recovering such Erroneously Awarded Compensation Received, including, without limitation, requiring reimbursement of cash incentive-based compensation, seeking recovery of any gain realized on the vesting of any equity-based awards, offsetting the recouped amount from any compensation otherwise owed by the Company, and/or cancelling outstanding vested or unvested equity awards. Notwithstanding the foregoing, the Company shall not be required to take such actions if the compensation committee determines that recovery would be impracticable and the compensation committee has determined that either (a) the direct expenses paid to a third party to assist in enforcing the Company’s clawback policy would exceed the amount to be recovered or (b) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of the Internal Revenue Code.

For the purposes of the clawback policy, (A) the term “Erroneously Awarded Compensation” means, with respect to each Executive Officer in connection with an Accounting Restatement, the amount of Clawback Eligible Incentive Compensation (as hereinafter defined) that exceeds the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts, computed without regard to any taxes paid; (B) the term “Clawback Eligible Incentive Compensation” means all incentive-based compensation received by an Executive Officer (i) on or after October 2, 2023, (ii) after beginning service as an Executive Officer, (iii) who served as an Executive Officer at any time during the applicable performance period relating to any Incentive-based Compensation (whether or not such Executive Officer is serving at the time the Erroneously Awarded Compensation is required to be repaid to the Company), (iv) while the Company has a class of securities listed on a national securities exchange or a national securities association, and (v) during the applicable Clawback Period (as hereinafter defined); (C) the term “Clawback Period” means, with respect to any Accounting Restatement, the three completed fiscal years of the Company immediately preceding the restatement date, and if the Company changes its fiscal year, any transition period of less than nine months within or immediately following those three completed fiscal years, provided that a transition period of greater than nine months will be deemed a completed fiscal year; (D) the term “Accounting Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (a “Big R” restatement), or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (a “little r” restatement); and (E) the term “Executive Officer” means each individual who is currently or was previously designated as an “officer” of the Company as defined in Rule 16a-1(f) under the Exchange Act.

Executive Compensation Starting With 2022 Fiscal Year.

During 2021 and pursuant to the authority granted under its charter, the compensation committee engaged FW Cook as an independent compensation consultant to advise the compensation committee on compensation for the executive officers beginning with the 2022 fiscal year, together with analysis and services related to such executive compensation. Specifically, the compensation committee asked the consultant to provide market data, review the design of the executive compensation packages, and provide guidance on cash and equity compensation for the Company’s executive officers.  As a part of this review, the chairperson of the compensation committee, the independent compensation consultant and management of the Company agreed on a list of the following 14 peer companies to evaluate their executive compensation:

PEER COMPANIES
BJ’s Restaurants, Inc.	Bloomin Brands, Inc.	Brinker International, Inc.
Chipotle Mexican Grill, Inc.	Cracker Barrel Old Country Store, Inc.	Darden Restaurants, Inc.
Dave & Buster’s Entertainment, Inc.	Denny’s Corporation	Dine Brands Global, Inc.
Jack in the Box Inc.	Papa John’s International, Inc.	Red Robin Gourmet Burgers, Inc.
The Cheesecake Factory Incorporated	The Wendy’s Company

Based in part on the recommendation of our third party compensation consultant and the review of the market data provided to the compensation committee, the total compensation package established for each Named Executive Officer for their respective 2022 fiscal year service reflected a shift in the compensation breakdown among the base salary, bonus, and equity components to a more weighted emphasis on non-equity compensation as well as a shift from a fixed number of service based restricted stock units and/or performance based restricted stock units to a fixed dollar amount with respect to such service based restricted stock units.  The compensation committee utilized this compensation philosophy and structure when establishing executive compensation for each applicable Named Executive Officer’s 2023 fiscal year service and 2024 fiscal year service, respectively.  FW Cook does not currently provide any other services to the Company, and the compensation committee has determined that FW Cook has sufficient independence from us and our executive officers to allow FW Cook to offer objective information and/or advice.

With respect to establishing executive compensation for the 2023 fiscal year and 2024 fiscal year, respectively, the compensation committee and management of the Company utilized the services of Equilar (the Company’s external executive and director compensation database aggregator) to review the executive compensation by continuing to review the same peer companies listed in the table above. Equilar does not currently provide any other services to the Company, and the compensation committee has determined that Equilar has sufficient independence from us and our executive officers to allow them to offer objective information and/or advice.

Summary of Executive Compensation

The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards, the value of which is dependent upon the performance of the Company and the price of our common stock.  Such packages for our Named Executive Officers are comprised of the following four main components (three of which are expressly tied to the performance of the Company):

(i)	Base Salary: An annual base salary for the term of the respective Executive Employment Agreements, with base salary increases being left to the discretion of the compensation committee;

(ii)	Incentive Based Cash Bonus: An annual short-term cash incentive with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the Executive Employment Agreement;

(iii)	Service Based Restricted Stock Units: Restricted Stock Units which grant the Named Executive Officer the conditional right to receive shares of our common stock that vest after a defined period of service, the realized value of which shall be dependent on the performance of the Company upon the vesting of such restricted stock units; and

(iv)	Performance Based Restricted Stock Units: Restricted Stock Units that are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service, the realized value of which shall be dependent on the performance of the Company upon the vesting of such restricted stock units and the satisfaction of such performance targets.

The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and performance based restricted stock units. Additionally and by conditioning a significant portion of the Named Executive Officer’s performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Moreover, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the Executive Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the

Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

We believe that the overall design of the compensation packages, along with the culture and values of our Company, allows us to attract and retain top talent, while also keeping the Named Executive Officers focused on both long-term business development and short-term financial growth.

In deciding to continue and modify many of our existing executive compensation practices, our compensation committee considered that the holders of approximately 91% of the votes cast at our 2023 annual meeting on an advisory basis approved the compensation of our Named Executive Officers as disclosed in the proxy statement for the 2023 annual meeting. None of the Named Executive Officers, including Mr. Morgan, participated in the creation of their own compensation packages.

Elements of Compensation

Base Salary. Base salaries for our Named Executive Officers are designed to provide a secure base of compensation which will be effective in motivating and retaining key executives.

Each Named Executive Officer’s Executive Employment Agreement provides that the compensation committee will establish the annual base salary for the Named Executive Officers at the commencement of the term of their respective Executive Employment Agreement. Pursuant to each Named Executive Officer’s Executive Employment Agreement, the compensation committee established an annual base salary for each Named Executive Officer. During the term of the respective Executive Employment Agreement, base salary increases are at the discretion of the compensation committee. In furtherance of the foregoing, the compensation committee established the annual base salary for each Named Executive Officer for the 2023 fiscal year as shown below.

Base Salary for 2023 Fiscal Year under Executive Employment Agreements
Starting January 8, 2023 ($)
Gerald L. Morgan	1,200,000
Chief Executive Officer
Regina A. Tobin	650,000
President
D. Christopher Monroe (1)	500,000
Chief Financial Officer
Christopher C. Colson	500,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	500,000
Chief Technology Officer
Travis C. Doster (2)	500,000
Chief Communications Officer
Keith V. Humpich (3)	—
Former Interim Chief Financial Officer
Tonya R. Robinson (4)	—
Former Chief Financial Officer
S. Chris Jacobsen	500,000
Former Chief Marketing Officer

(1)	As described above, in connection with Mr. Monroe’s appointment to Chief Financial Officer of the Company on June 28, 2023, the compensation committee established Mr. Monroe’s annual base salary at $500,000.

(2)	As described above, in connection with Mr. Doster’s appointment to Chief Communications Officer of the Company on November 9, 2023, the compensation committee established Mr. Doster’s annual base salary of $500,000. Prior to his appointment, Mr. Doster received an annual base salary of $370,000 for his service as Vice President of Communications.

(3)	As described below, Mr. Humpich received a $100,000 per quarter stipend for his service as interim Chief Financial Officer and/or principal accounting officer (as applicable) during the 2023 fiscal year. Mr. Humpich also received an annual base salary of $300,000 for his service as Vice President of Finance during the 2023 fiscal year, which was increased from $258,400 on March 1, 2023 as a part of the Company’s annual review of compensation.

(4)	As described above, Ms. Robinson retired as the Chief Financial Officer for the Company on January 4, 2023 so no base salary was awarded to Ms. Robinson for the 2023 fiscal year.

As noted above, the compensation committee may increase each Named Executive Officer’s base salary in its discretion. The base salary of each Named Executive Officer for their 2024 fiscal year service is set forth in the following table:

Base Salary for 2024 Fiscal Year under Executive Employment Agreements
Starting January 8, 2024 ($)(1)
Gerald L. Morgan	1,300,000
Chief Executive Officer
Regina A. Tobin	700,000
President
D. Christopher Monroe	550,000
Chief Financial Officer
Christopher C. Colson	550,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	550,000
Chief Technology Officer
Travis C. Doster	550,000
Chief Communications Officer
Keith V. Humpich (2)	—
Former Interim Chief Financial Officer
Tonya R. Robinson (3)	—
Former Chief Financial Officer
S. Chris Jacobsen (4)	—
Former Chief Marketing Officer

(1)

In order to align with the target percentage parameters used by management of the Company for compensation adjustments for support center employees during the Company’s annual review process, on February 28, 2024, the compensation committee increased the annual base salary for certain Named Executive Officers in the following manner:

(i)	effective January 24, 2024, Mr. Morgan’s annual base salary was increased to $1,300,000;

(ii)	effective January 24, 2024, Ms. Tobin’s annual base salary was increased to $700,000; and

(iii)	effective January 24, 2024, the annual base salary for each of Messrs. Monroe, Colson, Mujica and Doster was increased to $550,000.

(2)

Mr. Humpich will receive an annual base salary of $400,000 for his service as Vice President of Finance during the 2024 fiscal year, which was increased from $300,000 on January 24, 2024 as a part of the Company’s annual review of compensation.

(3)	As described above, Ms. Robinson retired as the Chief Financial Officer for the Company on January 4, 2023 so no base salary was awarded to Ms. Robinson for the 2024 fiscal year.

(4)	As described above, Mr. Jacobsen resigned as the Chief Marketing Officer for the Company on August 3, 2023 so no base salary was awarded to Mr. Jacobsen for the 2024 fiscal year.

Incentive Bonus. Incentive bonuses are designed to reward our Named Executive Officers for the success of the Company, as measured by growth in the Company’s earnings per diluted share (“EPS”) and overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success. It is our belief that a significant amount of each Named Executive Officer’s compensation should be tied to the performance of the Company.

Under the compensation committee’s charter, the compensation committee may award an annual cash incentive to the Named Executive Officers, which is the grant of a right to receive a payment of cash that is subject to targets and maximums, and that is contingent on achievement of performance objectives during the Company’s fiscal year. These cash incentives are also subject to the terms and conditions of the Executive Employment Agreements and reflect each Named Executive Officer’s job responsibilities and individual contribution to the success of the Company.

In furtherance of the foregoing, the compensation committee established a two-pronged approach to tying the incentive compensation to the Company’s performance. Under this approach, 50% of the target incentive bonus is awarded based on whether the Company achieves an annual EPS growth target of 10% (the “EPS Performance Goal”). The other 50% is based on a profit sharing pool (the “Profit Sharing Pool”) comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements), which pool is distributed among our Named Executive Officers and certain other members of the Company’s director-level management based on a pre-determined percentage interest in the pool and subject to certain pre-determined maximum amounts. After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each Named Executive Officer is entitled. Depending on the level of achievement of the EPS Performance Goal each year, 50% of the incentive bonus may be reduced to a minimum of $0 or increased to a maximum of two times the target amount. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target bonus amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the bonus payable would be 110% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the bonus payable would be 90% of the portion of the target bonus attributable to the achievement of the EPS Performance Goal. The remaining 50% of the Named Executive Officers’ incentive bonus will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year.

The annual profit sharing component allows the Named Executive Officers to participate in a profit sharing pool with other members of the Company’s director-level management team. By allowing this level of participation in the Company’s overall profits, the compensation committee encourages responsible growth and aligns the interests of the Named Executive Officers with those of other management employees of the Company. This portion of the incentive bonus may be reduced to a minimum of $0 if the Company ceases to be profitable or for other reasons that the compensation committee determines, and may be increased to a maximum of two times the target amount established for each individual participant. Both portions of the incentive bonus can be adjusted downward (but not upward) by the compensation committee in its discretion.

Cash incentive bonuses with respect to fiscal year 2023 were paid at 127.3% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 14.3% and an actual Profit Sharing Pool of $6,116,701 calculated on fiscal year 2023 pre-tax profit of $349,525,785.

Each Executive Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus as set forth in the table below, with increases in the target bonus amount to be made at the discretion of the compensation committee. During the term of each respective Executive Employment Agreement, the performance criteria and terms of bonus awards are at the discretion of the compensation committee as described above.  As further described above, depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

In connection with the foregoing, the compensation committee established an annual short-term cash incentive opportunity with a target bonus as set forth in the table below relating to each Named Executive Officer’s 2023 fiscal year service.  The performance criteria and terms of bonus awards are at the discretion of the compensation committee.  As more particularly described above, the compensation committee continued its two pronged approach with 50% of the target incentive bonus being based on whether the Company achieves an annual EPS growth target of 10% and the remaining 50% being based on a Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements).  As further described above, depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

Executive Incentive Compensation for Fiscal Year 2023
	Target	Minimum	Maximum
	Bonus	Bonus	Bonus
	($)	($)	($)
Gerald L. Morgan	1,200,000	—	2,400,000
Chief Executive Officer
Regina A. Tobin	650,000	—	1,300,000
President
D. Christopher Monroe (1)	400,000	—	800,000
Chief Financial Officer
Christopher C. Colson	400,000	—	800,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	400,000	—	800,000
Chief Technology Officer
Travis C. Doster (2)	400,000	—	800,000
Chief Communications Officer
Keith V. Humpich (3)	—	—	—
Former Interim Chief Financial Officer
Tonya R. Robinson (4)	—	—	—
Former Chief Financial Officer
S. Chris Jacobsen	400,000	—	800,000
Former Chief Marketing Officer

(1)

Mr. Monroe’s target bonus described above is an annualized amount, which was prorated based on his 2023 fiscal year service as the Company’s Chief Financial Officer commencing on June 28, 2023 and continuing to and through December 26, 2023.

(2)

Mr. Doster’s target bonus described above is an annual amount, which was prorated based on his 2023 fiscal year service as the Company’s Chief Communications Officer commencing on November 9, 2023 and continuing to and through December 26, 2023. Mr. Doster also received a bonus for his 2023 fiscal year service as the Vice President of Communications of the Company that accrued prior to his appointment to Chief Communications Officer.

(3)

The compensation committee did not establish a target bonus for Mr. Humpich for the 2023 fiscal year relating to his service as the interim Chief Financial Officer. However, Mr. Humpich did receive a target bonus of $150,000 with respect to his service as Vice President of Finance of the Company.  His target bonus was subject to the same targets as the Named Executive Officers except his bonus could have been reduced to a minimum of 50% or increased to a maximum of 150% of the base target amount.

(4)

As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023.  As such, the compensation committee did not establish a target bonus for Ms. Robinson for the 2023 fiscal year.

The compensation committee established an annual short-term cash incentive opportunity with a target bonus as set forth in the table below relating to each Named Executive Officer’s 2024 fiscal year service.  The performance criteria and terms of bonus awards are at the discretion of the compensation committee.  As more particularly described above, the compensation committee continued its two pronged approach with 50% of the target incentive bonus being based on whether the Company achieves an annual EPS growth target of 10% and the remaining 50% being based on a Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited consolidated financial statements).  As further described above, depending on the level of achievement of the goals, the bonus may be reduced to a minimum of $0 or increased to a maximum of two times the base target amount under the current incentive compensation policy of the compensation committee of the Board.

Executive Incentive Compensation for Fiscal Year 2024
	Target	Minimum	Maximum
	Bonus	Bonus	Bonus
	($)(1)	($)(1)	($)(1)
Gerald L. Morgan	1,300,000	—	2,600,000
Chief Executive Officer
Regina A. Tobin	700,000	—	1,400,000
President
D. Christopher Monroe	425,000	—	850,000
Chief Financial Officer
Christopher C. Colson	425,000	—	850,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	425,000	—	850,000
Chief Technology Officer
Travis C. Doster	425,000	—	850,000
Chief Communications Officer
Keith V. Humpich (2)	—	—	—
Former Interim Chief Financial Officer
Tonya R. Robinson (3)	—	—	—
Former Chief Financial Officer
S. Chris Jacobsen (4)	—	—	—
Former Chief Marketing Officer

(1)	In order to align with the target percentage parameters used by management of the Company for compensation adjustments for support center employees during the Company’s annual review process, on February 28, 2024, the compensation committee increased the target bonus amounts for certain Named Executive Officers in the following manner:

(i)	the target bonus for Mr. Morgan relating to his 2024 fiscal year service was increased to $1,300,000;

(ii)	the target bonus for Ms. Tobin relating to her 2024 fiscal year service was increased to $700,000; and

(iii)	the target bonus for each of Messrs. Monroe, Colson, Mujica and Doster relating to their respective 2024 fiscal year service was increased to $425,000.

(2)	The compensation committee did not establish a target bonus for Mr. Humpich for the 2024 fiscal year relating to his service as the interim Chief Financial Officer. However, Mr. Humpich did receive a target bonus of $200,000 with respect to his service as Vice President of Finance of the Company. His target bonus is subject to the same targets as the Named Executive Officers except his bonus can be reduced to a minimum of 50% or increased to a maximum of 150% of the base target amount.

(3)	As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. As such, the compensation committee did not establish a target bonus for Ms. Robinson for the 2024 fiscal year.

(4)	As described above, Mr. Jacobsen resigned as the Chief Marketing Officer for the Company on August 3, 2023. As such, the compensation committee did not establish a target bonus for Mr. Jacobsen for the 2024 fiscal year.

Stock Awards. We make equity awards in the form of restricted stock units, which represent the conditional right to receive one share of our common stock upon satisfaction of the vesting requirements. Restricted stock units offer the Named Executive Officers a financial interest in the Company and align their interests with those of our shareholders. We also believe that the market price of our publicly traded common stock represents the most appropriate metric for determining the value of the equity portion of our Named Executive Officers’ compensation packages. The overall compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards.  While the initial grant of restricted stock unit awards is based on a fixed dollar amount, the ultimate value of the restricted stock unit awards is dependent upon the performance of the Company and the price of our common stock at the time such restricted stock units vest. The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive a combination of service based restricted stock units and/or performance based restricted stock units, with a significant portion of some of the Named Executive Officer’s compensation being tied to the grant of such performance based restricted stock units. We believe that the service based restricted stock awards are inherently performance based since their value varies in response to investor sentiment regarding overall Company performance at the time of vesting. Moreover, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under the Executive Employment Agreements, the compensation committee has the opportunity to adjust a large portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or restricted stock units based on the achievement of defined goals to be established by the compensation committee for any and/or all of our Named Executive Officer. While the Company previously granted retention grants for our Named Executive Officers under their respective prior employment agreements, the Executive Employment Agreements do not include any similar retention grants. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

In addition, the Executive Employment Agreements with our Named Executive Officers permit the compensation committee to grant in its discretion any combination of service based restricted stock units and/or performance based restricted stock units for any portion of the term of the Executive Employment Agreements. For the performance based awards that have or may be granted to the Named Executive Officers, the compensation committee has established a two-pronged approach which mirrors the approach used for annual cash incentive bonuses. Under this approach, a percentage of the target equity award is based on whether the Company achieves the annual EPS Performance Goal, and a percentage is based on the Profit Sharing Pool comprised of 1.75% of the Company’s pre-tax profits (income before taxes less net income attributable to non-controlling interests, as reported in our audited financial statements). After the end of the fiscal year, the compensation committee determines whether and to what extent the EPS Performance Goal has been met, and the portion of the Profit Sharing Pool to which each officer is entitled. Each 1% change from the EPS Performance Goal results in an increase or decrease of 10% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. For example, if we achieve 11% EPS growth, the number of shares awarded would be 110% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. Conversely, if we achieve 9% EPS growth, the award would be 90% of the portion of the target amount attributable to the achievement of the EPS Performance Goal. The remaining percentage of the Named Executive Officers’ equity award will fluctuate directly with Company pre-tax profits at fixed participation percentages and maximum amounts which are determined within 60 days following the commencement of the Company’s fiscal year. Both portions of the performance based equity award may be reduced to a minimum of $0 or increased to a maximum of two times the target amount for each individual participant. Both portions of the performance based equity award can also be adjusted downward (but not upward) by the compensation committee in its discretion.

Performance based equity awards with respect to fiscal year 2023 were paid at 127.3% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 14.3% and an actual Profit Sharing Pool of $6,116,701 calculated on fiscal year 2023 pre-tax profit of $349,525,785. For discussion of the percentages assigned by the compensation committee to each component of the performance based equity awards for Messrs. Morgan, Monroe, Colson, and Mujica, and Ms. Tobin (as applicable), refer to the associated tables below.

The total number of service based restricted stock units and/or performance based restricted stock units granted to each Named Executive Officer reflects each Named Executive Officer’s job responsibilities and individual contribution to the success of the Company.

Service Based Restricted Stock Units.  Each Executive Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective Executive Employment Agreements. In connection with the same, the compensation committee authorized the grant of service based restricted stock units under each Executive Employment Agreement equal to the dollar amount described in the table below for each Named Executive Officer with respect to all or a portion of their 2023 fiscal year service.  These service based restricted stock units were calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally and except as described in the footnotes below with respect to the grant of service based restricted stock units to Mr. Monroe and Mr. Doster (respectively), these service based restricted stock units were granted on January 8, 2023 and vested on January 8, 2024.

Service Based Restricted Stock Units for 2023 Fiscal Year
	Service Based Restricted Stock Units Vesting on January 8, 2024 pursuant to Executive Employment Agreements ($)	Number of Service Based Restricted Stock Units Vesting on January 8, 2024 pursuant to Executive Employment Agreements (1)
Gerald L. Morgan	1,300,000	13,900
Chief Executive Officer
Regina A. Tobin	500,000	5,300
President
D. Christopher Monroe (2)	250,000	2,300
Chief Financial Officer
Christopher C. Colson	500,000	5,300
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	500,000	5,300
Chief Technology Officer
Travis C. Doster (3)	—	—
Chief Communications Officer
Keith V. Humpich (4)	—	—
Former Interim Chief Financial Officer
Tonya R. Robinson (5)	—	—
Former Chief Financial Officer
S. Chris Jacobsen (6)	400,000	4,300
Former Chief Marketing Officer

(1)	For the service based restricted stock units described in this footnote (1), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $93.52 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the number of service based restricted stock units described in the table above for their respective 2023 fiscal year service. These are not amounts paid to or received by the Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2023. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued service with the Company.

(2)	Upon Mr. Monroe’s appointment to Chief Financial Officer, the compensation committee authorized the grant of 2,300 service based restricted stock units with a grant date of June 28, 2023 for his partial 2023 fiscal year service and with a vesting date of December 31, 2024, provided he is still employed as of the vesting date. The number of service based restricted stock units were calculated by dividing $250,000 by $109.32 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on June 27, 2023), with such quotient being rounded up or down to the nearest 100 shares. As described in footnote (1) above, these are not amounts paid to or received by Mr. Monroe. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan.

(3)	Upon Mr. Doster’s appointment to Chief Communications Officer on November 9, 2023, the compensation committee did not award any additional service based restricted stock units to Mr. Doster with respect to his 2023 fiscal year service. Rather and as more particularly shown in the table below, the compensation committee established service based restricted stock units for Mr. Doster with respect to his 2024 fiscal year service. However, with respect to Mr. Doster’s 2023 fiscal year service as Vice President of Communications, he received the following service based restricted stock units: (A) 834 service based restricted stock units that were granted on May 10, 2023 and are scheduled to vest on May 10, 2024 relating to his Q1 2023 service, (B) 837 service based restricted stock units that were granted on August 2, 2023 and are scheduled to vest on August 2, 2024 relating to his Q2 2023 service, (C) 911 service based restricted stock units that were granted on November 1, 2023 and are scheduled to vest on November 1, 2024 relating to his Q3 2023 service, and (D) 628 service based restricted stock units that were granted on February 21, 2024 and are scheduled to vest on February 21, 2025 relating to his Q4 2023 service.

(4)	The compensation committee did not award any service based restricted stock units to Mr. Humpich relating to his service as interim Chief Financial Officer during the 2023 fiscal year. However, in connection with his service as Vice President of Finance of the Company during the 2023 fiscal year, the compensation committee authorized the grant of 3,426 service based restricted stock units that were granted on February 23, 2023 and are scheduled to vest on February 23, 2024.

(5)	As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. As such, Ms. Robinson was not granted any service based restricted stock units with respect to the 2023 fiscal year.

(6)	As described above, Mr. Jacobsen resigned as Chief Marketing Officer of the Company on August 3, 2023. Upon his resignation, Mr. Jacobsen forfeited his right to receive the 4,300 service based restricted stock units relating to his 2023 fiscal year service vesting on January 8, 2024.

The compensation committee authorized the grant of service based restricted stock units under each Executive Employment Agreement equal to the dollar amount described in the table below for each Named Executive Officer with respect to their 2024 fiscal year service.  These service based restricted stock units were calculated by dividing the dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally and except as described in the footnote below with respect to the grant of restricted stock units to Mr. Doster, these shares were granted on January 8, 2024 and will vest on January 8, 2025, provided the Named Executive Officer is still employed by the Company as of the vesting date.

Service Based Restricted Stock Units for 2024 Fiscal Year
	Service Based Restricted Stock Units vesting on January 8, 2025 pursuant to Executive Employment Agreements ($)	Number of Service Based Restricted Stock Units vesting on January 8, 2025 pursuant to Executive Employment Agreements (1)
Gerald L. Morgan	1,300,000	11,000
Chief Executive Officer
Regina A. Tobin	500,000	4,200
President
D. Christopher Monroe	500,000	4,200
Chief Financial Officer
Christopher C. Colson	500,000	4,200
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	500,000	4,200
Chief Technology Officer
Travis C. Doster (2)	325,000	3,100
Chief Communications Officer
Keith V. Humpich (3)	—	—
Former Interim Chief Financial Officer
Tonya R. Robinson (4)	—	—
Former Chief Financial Officer
S. Chris Jacobsen (5)	—	—
Former Chief Marketing Officer

(1)	For the service based restricted stock units described in this footnote (1), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $118.30 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the number of service based restricted stock units described in the table above for their respective 2024 fiscal year service. These are not amounts paid to or received by the Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2023. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued service with the Company.

(2)	Upon Mr. Doster’s appointment to Chief Communications Officer, the compensation committee authorized the grant of 3,100 service based restricted stock units with a grant date of November 9, 2023 for his 2024 fiscal year service and with a vesting date of January 8, 2025, provided he is still employed as of the vesting date. The number of service based restricted stock units were calculated by dividing $325,000 by $103.41 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on November 8, 2023), with such quotient being rounded up or down to the nearest 100 shares. As described in footnote (1) above, these are not amounts paid to or received by Mr. Doster. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan.

(3)	As described above, Mr. Humpich’s service as the Company’s interim Chief Financial Officer ended as of June 27, 2023 in connection with Mr. Monroe’s appointment to Chief Financial Officer effective as of June 28, 2023. Mr. Humpich did not receive any grants of service based restricted stock units for the 2024 fiscal year other than service based restricted stock units that will be granted during the 2024 fiscal year in connection with his service as Vice President of Finance of the Company.

(4)	As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. As such, Ms. Robinson was not granted any service based restricted stock units with respect to the 2024 fiscal year.

(5)	As described above, Mr. Jacobsen resigned as Chief Marketing Officer of the Company on August 3, 2023. Mr. Jacobsen was not granted any service based restricted stock units with respect to the 2024 fiscal year.

Performance Based Restricted Stock Units.  Each Executive Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective Executive Employment Agreements. The number of performance based restricted stock units granted to Messrs. Morgan, Jacobsen, Monroe, Colson, and Mujica and Ms. Tobin for the 2023 fiscal year under their Executive Employment Agreement, and the number of shares of common stock which actually vested based on the Company’s performance, are shown in the table below:

Performance Based Restricted Stock Units for 2023 Fiscal Year
	Target Number of Performance Based Restricted Stock Units Granted for 2023 pursuant to Executive Employment Agreements (1)	Minimum Number of Performance Based Restricted Stock Units pursuant to Executive Employment Agreements	Maximum Number of Performance Based Restricted Stock Units pursuant to Executive Employment Agreements	Actual Number of Shares Issued for 2023 following Certification of 2023 Performance Goals (2)
Gerald L. Morgan	13,900	—	27,800	17,691
Chief Executive Officer
Regina A. Tobin	4,300	—	8,600	5,473
President
D. Christopher Monroe (3)	1,400	—	2,800	1,782
Chief Financial Officer
Christopher C. Colson	3,200	—	6,400	4,073
Chief Legal & Administrative Officer, Corporate Secretary
Hernan E. Mujica	3,200	—	6,400	4,073
Chief Technology Officer
Travis C. Doster (4)	—	—	—	—
Chief Communications Officer
Keith V. Humpich (5)	—	—	—	—
Former Chief Financial Officer
Tonya R. Robinson (6)	—	—	—	—
Former Chief Financial Officer
S. Chris Jacobsen (7)	4,300	—	8,600	— (6)
Former Chief Marketing Officer

(1)	The compensation committee authorized the grant of performance based restricted stock units as described in the table above to Messrs. Morgan, Monroe, Colson, Mujica, and Jacobsen and Ms. Tobin under their respective Executive Employment Agreements for their respective 2023 fiscal year service in the following manner:

(i)	With respect to Mr. Morgan, his 13,900 performance based restricted stock units were calculated by dividing $1,300,000 by $93.52 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(ii)	With respect to Ms. Tobin, her 4,300 performance based restricted stock units were calculated by dividing $400,000 by $93.52 (which was the closing sales price of the

Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(iii)	With respect to Mr. Monroe, his 1,400 performance based restricted stock units were calculated by dividing $150,000 by $109.32 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(iv)	With respect to Mr. Colson, his 3,200 performance based restricted stock units were calculated by dividing $300,000 by $93.52 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares);

(v)	With respect to Mr. Mujica, his 3,200 performance based restricted stock units were calculated by dividing $300,000 by $93.52 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares); and

(vi)	With respect to Mr. Jacobsen, his 4,300 performance based restricted stock units were calculated by dividing $400,000 by $93.52 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares).

(2)	The shares underlying the performance based restricted stock units attributable to the 2023 fiscal year were issued on February 23, 2024. The compensation committee determined that 50% of the performance based restricted stock unit award for the 2023 fiscal year would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for the 2023 fiscal year would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.75% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period.

(3)	As described above, the target number of performance based restricted stock units granted to Mr. Monroe reflected his partial 2023 fiscal year service as the Company’s Chief Financial Officer commencing on June 28, 2023 and continuing to and through December 26, 2023.

(4)	As described above, Mr. Doster was appointed Chief Communications Officer of the Company on November 9, 2023. In connection with Mr. Doster’s appointment he was not awarded any performance based restricted stock units with respect to his 2023 fiscal year service.

(5)	Mr. Humpich was not granted any performance based restricted stock units in connection with his service as interim Chief Financial Officer during the 2023 fiscal year.

(6)	As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. As such, Ms. Robinson was not granted any performance based restricted stock units with respect to the 2023 fiscal year.

(7)	As described above, Mr. Jacobsen resigned as Chief Marketing Officer of the Company on August 3, 2023. Upon his resignation, Mr. Jacobsen forfeited his right to receive the 4,300 performance based restricted stock units relating to his 2023 fiscal year service.

The compensation committee authorized the grant of performance based restricted stock units as described in the table below to Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin under their respective Executive Employment Agreements for their respective 2024 fiscal year service. These performance based restricted stock units will be calculated by dividing the target dollar amount described in the table below by the per share closing sales price of the Company’s common stock on the Nasdaq Global Select Market on the trading day immediately preceding the date of the grant, with such quotient being rounded up or down to the nearest 100 shares. Additionally and except as described below with respect to Mr. Doster’s performance based restricted stock units, these performance based restricted stock units were granted to each respective executive officer on January 8, 2024 and will vest on January 8, 2025, subject to the achievement of defined goals established by the compensation committee of the Board. The actual number of shares that will be issued to each of Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin for fiscal year 2024 based on achievement of the performance goals assigned to these grants by the compensation committee will not be calculated until the first quarter of 2025.

Performance Based Restricted Stock Units for 2024 Fiscal Year
	Target Performance Based Restricted Stock Units vesting on January 8, 2025 pursuant to Executive Employment Agreements ($)(1)	Minimum Performance Based Restricted Stock Units pursuant to Executive Employment Agreements ($)	Maximum Performance Based Restricted Stock Units pursuant to Executive Employment Agreements ($)	Target Number of Performance Based Restricted Stock Units vesting on January 8, 2025 pursuant to Executive Employment Agreements (2)
Gerald L. Morgan	1,300,000	—	2,600,000	11,000
Chief Executive Officer
Regina A. Tobin	400,000	—	800,000	3,400
President
D. Christopher Monroe	300,000	—	600,000	2,500
Chief Financial Officer
Christopher C. Colson	300,000	—	600,000	2,500
Chief Legal & Administrative Officer, Corporate Secretary
Hernan E. Mujica	300,000	—	600,000	2,500
Chief Technology Officer
Travis C. Doster	175,000	—	350,000	1,700 (3)
Chief Communications Officer
Keith V. Humpich (4)	—	—	—	—
Former Interim Chief Financial Officer
Tonya R. Robinson (5)	—	—	—	—
Former Chief Financial Officer
S. Chris Jacobsen (6)	—	—	—	—
Former Chief Marketing Officer

(1)	The compensation committee determined that 50% of the performance based restricted stock unit award for 2024 would be based on an EPS growth target of 10%, which portion would be reduced or increased by 10% for every 1% of annual growth in EPS less than or in excess of the 10% goal, and that 50% of the performance based restricted stock unit award for 2024 would be based on a pre-tax profit target opportunity equal to the percentage payout of 1.75% of pre-tax earnings divided by the bonus pool target set by the compensation committee for the performance period. The performance based restricted stock unit award for Messrs. Morgan, Monroe, Colson, Mujica, and Doster and Ms. Tobin with respect to fiscal year 2024 will be certified in the first quarter of 2025.

(2)	Except as set forth in footnote (3) below, for the performance based restricted stock units described in this footnote (2), fair value is equal to the closing price of the Company’s common stock on the trading day immediately preceding the date of the grant, which was $118.30 for these grants. Using the formula described in the immediately foregoing paragraph prior to this table, each Named Executive Officer was granted the target number of performance based restricted stock units described in the table above for their respective 2024 fiscal year service. These are not amounts paid to or received by these Named Executive Officers. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan. Detailed information under ASC 718 is set forth in Note 14 to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26,

2023. The Company cautions that the amounts reported in the table above for these awards may not represent the amounts that these Named Executive Officers will actually realize from the awards.

(3)	Upon Mr. Doster’s appointment to Chief Communications Officer, the compensation committee authorized the grant of 1,700 based restricted stock units with a grant date of November 9, 2023 for his 2024 fiscal year service and with a vesting date of January 8, 2025, subject to the achievement of defined goals established by the Compensation Committee of the Board set forth above. The number of performance based restricted stock units were calculated by dividing $175,000 by $103.41 (which was the closing sales price of the Company’s common stock on the Nasdaq Global Select Market on November 8, 2023), with such quotient being rounded up or down to the nearest 100 shares. As described in footnote (2) above, these are not amounts paid to or received by Mr. Doster. The amounts listed above represent the grant date fair value determined in accordance with ASC 718 of restricted stock units granted under the Company’s 2021 Long-Term Incentive Plan.

(4)	As described above, Mr. Humpich’s service as the Company’s interim Chief Financial Officer ended as of June 27, 2023 in connection with Mr. Monroe’s appointment to Chief Financial Officer effective as of June 28, 2023. Mr. Humpich did not receive any grants of service based restricted stock units for the 2024 fiscal year other than service based restricted stock units that will be granted during the 2024 fiscal year in connection with his service as Vice President of Finance of the Company.

(5)	As described above, Ms. Robinson retired as Chief Financial Officer as of January 4, 2023. As such, she did not receive any grants of performance based restricted stock units for the 2024 fiscal year.

(6)	As described above, Mr. Jacobsen resigned as Chief Marketing Officer as of August 3, 2023. As such, he did not receive any grants of performance based restricted stock units for the 2024 fiscal year.

Separation and Change in Control Arrangements

The Executive Employment Agreements generally provide that if a Named Executive Officer’s employment is terminated during the term of the Executive Employment Agreement for a Qualifying Reason (as defined below), the Company will pay the Named Executive Officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined below), in which case the applicable Named Executive Officer’s current base salary remaining for the then existing term of his or her respective Executive Employment Agreement will be paid. In addition, if any Named Executive Officer’s termination occurs for a Qualifying Reason within 12 months following a Change in Control, the applicable Named Executive Officer shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination. For purposes of the Executive Employment Agreements, termination for a “Qualifying Reason” is generally defined to be attributable to one of the following: (i) the result of the applicable Named Executive Officer having submitted to the Company the Named Executive Officer’s resignation in accordance with a request by the Board or the Chief Executive Officer, provided that such request is not based on the Company’s finding that Cause (as defined below) for termination exists, (ii) a termination by the Named Executive Officer for Good Reason (as defined below) within 12 months of a Change in Control, or (iii) a termination by the Company for any reason other than Cause or as a result of death or disability which entitles the Named Executive Officer to benefits under the Company’s long-term disability plan. Under the Executive Employment Agreements, a termination by a Named Executive Officer (a separation, including a voluntary retirement, initiated by a Named Executive Office other than per a request described above), other than for Good Reason within 12 months following a Change in Control, shall not be a Qualifying Reason. Additionally, termination for “Cause” means a termination by the Company for one or more of the following reasons: (a) a Named Executive Officer’s conviction of, or being charged with having committed, a felony; (b) a

Named Executive Officer’s acts of dishonesty or moral turpitude that are detrimental to the business of the Company; (c) a Named Executive Officer’s acts or omissions that such Named Executive Officer knew or should have reasonably known were likely to damage the business of the Company; (d) a Named Executive Officer’s failure to obey the reasonable and lawful directions of the Company, including, without limitation, the Company’s policies and procedures (including the Company’s policies prohibiting discrimination, harassment, and retaliation), and the Texas Roadhouse, Inc. Code of Conduct; (e) a Named Executive Officer’s failure to perform such Named Executive Officer’s obligations under his or her Executive Employment Agreement; (f) a Named Executive Officer’s willful breach of any agreement or covenant contained within his or her Executive Employment Agreement or any fiduciary duty owed to the Company; and/or (g) a Named Executive Officer’s unsatisfactory performance of such Named Executive Officer’s duties after: (A) he or she has received written notice of the general nature of the unsatisfactory performance, and (B) he or she has failed to cure the unsatisfactory performance within 30 days thereafter to the satisfaction of the Company.

As used in the Executive Employment Agreements, a “Change in Control” means that one of the following events has taken place: (i) consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation; (ii) consummation of a sale or disposition of all or substantially all of the assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately before such sale or disposition); or (iii) any Person becomes the beneficial owner (as determined pursuant to Section 13(d) of the Exchange Act) of securities representing in excess of 50% of the aggregate voting power of the outstanding securities of the Company as required to be disclosed in a report on Schedule 13D of the Exchange Act. The Board has the full and final authority, in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control, and any incidental matters relating thereto. The Executive Employment Agreements also provide for the reduction of Change in Control payments to the maximum amount that could be paid to the Named Executive Officers without giving rise to the excise tax imposed by Section 4999 of the Internal Revenue Code. Additionally, as used in the Executive Employment Agreements, “Good Reason” given by a Named Executive Officer in a notice of termination must be based on: (a) the assignment to such Named Executive Officer of a different title or job responsibilities that result in a substantial decrease in the level of responsibility from those in effect immediately before the Change in Control; (b) a reduction by the Company or the surviving company in such Named Executive Officer’s base pay as in effect immediately before the Change in Control; (c) a significant reduction by the Company or the surviving company in total benefits available to such Named Executive Officer under cash incentive, stock incentive and other employee benefit plans after the Change in Control compared to the total package of such benefits as in effect before the Change in Control; (d) the requirement by the Company or the surviving company that such Named Executive Officer be based more than 50 miles from where such Named Executive Officer’s office is located immediately before the Change in Control, except for required travel on company business to an extent substantially consistent with the business travel obligations which such Named Executive Officer undertook on behalf of the Company before the Change in Control; or (e) the failure by the Company to obtain from any Successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company an agreement to assume obligations under the Executive Employment Agreement.

While the individual Executive Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control, then such unvested service based restricted stock units and/or performance based restricted stock units shall become vested as of the date of termination. Additionally, such specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers provide that if any Named Executive Officer’s continuous service is terminated because of death or disability prior to the vesting date for the applicable grant of service based restricted stock units and/or performance based restricted stock units (as and if applicable), then such applicable restricted stock units become immediately vested in an amount equal to the total number of granted restricted stock units multiplied by a fraction, the numerator of which is the number of calendar months or portions thereof from grant date of such restricted stock units through the date on which such Named Executive Officer’s continuous service is terminated due to death or disability and the denominator of which is the total number of calendar months or portion thereof in the vesting period for such restricted stock unit grants.

The Company provides these severance payments to allow for a period of transition and are generally contingent upon the Named Executive Officer’s execution of a full release of claims against the Company, and continued compliance with the non-competition, non-solicitation, confidentiality and other restrictive covenants. If the Named Executive Officer’s employment is terminated for any reason other than a Qualifying Reason (such as the officer’s death, disability or for Cause), then the Company will pay to the Named Executive Officer only the base salary accrued for the last period of actual employment and any accrued paid time off in accordance with policies of the Company in effect from time to time. The salary component of the severance payments is subject to deductions and withholdings and is to be paid to the Named Executive Officers in periodic installments in accordance with our normal payroll practices. The fixed sum is paid in a single lump sum, and any bonus component of the severance payments for a performance period that ended before termination is to be paid on the same date as the payment would have been made had his or her employment not been terminated.

The estimated amounts that would have been payable to a Named Executive Officer under the Executive Employment Agreements are more fully described in “Termination, Change of Control and Change of Responsibility Payments.”

Additionally, the Company announced that Ms. Robinson had retired as Chief Financial Officer of the Company effective as of January 4, 2023. On January 5, 2023, the Company entered into the Robinson Separation Agreement with Ms. Robinson. Under the Robinson Separation Agreement, the Company agreed to pay to Ms. Robinson an aggregate sum of $3,500,000 (less any applicable withholdings and/or deductions), which will be paid in three installments in accordance with the following schedule: (i) $1,500,000 due and payable no later than January 31, 2023; (ii) $500,000 due and payable on July 31, 2023; and (iii) $1,500,000 due and payable on January 31, 2024. The Robinson Separation Agreement also provided a general release of claims by Ms. Robinson and affirmed certain obligations under her Executive Employment Agreement, including, without limitation, obligations pertaining to confidentiality, non-competition, non-hire, and non-solicitation.

Finally, the Board announced the resignation of Mr. Jacobsen as Chief Marketing Officer effective as of August 3, 2023.  On August 3, 2023 and in connection with Mr. Jacobsen’s resignation from the Company, the Company and Mr. Jacobsen entered into the Jacobsen Separation Agreement with Mr. Jacobsen.  Under the Jacobsen Separation Agreement, the Company agreed to pay (i) his salary and benefits (including, but not limited to, the payment of his incentive bonus relating to the Q2 2023 fiscal year period ending on June 27, 2023) through August 3, 2023; (ii) a sum of $125,000 (less applicable withholdings) reflecting three months of his base salary due and payable under his Executive Employment Agreement; and (iii) a one-time payment of $288,805 (less applicable withholdings). The Jacobsen Separation Agreement also provided a general release of claims by Mr. Jacobsen and affirmed certain obligations under his Executive Employment Agreement, including, without limitation, obligations pertaining to confidentiality, non-competition, non-hire, and non-solicitation

Hedging and Pledging Policies

The Company has a stock trading policy that, among other things, prohibits all of our employees (including our executive officers) and our directors from engaging in speculative trading in the Company’s shares, which prohibition includes any arrangement by which a shareholder or option holder changes his or her economic exposure to changes in the price of the stock. Prohibited arrangements include buying standardized put or call options, writing put or call options, selling stock short, buying or selling securities convertible into other securities, or merely engaging in a private arrangement where the value of the agreement varies in relation to the price of the underlying security. Such arrangements are prohibited because these transactions may give the appearance of improper trades and look disloyal. In addition, our stock trading policy strongly discourages employees (including our executive officers) and our directors from holding the Company’s securities in a margin account or otherwise pledging these securities as collateral for a loan. As of the date of this proxy statement, none of our Named Executive Officers and non-employee directors hold the Company’s securities in a margin account or have otherwise pledged them as collateral for a loan.

Stipend for Interim Chief Financial Officer; Principal Accounting Officer

In connection with Mr. Humpich’s appointment to interim Chief Financial Officer on January 5, 2023, the compensation committee agreed that he would receive a $100,000 stipend per fiscal quarter (or portion thereto) in which he serves in such position, which amount will be paid in arrears.  In the event Mr. Humpich only serves as interim Chief Financial Officer for a portion of any given fiscal quarter, then the $100,000 per quarter stipend will be prorated on a month-to-month basis.  Additionally, in connection with Mr. Humpich’s continued service as the Company’s principal accounting officer after June 28, 2023 following Mr. Monroe’s appointment as the Company’s Chief Financial Officer, the compensation committee agreed that Mr. Humpich would continue to receive a $100,000 stipend per fiscal quarter (or portion thereto) in which he continues to serve in such position through the end of the 2023 fiscal year, which amount will be paid in arrears. Commencing with the 2024 fiscal year, Mr. Humpich no longer receives such $100,000 quarterly stipend.

Signing Bonus for D. Christopher Monroe

Pursuant to Mr. Monroe’s Executive Employment Agreement and in connection with his appointment to Chief Financial Officer, the Company agreed to pay to Mr. Monroe a one-time signing bonus in the amount of $500,000. The signing bonus will be paid in two equal installments of $250,000 each in the following manner: (i) the first installment was due and payable on or before July 1, 2023, and (ii) the second installment was due and payable on or before January 1, 2024.

Compensation Committee Report

The compensation committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the compensation committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 26, 2023.

All members of the compensation committee concur in this report.

Michael A. Crawford, Chair

Gregory N. Moore

Kathleen M. Widmer

Summary Compensation Table

The following table sets forth the total compensation earned with respect to the fiscal years 2023, 2022, and 2021 by our Named Executive Officers, which include (i) our Principal Executive Officer (the “PEO”) and Principal Financial Officer (the “PFO”), including any interim PEO or PFO, (ii) the Company’s four most highly compensated executive officers other than the PEO and PFO who were serving as executive officers at the end of the last completed fiscal year, and (iii) one additional individual for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed fiscal year.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Grant Date Fair Value of Stock Awards ($)(3)(4)	Non-equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)(4)
Gerald L. Morgan	2023	1,190,000	—	2,599,856	1,527,267	30,404	5,347,527
Chief Executive Officer	2022	972,500	—	2,201,368	1,245,138	2,983	4,421,989
	2021	411,269	—	2,394,513	880,832	83,151	3,769,765
D. Christopher Monroe	2023	240,385	250,000	404,484	254,545	249,524	1,398,938
Chief Financial Officer	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Keith V. Humpich	2023	592,000	200	364,629	190,908	1,242	1,148,979
Former Interim Chief Financial Officer	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—
Tonya R. Robinson	2023	21,154	—	—	—	2,000,179	2,021,333
Former Chief Financial Officer	2022	492,500	200	893,178	366,262	2,983	1,755,123
	2021	343,269	200	998,855	446,168	—	1,788,492
Regina Tobin	2023	642,500	—	897,792	827,270	32,454	2,400,016
President	2022	492,500	200	795,166	498,055	2,983	1,788,904
	2021	334,423	200	822,315	238,141	—	1,395,079
S. Chris Jacobsen	2023	311,538	—	804,272	275,040	436,600	1,827,450
Former Chief Marketing Officer	2022	492,500	200	793,936	498,055	2,983	1,787,674
	2021	343,269	200	950,640	410,944	7,800	1,712,853
Christopher C. Colson	2023	500,000	200	794,920	509,089	22,131	1,826,340
Chief Legal and Administrative Officer,	2022	492,500	200	496,210	498,055	2,983	1,489,948
Corporate Secretary	2021	323,077	200	945,109	319,290	1,497	1,589,173
Hernan E. Mujica	2023	500,000	200	794,920	509,089	24,885	1,829,094
Chief Technology Officer	2022	492,500	200	496,210	498,055	2,983	1,489,948
	2021	337,707	200	1,142,042	284,783	—	1,764,732
Travis C. Doster	2023	381,538	200	860,836	269,787	5,643	1,518,004
Chief Communications Officer	2022	—	—	—	—	—	—
	2021	—	—	—	—	—	—

(1)

With respect to Mr. Humpich’s base salary for 2023, these amounts include the $100,000 quarterly stipend in which Mr. Humpich served as interim Chief Financial Officer of the Company and/or as the principal accounting officer of the Company (as applicable).

(2)	This column represents holiday bonus awards paid to the Named Executive Officers for the fiscal years ended December 26, 2023, December 27, 2022, and December 28, 2021.

Additionally, pursuant to Mr. Monroe’s Executive Employment Agreement and in connection with his appointment to Chief Financial Officer, the Company agreed to pay to Mr. Monroe a one-time signing bonus in the amount of $500,000. The signing bonus was paid in two equal installments of $250,000 each in the following manner: (i) the first installment was due and payable on or before July 1, 2023, and (ii) the second installment was due and payable on or before January 1, 2024.  The amount included for Mr. Monroe with respect to the 2023 fiscal year includes the initial $250,000 portion of the signing bonus paid by the Company.

(3)

Reflects the grant date fair value computed in accordance with FASB ASC Topic 718 of performance based restricted stock units and service based restricted stock units granted pursuant to the Company’s long term incentive plan using the closing price of the Company’s common stock on the last trading day immediately preceding the grant date.

The Company cautions that the amounts reported in the Summary Compensation Table for these awards may not represent the amounts that the Named Executive Officers will actually realize from the awards. Whether, and to what extent, a Named Executive Officer realizes value will depend on the Company’s actual operating performance, stock price fluctuations and the Named Executive Officer’s continued service with the Company. Additional information on all outstanding stock awards is reflected in the “Grants of Plan-Based Awards Table” and the “Outstanding Equity Awards at Fiscal Year End Table.”

(4)

With respect to Mr. Morgan, (i) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Morgan during the 2023 fiscal year relating to his 2023 year service, (ii) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Morgan during the 2022 fiscal year relating to his 2022 year service, and (iii) amounts for the 2021 fiscal year include (a) the performance based restricted stock units and service based restricted stock units granted to Mr. Morgan during the 2021 fiscal year relating to his 2021 year service, and (b) the service based restricted stock units granted to Mr. Morgan during the 2021 fiscal year relating to his Q4 2020 service.

With respect to Mr. Monroe, amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Monroe during the 2023 fiscal year relating to his partial 2023 year service.

With respect to Mr. Humpich, amounts for the 2023 fiscal year include the service based restricted stock units granted to Mr. Humpich during the 2023 fiscal year relating to his 2023 fiscal year service as the Vice President of Finance of the Company. Mr. Humpich did not receive any performance based restricted stock units and/or service based restricted stock units for serving as the interim Chief Financial Officer during the 2023 fiscal year.

With respect to Ms. Robinson, (i) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Robinson during the 2022 fiscal year relating to her 2022 year service, and (ii) amounts for the 2021 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Robinson during the 2021 fiscal year relating to her 2021 year service.  As previously described, the Company did not grant any performance based restricted stock units and/or service based restricted stock units to Ms. Robinson in the 2023 fiscal year.

With respect to Ms. Tobin, (i) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Tobin during the 2023 fiscal year relating to her 2023 year service, (ii) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Ms. Tobin during the 2022 fiscal year relating to her 2022 year service, and (iii) amounts for the 2021 fiscal year include (a) the service based restricted stock units granted to Ms. Tobin during the 2021 fiscal year relating to her 2021 year service including certain grants made prior to her appointment to Chief Learning and Culture Officer, and (b) the service based restricted stock units granted to Ms. Tobin during the 2021 fiscal year relating to her Q4 2020 service.

With respect to Mr. Jacobsen, (i) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2023 fiscal year relating to his 2023 year service, (ii) amounts for the 2022 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2022 fiscal year relating to his 2022 year service, and (iii) amounts for the 2021 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Jacobsen during the 2021 fiscal year relating to his 2021 year service.

With respect to Mr. Colson, (i) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Colson during the 2023 fiscal year relating to his 2023 year service, (ii) amounts for the 2022 fiscal year include the service based restricted stock units granted to Mr. Colson during the 2022 fiscal year relating to his 2022 year service, and (iii) amounts for the 2021 fiscal year include (a) the service based restricted stock units granted to Mr. Colson during the 2021 fiscal year relating to his 2021 year service including certain grants made prior to his appointment to General Counsel, and (b) the service based restricted stock units granted to Mr. Colson during the 2021 fiscal year relating to his Q4 2020 service.

With respect to Mr. Mujica, (i) amounts for the 2023 fiscal year include the performance based restricted stock units and service based restricted stock units granted to Mr. Mujica during the 2023 fiscal year relating to his 2023 year service, (ii) amounts for the 2022 fiscal year include the service based restricted stock units granted to Mr. Mujica during the 2022 fiscal year relating to his 2022 year service, and (iii) amounts for the 2021 fiscal year include (a) the service based restricted stock units granted to Mr. Mujica during the 2021 fiscal year relating to his 2021 year service including certain grants made prior to his designation of an executive officer as Chief Information Officer, and (b) the service based restricted stock units granted to Mr. Mujica during the 2021 fiscal year relating to his Q4 2020 service.

With respect to Mr. Doster, amounts for the 2023 fiscal year include (i) the performance based restricted stock units and service based restricted stock units granted to Mr. Doster during the 2023 fiscal year relating to his 2024 fiscal year service, (ii) the service based restricted stock units granted to Mr. Doster during the 2023 fiscal year service relating to his 2023 year service made prior to his appointment as Chief Communications Officer, and (iii) the service based restricted stock units granted to Mr. Doster during the 2023 fiscal year relating to his Q4 2022 service.

(5)

As described above, Ms. Robinson retired as Chief Financial Officer of the Company on January 4, 2023. The amount shown above reflects the bonus that she received for the first three fiscal quarters relating to her 2022 fiscal year service.  Upon her retirement and pursuant to the Robinson Separation Agreement, Ms. Robinson forfeited her right to receive any bonus relating to her Q4 2022 fiscal year service.

As described above, Mr. Jacobsen resigned as Chief Marketing Officer of the Company on August 3, 2023. The amount shown above reflects the bonus that he received for the first two fiscal quarters relating to his 2023 fiscal year service.  Upon his resignation and pursuant to the Jacobsen Separation Agreement, Mr. Jacobsen forfeited his right to receive any bonus relating to his Q3 and Q4 2023 fiscal year service.

(6)

The amount included for Mr. Morgan with respect to the 2021 fiscal year includes $81,654 paid by the Company toward Mr. Morgan’s relocation expenses to Louisville, Kentucky. Additionally, the amount included for Mr. Monroe with respect to the 2023 fiscal year includes $230,452 paid by the Company toward Mr. Monroe’s relocation expenses to Louisville, Kentucky, $184,881 of which relates to the reimbursement of certain expenses arising from the sale of his home as a part of his relocation to Louisville, Kentucky. These amounts for Mr. Monroe reflect the amount paid to the applicable service providers.

We believe that the personal safety and security of our senior executives is of the utmost importance to the Company and its shareholders. In connection with the same, we may from time to time provide personal security services to certain executives. Security services include home security systems and monitoring and, in some cases, personal security services. For fiscal year 2023, the Company paid $5,519 toward Mr. Morgan’s personal security, and $7,569 toward Ms. Tobin’s personal security.  We also completed an executive digital assessment for certain Named Executive Officers during the 2023 fiscal year.  In connection with the same, for fiscal year 2023, the Company paid $18,000 for such assessment for Ms. Tobin and Messrs. Morgan, Colson, Mujica, Jacobsen, and Monroe.  The amounts paid in this paragraph reflect amounts paid to the applicable service providers.

Additionally, these amounts include payments made by the Company for life insurance premiums maintained for the benefit of the applicable Named Executive Officers.

Finally, as more particularly described above, under the Robinson Separation Agreement, the Company agreed to pay to Ms. Robinson an aggregate sum of $3,500,000 (less any applicable withholdings and/or deductions), which will be paid in three installments in accordance with the following schedule: (i) $1,500,000 due and payable no later than January 31, 2023; (ii) $500,000 due and payable on July 31, 2023; and (iii) $1,500,000 due and payable on January 31, 2024. With respect to the 2023 fiscal year, the amount above includes the $2,000,000 paid to Ms. Robinson during the 2023 fiscal year pursuant to the Robinson Separation Agreement.

Grants of Plan-Based Awards in Fiscal Year 2023

The following table presents information with respect to grants of stock awards to the applicable Named Executive Officers during fiscal year 2023.

Grants of Plan-Based Awards Table
		Estimated Future Payouts Under
		Equity Incentive Plan Awards(1)
Name	Grant Date	Minimum	Target		Maximum	All Other Stock Awards: Number of Shares of Stock or Units (2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Gerald L. Morgan
Chief Executive Officer
Service Based RSUs vesting on January 8, 2024	January 8, 2023	—	—		—	13,900	1,299,928
Performance Based RSUs vesting on January 8, 2024	January 8, 2023	—	13,900	(4)	27,800		1,299,928
Regina A. Tobin
President
Service Based RSUs vesting on January 8, 2024	January 8, 2023	—	—		—	5,300	495,656
Performance Based RSUs vesting on January 8, 2024	January 8, 2023	—	4,300	(4)	8,600	—	402,136
D. Christopher Monroe
Chief Financial Officer
Service Based RSUs vesting on January 8, 2024	June 28, 2023	—	—		—	2,300	251,436
Performance Based RSUs vesting on January 8, 2024	June 28, 2023	—	1,400		2,800		153,048
Christopher C. Colson
Chief Legal and Administrative Officer, Corporate Secretary
Service Based RSUs vesting on January 8, 2024	January 8, 2023	—	—		—	5,300	495,656
Performance Based RSUs vesting on January 8, 2024	January 8, 2023	—	3,200	(4)	6,400	—	299,264
Hernan E. Mujica
Chief Technology Officer
Service Based RSUs vesting on January 8, 2024	January 8, 2023	—	—		—	5,300	495,656
Performance Based RSUs vesting on January 8, 2024	January 8, 2023	—	3,200	(4)	6,400	—	299,264
Travis C. Doster
Chief Communications Officer
Service Based RSUs vesting on February 22, 2024	February 22, 2023	—	—		—	858	89,730
Service Based RSUs vesting on May 10, 2024	May 10, 2023	—	—		—	834	89,697
Service Based RSUs vesting on August 2, 2024	August 2, 2023	—	—		—	837	92,539
Service Based RSUs vesting on November 1, 2024	November 1, 2023	—	—		—	911	92,503
Service Based RSUs vesting on January 8, 2025	November 9, 2023	—	—		—	3,100	320,571
Performance Based RSUs vesting on January 8, 2025	November 9, 2023	—	1,700	(4)	3,400	—	175,797
Keith V. Humpich
Former Interim Chief Financial Officer
Service Based RSUs vesting on February 23, 2024	February 23, 2023	—	—		—	3,426	364,629
Tonya R. Robinson
Former Chief Financial Officer (5)
S. Chris Jacobsen
Former Chief Marketing Officer
Service Based RSUs vesting on January 8, 2024	January 8, 2023	—	—		—	4,300	402,136
Performance Based RSUs vesting on January 8, 2024	January 8, 2023	—	4,300	(4)	8,600	—	402,136

(1)

These amounts reflect the minimum, target, and maximum number of shares issuable under performance awards. The related performance targets and certain results are described in detail in the “Compensation Discussion and Analysis.”

(2)

Each stock award consists of service based restricted stock units, where each unit represents the conditional right to receive one share of our common stock upon satisfaction of vesting requirements. See the “Compensation Discussion and Analysis” for the conditions of accelerated vesting upon termination of employment other than for cause.

(3)

Reflects the grant date fair value computed in accordance with ASC 718 of the target number of performance based restricted stock units and service based restricted stock units granted to the Named Executive Officers using the closing price of the Company’s common stock on the last trading day immediately preceding the grant date, which was based on the following:

(i)	With respect to Mr. Morgan, 13,900 service based restricted stock units and 13,900 performance based restricted stock units granted on January 8, 2023 at $93.52.

(ii)	With respect to Ms. Tobin, 5,300 service based restricted stock units and 4,300 performance based restricted stock units granted on January 8, 2023 at $93.52.

(iii)	With respect to Mr. Monroe, 2,300 service based restricted stock units and 1,400 performance based restricted stock units granted on June 28, 2023 at $109.32.

(iv)	With respect to Mr. Colson, 5,300 service based restricted stock units and 3,200 performance based restricted stock units granted on January 8, 2023 at $93.52.

(v)	With respect to Mr. Mujica, 5,300 service based restricted stock units and 3,200 performance based restricted stock units granted on January 8, 2023 at $93.52.

(vi)	With respect to Mr. Doster, (A) 858 service based restricted stock units granted on February 22, 2023 at $104.58, (B) 834 service based restricted stock units granted on May 10, 2023 at $107.55, (C) 837 service based restricted stock units granted on August 2, 2023 at $110.56, (D) 911 service based restricted stock units granted on November 1, 2023 at $101.54, (E) 3,100 service based restricted stock units granted on November 9, 2023 at $103.41, and (F) 1,700 performance based restricted stock units granted on November 9, 2023 at $103.41.

(vii)	With respect to Mr. Humpich, 3,426 service based restricted stock units granted on February 23, 2023 at $106.43.

(viii)	With respect to Mr. Jacobsen, 4,300 service based restricted stock units and 4,300 performance based restricted stock units granted on January 8, 2023 at $93.52.

These are not amounts paid to or received by the Named Executive Officers. For discussion of the assumptions used in determining these values, see Note 14 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2023.

(4)	The amount included in the table above represents the target award opportunity. Performance based equity awards with respect to fiscal year 2023 were paid at 127.3% of the total target amount for the fiscal year in which a Named Executive Officer served in such role, based on an increase in actual EPS of 14.3% and an actual Profit Sharing Pool of $6,116,701 calculated on fiscal year 2023 pre-tax profit of $349,525,785.

(5)	As described above, Ms. Robinson retired as Chief Financial Officer as of January 4, 2023. As such, she did not receive any grants of performance based restricted stock units and service based restricted stock units for the 2023 fiscal year.

Outstanding Equity Awards

The following table presents information with respect to outstanding stock option awards, stock awards, and equity incentive plan awards as of December 26, 2023 by the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End Table
	Stock Awards			Equity Incentive Plan Awards
	Number of		Market Value	Number of		Market Value
	Shares or		of Shares or	Shares or		of Shares or
	Units of		Units of	Units of		Units of
	Stock That		Stock That	Stock That		Stock That
	Have Not		Have Not	Have Not		Have Not
	Vested		Vested	Vested		Vested
Name	(#)		($)(1)	(#)		($)(1)
Gerald L. Morgan	13,900	(2)	1,711,924	13,900	(3)	1,711,924
Chief Executive Officer
Regina A. Tobin	5,300	(4)	652,748	4,300	(5)	529,588
President
D. Christopher Monroe	2,300	(6)	283,268	1,400	(7)	172,424
Chief Financial Officer
Christopher C. Colson	5,300	(8)	652,748	3,200	(9)	394,112
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	5,300	(10)	652,748	3,200	(11)	394,112
Chief Technology Officer
Travis C. Doster	6,540	(12)	805,466	1,700	(13)	209,372
Chief Communications Officer
Keith V. Humpich	3,426	(14)	421,946	—		—
Former Interim Chief Financial Officer
Tonya R. Robinson (15)	—		—	—		—
Former Chief Financial Officer
S. Chris Jacobsen (16)	—		—	—		—
Former Chief Marketing Officer

(1)	Market value was computed using the Company’s closing stock price on the last trading day of our fiscal year ended December 26, 2023, which was $123.16.

(2)	The vesting schedule is as follows: 13,900 service based restricted stock units on January 8, 2024.

(3)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 13,900 performance based restricted stock units on January 8, 2024.

(4)	The vesting schedule is as follows: 5,300 service based restricted stock units on January 8, 2024.

(5)

Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 4,300 performance based restricted stock units on January 8, 2024.

(6)	The vesting schedule is as follows: 2,300 service based restricted stock units on December 31, 2024.

(7)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 1,400 performance based restricted stock units on January 8, 2024.

(8)	The vesting schedule is as follows: 5,300 service based restricted stock units on January 8, 2024.

(9)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 3,200 performance based restricted stock units on January 8, 2024.

(10)	The vesting schedule is as follows: 5,300 service based restricted stock units on January 8, 2024.

(11)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 3,200 performance based restricted stock units on January 8, 2024.

(12)	The vesting schedule is as follows: (A) 858 service based restricted stock units on February 22, 2024, (B) 834 service based restricted stock units on May 10, 2024, (C) 837 service based restricted stock units on August 2, 2024, (D) 911 service based restricted stock units granted on November 1, 2024, and (E) 3,100 service based restricted stock units on January 8, 2025,

(13)	Consists of performance awards which will vest and be earned, if at all, at the time of a determination by our compensation committee that certain Company performance measures have been satisfied. If and to the extent earned, the vesting schedule is as follows: 1,700 performance based restricted stock units on January 8, 2025.

(14)	The vesting schedule is as follows: 3,426 service based restricted stock units on February 23, 2024.

(15)	As described above, Ms. Robinson resigned as Chief Financial Officer of the Company on January 4, 2023. As such, she was not granted any service based restricted stock units and/or performance based restricted stock units with respect to the 2023 fiscal year.

(16)	As described above, Mr. Jacobsen resigned as Chief Marketing Officer of the Company on August 3, 2023. Upon his resignation, Mr. Jacobsen forfeited his right to receive any of the 4,300 service based restricted stock units and 4,300 performance based restricted stock units previously granted to Mr. Jacobsen with respect to his 2023 fiscal year service.

See the “Compensation Discussion and Analysis” for the conditions of accelerated vesting upon termination of employment other than for cause.

Stock Vested

The following table presents information with respect to stock awards vested during the fiscal year ended December 26, 2023 by the Named Executive Officers.

Stock Vested Table
	Number of
	Shares Acquired	Value Realized
	on Vesting	on Vesting
Name	(#)	($)(1)
Gerald L. Morgan	27,391	2,561,606	(i)
Chief Executive Officer
Regina A. Tobin	10,730	1,003,470	(ii)
President
D. Christopher Monroe	—	—
Chief Financial Officer
Christopher C. Colson	5,500	514,360	(iii)
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	5,500	514,360	(iv)
Chief Technology Officer
Travis C. Doster	4,940	536,154	(v)
Chief Communications Officer
Keith V. Humpich	3,396	368,497	(vi)
Former Interim Chief Financial Officer
Tonya R. Robinson	—	—
Former Chief Financial Officer
S. Chris Jacobsen	9,879	923,884	(vii)
Former Chief Marketing Officer

(1)

The value realized upon vesting of restricted stock units represents the fair value of the underlying shares based on the closing price of the Company’s common stock on the trading day immediately preceding the vesting date, which is in accordance with the following:

(i)	$93.52 with respect to the 12,200 service based restricted stock units which vested on January 8, 2023, and $93.52 with respect to the 15,191 performance based restricted stock units which vested on January 8, 2023 but became reportable on February 24, 2023.

(ii)	$93.52 with respect to the 5,500 service based restricted stock units which vested on January 8, 2023, and $93.52 with respect to the 5,230 performance based restricted stock units which vested on January 8, 2023 but became reportable on February 24, 2023.

(iii)	$93.52 with respect to the 5,500 service based restricted stock units which vested on January 8, 2023.

(iv)	$93.52 with respect to the 5,500 service based restricted stock units which vested on January 8, 2023.

(v)	$102.20 with respect to the 1,500 service based restricted stock units which vested on February 28, 2023, $115.86 with respect to the 1,500 service based restricted stock units which vested on May 19, 2023, $111.94 with respect to the 1,033 service based restricted stock units which vested on August 3, 2023, and $103.01 with respect to 907 service based restricted stock units which vested on November 2, 2023.

(vi)	$102.20 with respect to the 1,000 service based restricted stock units which vested on February 28, 2023, $115.86 with respect to the 1,000 service based restricted stock units which vested on May 19, 2023, $111.94 with respect to the 743 service based restricted stock units which vested on August 3, 2023, and $103.01 with respect to 653 service based restricted stock units which vested on November 2, 2023.

(vii)	$93.52 with respect to the 4,400 service based restricted stock units which vested on January 8, 2023, and $93.52 with respect to the 5,479 performance based restricted stock units which vested on January 8, 2023 but became reportable on February 24, 2023.

Termination, Change of Control and Change of Responsibility Payments

If a Named Executive Officer had resigned or been terminated for any reason or for cause other than a Qualifying Reason (as defined above) prior to the expiration of the term of his or her Executive Employment Agreement, the Named Executive Officer would have received payment of his or her annual base salary then in effect through the date of resignation or termination as well as any accrued paid time off that might be due at such termination in accordance with policies of the Company in effect from time to time, and the Company shall have no other severance obligations under such Executive Employment Agreement.

If a Named Executive Officer had been terminated prior to the expiration of the term of his or her Executive Employment Agreement for a Qualifying Reason, the Company will pay the Named Executive Officer three months of base salary, unless the termination occurs within 12 months following a Change in Control (as defined above), in which case the applicable Named Executive Officer’s current base salary remaining for the then existing term of his or her respective Executive Employment Agreement will be paid.

In addition, if any Named Executive Officer’s termination occurs for a Qualifying Reason within 12 months following a Change in Control, the applicable Named Executive Officer shall be paid any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination.

While the individual Executive Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control, then such unvested service based restricted stock units and/or performance based restricted stock units shall become vested as of the date of termination.  Additionally, such specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers provide that if any Named Executive Officer’s continuous service is terminated because of death or disability prior to the vesting date for the applicable grant of service based restricted stock units and/or performance based restricted stock units (as and if applicable), then such applicable restricted stock units become immediately vested in an amount equal to the total number of granted restricted stock units multiplied by a fraction, the numerator of which is the number of calendar months or portions thereof from grant date of such restricted stock units through the date on which such Named Executive Officer’s continuous service is terminated due to death or disability and the denominator of which is the total number of calendar months or portion thereof in the vesting period for such restricted stock unit grants.

The following table lists the estimated amounts payable to a Named Executive Officer pursuant to the Executive Employment Agreements if his or her employment had been terminated for a Qualifying Reason unrelated to a change of control or death or disability on December 26, 2023, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of all claims against us.

Termination Payments Table
	Total
	Estimated
	Cash
	Payments
Name	($)(1)
Gerald L. Morgan	300,000
Chief Executive Officer
Regina A. Tobin	162,500
President
D. Christopher Monroe	125,000
Chief Financial Officer
Christopher C. Colson	125,000
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	125,000
Chief Technology Officer
Travis C. Doster	125,000
Chief Communications Officer
Keith V. Humpich	—	(2)
Former Interim Chief Financial Officer
Tonya R. Robinson	3,500,000	(3)
Former Chief Financial Officer
S. Chris Jacobsen	413,805	(4)
Former Chief Marketing Officer

(1)	If the employment of any of Ms. Tobin and Messrs. Morgan, Monroe, Colson, Mujica, and Doster is terminated under those circumstances, then the Company will pay him or her three months of their applicable base salary.

(2)	Mr. Humpich is not subject to an Executive Employment Agreement. As such, there is no prescribed amount to be paid to Mr. Humpich if his employment had been terminated for a Qualifying Reason unrelated to a change of control or death or disability on December 26, 2023, the last day of our fiscal year.

(3)	As more particularly described above, this amount includes the actual amount paid by the Company to Ms. Robinson pursuant to the Robinson Separation Agreement and is comprised of three installments in accordance with the following schedule: (i) $1,500,000 due and payable no later than January 31, 2023; (ii) $500,000 due and payable on July 31, 2023; and (iii) $1,500,000 due and payable on January 31, 2024. As previously discussed, upon her retirement, Ms. Robinson forfeited her right to all outstanding equity awards and she reaffirmed certain obligations under her Executive Employment Agreement, including, without limitation, obligations pertaining to non-competition, non-hire, and non-solicitation

(4)	As more particularly described above, this amount includes the actual amount paid by the Company to Mr. Jacobsen pursuant to the Jacobsen Separation Agreement in which the Company paid (in addition to his salary and benefits [including, but not limited to, the payment of his incentive bonus relating to the Q2 2023 fiscal year period ending on June 27, 2023] through August 3, 2023), (i) a sum of $125,000 (less applicable withholdings) reflecting three months of his base salary due and payable under his Executive Employment Agreement, and (ii) a one-time payment of $288,805 (less applicable withholdings). As previously discussed, upon his resignation, Mr. Jacobsen forfeited his right to all outstanding equity awards and he reaffirmed certain obligations under his Executive Employment Agreement, including, without limitation, obligations pertaining to non-competition, non-hire, and non-solicitation.

The following table lists the estimated amounts payable to a Named Executive Officer (excluding Ms. Robinson and Messrs. Jacobsen and Humpich) pursuant to the Executive Employment Agreements and applicable equity incentive agreements if his or her employment had been terminated without Cause following a Change in Control or if any Named Executive Officer resigns for Good Reason within 12 months following a Change of Control, on December 26, 2023, the last day of our fiscal year, provided that each Named Executive Officer signed a full release of claims against us.

Change in Control, Change in Responsibilities Payments Table
	Estimated	Estimated Value of
	Cash	Newly Vested
	Payments	Stock Awards	Total
Name	($)(1)	($)(2)	($)
Gerald L. Morgan	2,812,012	3,423,848	6,235,860
Chief Executive Officer
Regina A. Tobin	1,523,173	1,182,336	2,705,509
President
D. Christopher Monroe	1,040,899	455,692	1,496,591
Chief Financial Officer
Christopher C. Colson	1,040,899	1,046,860	2,087,759
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	1,040,899	1,046,860	2,087,759
Chief Technology Officer
Travis C. Doster	982,735	1,014,838	1,997,573
Chief Communications Officer

(1)	If the employment of any of the Named Executive Officers listed above had been terminated without Cause following a Change of Control, or if any of the Named Executive Officers listed above had resigned his or her position for Good Reason within 12 months following a Change of Control, the Named Executive Officer would have received the amount of his or her then current base salary through the end of the term of the Named Executive Officer’s employment agreement, together any incentive bonus earned but not yet paid for any fiscal year ended before the date of termination, plus an incentive bonus for the year in which the date of termination occurs, equal to the applicable Named Executive Officer’s target bonus for that year, prorated based on the number of days in the fiscal year elapsed before the date of termination. Had a Named Executive Officer’s employment been so terminated on December 26, 2023, each of Messrs. Morgan, Jacobsen, Colson, and Mujica, and Mss. Robinson and Tobin would have received payment through January 7, 2024.

			Total
			Estimated
	Salary	Bonus	Payments
Name	($)	($)	($)
Gerald L. Morgan	1,242,740	1,569,272	2,812,012
Chief Executive Officer
Regina A. Tobin	673,151	850,022	1,523,173
President
D. Christopher Monroe	517,808	523,091	1,040,899
Chief Financial Officer
Christopher C. Colson	517,808	523,091	1,040,899
Chief Legal and Administrative Officer, Corporate Secretary
Hernan E. Mujica	517,808	523,091	1,040,899
Chief Technology Officer
Travis C. Doster	517,808	464,927	982,735
Chief Communications Officer

(2)	While the individual Executive Employment Agreements do not address the manner in which unvested stock awards, if any, will be handled upon the termination of a Named Executive Officer, the specific restricted stock unit award agreement and/or performance restricted stock unit award agreement entered into by the Named Executive Officers upon the grant of service based restricted stock units and/or performance based restricted stock units provide that each Named Executive Officer’s service based restricted stock units and performance based restricted stock units would have become immediately vested upon a termination of his or her employment (A) if a Change in Control occurs prior to the vesting date of such restricted stock units and the Named Executive Officer is terminated by the Company without Cause, or (B) if the Named Executive Officer is terminated for Good Reason within 12 months following a Change in Control. The amounts shown in this column represent the value of the restricted stock units at the closing price of our common stock on the last trading day of our fiscal year ended December 26, 2023, which was $123.16. The number of service based restricted stock units and performance based restricted stock units which would have vested on that date are shown in the table titled “Outstanding Equity Awards at Fiscal Year End Table” set forth above.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company, illustrating pay versus performance. The compensation actually paid (“CAP”) for the Principal Executive Officer (“PEO”) and the average CAP for the non-PEO named executive officers is calculated by taking the Summary Compensation Table (“SCT”) values: (a) less the grant value of equity granted during the covered fiscal year (“CFY”); (b) plus the year-end fair value of unvested equity awards granted during the CFY; (c) plus for equity awards granted in prior years that are outstanding and unvested at the end of the CFY, the difference between the year-end fair value and the immediately prior year-end fair value; (d) plus for equity awards granted in the CFY that vested during the CFY, the fair value of such awards on the vesting date; (e) plus for equity awards granted in a fiscal year prior to the CFY that vested during the CFY, the difference between the fair value as of the vesting date and the immediately prior year-end fair value; and (f) less for equity awards granted in a fiscal year prior to the

CFY that failed to meet the applicable vesting conditions during the CFY, the fair value at the end of the prior fiscal year.

Pay Versus Performance Table
							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total Comp First PEO	SCT Total Comp for Second PEO	CAP to First PEO	CAP to Second PEO	Avg. SCT Total Comp for Non-PEO NEOs	Avg. CAP to Non-PEO NEOs	TSR	Peer Group TSR (S&P Index)	Net Income (in Millions)	Diluted EPS
	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	($)(8)	($)	($)
2023	5,347,527	N/A	6,435,377	N/A	1,746,269	1,697,782	236.24	154.53	304.9	4.54
2022	4,421,989	N/A	5,725,465	N/A	1,662,319	1,823,561	173.96	134.26	269.8	3.97
2021	3,769,765	4,986,164	3,801,740	(2,793,754)	2,634,509	1,934,435	164.74	145.77	245.3	3.50
2020	N/A	3,620,939	N/A	7,366,061	1,207,262	1,773,284	140.80	118.90	31.3	0.45

(1)

For the purposes of this table, the First Principal Executive Officer refers to Gerald L. Morgan.  On March 18, 2021, Mr. Morgan was named Chief Executive Officer of the Company following W. Kent Taylor’s passing.  The amounts described in this column relate to amounts disclosed in the Summary Compensation Table of this proxy statement.  Additionally, for the purposes of the 2021 fiscal year, the amounts also reflect compensation received by Mr. Morgan for positions within the Company before assuming the role of Chief Executive Officer on March 18, 2021.

(2)

For the purposes of this table, the Second Principal Executive Officer refers to W. Kent Taylor.  Mr. Taylor served as the Chief Executive Officer of the Company until his passing on March 18, 2021.  The amounts described in this column relate to amounts disclosed in the Summary Compensation Table of this proxy statement.

(3)

The dollar amounts reported in the “CAP to First PEO” column have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the First PEO. These amounts reflect the amount set forth in the “Total” column of the “Summary Compensation Table” for each fiscal year presented, with certain adjustments as described in the table below, in accordance with the requirements of Item 402(v) of Regulation S-K. Amounts in the below reconciliation table may not sum to total due to rounding:

CALCULATION OF FIRST PEO CAP
Year	SCT Total Comp	SCT Stock Awards	Value of Unvested Equity Awards Granted during CFY	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY	Value of Equity Awards Granted and Vested in CFY	Change in Value of Granted in Prior Years and Vested in CFY	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY	CAP to First PEO($)
	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)(i)	(a)-(b)+(c)+(d)+(e)+(f)-(g)
2023	5,347,527	2,599,856	3,423,848	—	—	263,858	—	6,435,377
2022	4,421,989	2,201,368	2,297,748	—	4,996	1,202,100	—	5,725,465
2021	3,769,765	2,394,513	2,352,525	—	—	73,963	—	3,801,740
2020	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

(i)	For the purposes of determining the amount that should be included in column (g) of each footnote throughout the Company’s Pay Versus Performance disclosure, the Company has used (i) the value of the difference in the target amount of performance based restricted stock units that an applicable officer was granted for a particular fiscal year and the amount of performance based restricted stock units that actually vested to the extent the same is less than such target amount, and (ii) the value of the difference in the target amount of “retention” restricted stock units that an applicable officer was granted and the amount of “retention” restricted stock units that actually vested (as and if applicable).

(4)

CALCULATION OF SECOND PEO CAP
Year	SCT Total Comp	SCT Stock Awards	Value of Unvested Equity Awards Granted during CFY	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY	Value of Equity Awards Granted and Vested in CFY	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY	CAP to Second PEO($)
	($)(a)	($)(b)	($)(c)	($)(d)	($)(e)	($)(f)	($)(g)	(a)-(b)+(c)+(d)+(e)+(f)-(g)
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	4,986,164	4,753,200	—	—	1,909,885	880,222	5,816,825	(2,793,754)
2020	3,620,939	3,358,800	4,737,600	1,698,000	—	668,322	—	7,366,061

(5)	For the purposes of the 2020 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, Doug W. Thompson, S. Chris Jacobsen, and Gerald L. Morgan.

For the purposes of the 2021 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, Doug W. Thompson, S. Chris Jacobsen, Christopher C. Colson, Hernan E. Mujica and Regina A. Tobin.

For the purposes of the 2022 fiscal year, the Non-Principal Executive Officers include Tonya R. Robinson, S. Chris Jacobsen, Christopher C. Colson, Hernan E. Mujica and Regina A. Tobin.

For the purposes of the 2023 fiscal year, the Non-Principal Executive Officers include Regina A. Tobin, D. Christopher Monroe, Keith V. Humpich, Tonya R. Robinson, Travis C. Doster, S. Chris Jacobsen, D. Christopher Monroe, Christopher C. Colson, and Hernan E. Mujica.

(6)

CALCULATION OF 2020 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	920,732	671,760	947,520	226,400	—	(3,400)	—	1,419,492
Thompson	1,818,256	1,679,400	2,368,800	283,000	—	265,278	—	3,055,934
Jacobsen	924,889	671,760	947,520	226,400	—	92,317	—	1,519,366
Morgan	1,165,170	291,726	394,800	—	—	(169,900)	—	1,098,344
Average	1,207,262	828,662	1,164,660	183,950	—	46,074	—	1,773,284

CALCULATION OF 2021 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	1,788,492	998,855	1,120,250	—	—	5,234	147,497	1,767,624
Thompson	7,556,722	2,376,600	—	—	—	6,192	1,475,289	3,711,025
Jacobsen	1,712,853	950,640	1,075,440	—	—	4,020	516,319	1,325,354
Tobin	1,395,079	822,315	761,770	—	—	56,190	—	1,390,724
Colson	1,589,173	945,109	873,795	—	—	66,566	—	1,584,425
Mujica	1,764,732	1,142,043	1,064,238	—	—	140,529	—	1,827,456
Average	2,634,509	1,205,927	815,916	—	—	46,455	356,518	1,934,435

CALCULATION OF 2022 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Robinson	1,755,123	893,178	932,283	—	—	205,623	—	1,999,851
Jacobsen	1,787,674	793,936	828,696	—	—	403,536	—	2,225,970
Tobin	1,788,904	795,166	913,449	—	—	(11,380)	—	1,895,807
Colson	1,489,948	496,210	517,935	—	—	(6,458)	—	1,505,215
Mujica	1,489,948	496,210	517,935	—	—	(20,710)	—	1,490,963
Average	1,662,319	694,940	742,060	—	—	114,122	—	1,823,561

CALCULATION OF 2023 NON-PEO CAP
Non PEO	SCT Total Comp ($)(a)	SCT Stock Awards ($)(b)	Value of Unvested Equity Awards Granted during CFY ($)(c)	Change in Value of Equity Awards Granted in Prior Years and Unvested at end of CFY ($)(d)	Value of Equity Awards Granted and Vested in CFY ($)(e)	Change in Value of Equity Awards Granted in Prior Years and Vested in CFY ($)(f)	Value of Equity Awards Previously Granted that Failed to Meet Conditions in CFY ($)(g)	CAP to Non-PEO($) (a)-(b)+(c)+(d)+(e)+(f)-(g)
Tobin	2,400,016	897,792	1,182,336	—	—	90,021	—	2,774,581
Monroe	1,398,938	404,484	455,692	—	—	—	—	1,450,146
Humpich	1,148,979	364,629	421,946	—	—	48,696	—	1,254,992
Robinson	2,021,333	—	—	—	—	—	932,283	1,089,050
Doster	1,518,004	860,836	1,014,838	—	—	70,954	—	1,742,960
Jacobsen	1,827,450	804,272	—	—	—	95,188	—	1,118,366
Colson	1,826,340	794,920	1,046,860	—	—	(3,575)	—	2,074,705
Mujica	1,829,094	794,920	1,046,860	—	—	(3,575)	—	2,077,459
Average	1,746,269	615,232	646,067	—	—	37,214	116,535	1,697,782

(7)

For the purposes of calculating the Company’s total shareholder return (“TSR”), the Company’s TSR increased 40.8% in fiscal year 2020, increased 17.0% in fiscal year 2021, increased 5.6% in fiscal year 2022, and increased 35.8% in fiscal year 2023.

(8)

As more particularly shown in the Company’s Annual Report on Form 10-K for the year ended December 28, 2021, we presented a performance graph by comparing our cumulative TSR against the Russell 3000 Restaurant Index. In connection with our Annual Report on Form 10-K for the year ended December 28, 2021, December 27, 2022 and December 26, 2023, the Company presented a performance graph by comparing our cumulative TSR against the S&P Composite 1500 Restaurant Sub-Index (the “S&P Index”). For the purposes of the table above, we have shown the TSR for the Company’s peer companies using the S&P Index.  In furtherance of the foregoing, using the S&P Composite 1500 Restaurant Sub-Index, the TSR of

the Company’s peer companies increased 18.9% in fiscal year 2020, increased 22.6% in fiscal year 2021, decreased 7.9% in fiscal year 2022, and increased 15.1% in fiscal year 2023.

As shown in the charts as discussed further below, the relationship between the Compensation Actually Paid to the Principal Executive Officer and the Average Compensation Actually Paid to the Non-Principal Executive Officers in the 2020 fiscal year, 2021 fiscal year, 2022 fiscal year, and 2023 fiscal year, respectively, to each of (i) net income, (ii) total shareholder return, and (iii) diluted earnings per share demonstrates that such compensation fluctuates to the extent the Company is achieving its goals and increasing value for shareholders in line with the Company’s compensation philosophy and performance-based objectives. For the purposes of the charts below, the Principal Executive Officer is determined in the following manner:  (i) for fiscal year 2020, the Principal Executive Officer represented is W. Kent Taylor, (ii) for fiscal year 2021, the Principal Executive Officer represented is the aggregate compensation of W. Kent Taylor and Gerald L. Morgan, and (iii) for fiscal years 2022 and 2023 the Principal Executive Officer represented is Gerald L. Morgan.

CAP vs. Net Income 2020-2023
$8.0
$7.0
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
CAP
(In millions)
$350.0
$300.0
$250.0
$200.0
$150.0
$100.0
$50.0
$-
Net Income
(In millions)
$31.3
$245.3
$269.8
$304.9
$7.4
$1.8
$1.0
$1.9
$5.7
$1.8
$6.4
$1.7
2020
2021
2022
2023
Year
Compensation Actually Paid to First PEO
Average Compensation Actually Paid to Non-PEO NEOs
Net Income ($)

The following table lists the three financial performance measures that we believe represent the most important financial measures to link compensation actually paid to our Named Executive Officers in 2023 to our performance.

Most Important Performance Measures
1) Diluted Earnings Per Share Growth
2) Profit Growth
3) Change in Stock Price

CEO Pay Ratio

Under Section 953(b) of the Dodd Frank Wall Street Reform and Consumer Protection Act, a U.S. publicly traded corporation is required to disclose the ratio between their Chief Executive Officer’s annual total compensation to the total compensation of such corporation’s median employee after excluding the Chief Executive Officer’s compensation. To identify our median employee, we used the 2023 total cash compensation for all individuals (other than Mr. Morgan, our Chief Executive Officer) who were employed by us as of December 26, 2023, the last day of our 2023 fiscal year. For the purposes of calculating our employee’s total cash compensation, we used our employee’s base wages identified on our employees’ W-2 forms. As a part of our calculation, we included all employees, whether employed by us on a full-time or part-time basis, and we annualized the compensation of any employee whom we hired during our 2023 fiscal year and who was working for us at the end of our fiscal year. As of December 26, 2023, approximately 74% of our employees were part-time employees and our average employee worked approximately 18 hours per week.

We identified our median employee as a server in Rockwall, Texas who worked an average of approximately 20 hours per week.  After identifying our median employee, we calculated the annual total compensation for such employee as $18,523, which is determined using the same methodology we used for our Named Executive Officers as set forth in the 2023 Summary Compensation Table described above.

As more particularly described in the 2023 Summary Compensation Table, the annual total compensation for Mr. Morgan, our Chief Executive Officer, for our 2023 fiscal year is $5,347,527 and the ratio between the compensation for our Chief Executive Officer and the compensation for our median employee is 289 to 1. Note that since the SEC rules allow companies to use various methodologies and assumptions, apply certain exclusions, and make reasonable estimates relating to a specific company’s employee base when identifying the median employee, the CEO pay ratio disclosed by other companies may not be comparable with the CEO pay ratio disclosed in this paragraph. Additionally, the pay ratio between our Chief Executive Officer and our median employee may vary year to year based, in part, on the grant date value of any restricted stock units granted to our Chief Executive Officer in any given year.

AUDIT COMMITTEE REPORT

As of the date of this proxy statement, the audit committee of the Board (the “Committee”) is currently composed of five directors, all of whom meet the criteria for independence under the applicable Nasdaq and Securities & Exchange Commission (the “SEC”) rules and the Sarbanes-Oxley Act. The Committee acts under a written charter adopted by the Board, a copy of which is available on the Company’s website at www.texasroadhouse.com.  During the 2023 fiscal year, the Committee was comprised of Ms. Epps and Messrs. Crawford, Jones, Moore, Warfield, and Zarley.  Ms. Widmer also served on the Committee for a portion of the 2023 fiscal year until she stepped down from the Committee in May 2023. During the 2024 fiscal year, the Committee is comprised of Ms. Epps and Messrs. Crawford, Jones, Moore, and Warfield.  Ms. Epps currently serves as the chairperson of the Committee and was the chairperson of the Committee during the 2023 fiscal year. The Board evaluated the credentials of and designated Ms. Epps and Messrs. Moore and Warfield as audit committee financial experts.

The Committee has prepared the following report on its activities and with respect to the Company’s audited consolidated financial statements for the fiscal year ended December 26, 2023 (the “Audited Financial Statements”).

●	The Committee met 12 times during fiscal year 2023, which were comprised of six regular meetings of the Committee and six meetings solely related to the Committee’s review of the Company’s quarterly earnings release and filings with the SEC. The Committee’s meetings included private sessions with the Company’s independent auditors and internal auditors (as needed), as well as executive sessions consisting of only Committee members. The Committee also met periodically in private sessions with management, including Named Executive Officers (as needed);

●	The Committee reviewed the acknowledgement process for the Company’s Code of Conduct and the corresponding results;

●	The Committee reviewed the scope, plans, and results of the testing performed by the Company’s internal auditors and independent auditors in their assessments of internal control over financial reporting and the consolidated financial statements;

•	The Committee evaluated and reviewed the Company’s internal audit function, including, without limitation, the independence, competence, staffing adequacy and authority of the function; the ability of the internal audit function to raise issues to the appropriate level of authority; and the reporting relationships among the Company’s internal auditors, financial management, and the Committee;

●	The Committee reviewed matters submitted to it via the Company’s whistleblower hotline and/or other reporting mechanisms regarding concerns about allegedly questionable financial, accounting, and/or auditing matters (if any);

●	The Committee reviewed the Company’s risk assessment and risk management policies, practices, and disclosures, including, without limitation, the Company’s financial strategies, insurance plans, cyber risk, business continuity, and corporate sustainability with management, the Company’s Chief Legal and Administrative Officer, the Company’s internal and independent auditors, and the Company’s enterprise risk management team;

●	The Committee was advised on risks and the Company’s related mitigation efforts in accordance with acceptable risk tolerance, including, without limitation, strategic, operational, financial, legal, data privacy, corporate sustainability, responsible alcohol service, and cybersecurity risks both during and outside of regularly scheduled meetings;

●	As a part of the Committee’s oversight responsibilities, during the 2023 fiscal year, the Committee received reports on risks relating to certain business functions within the Company, together with reports from the Company’s employment compliance risk subcommittee, vendor risk subcommittee, food safety risk subcommittee, crisis and business continuity risk subcommittee, and corporate sustainability risk subcommittee;

●	The Committee reviewed the Company’s legal, regulatory, and ethical compliance programs;

●	The Committee reviewed with the Company’s Chief Legal and Administrative Officer the Company’s disclosures with respect to current lawsuits (as and if applicable);

●	The Committee reviewed comment letters received from the SEC, if any, together with management’s response to such letters;

●	The Committee pre-approved all audit, audit-related, and permissible non-audit services provided to the Company by KPMG LLP, the Company’s independent auditors, for the 2023 fiscal year, before management engaged the independent auditors for those purposes, pursuant to and in accordance with the Texas Roadhouse, Inc. Policy for Pre-Approval of Services Provided by External Audit Firm (which is available on the Company’s website at www.texasroadhouse.com);

●	On a quarterly basis, the Committee discussed with KPMG LLP the matters required to be discussed by the Public Company Accounting Oversight Board’s Auditing Standard No. 1301, Communications with Audit Committees;

●	The Committee discussed with KPMG LLP their written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Committee concerning independence;

●	The Committee reviewed the selection, application, and disclosure of critical accounting policies;

●	The Committee reviewed with KPMG LLP the selection and disclosure of the critical audit matter(s) set forth in the independent auditor’s report of the Company’s Form 10-K;

●	The Committee reviewed the Company’s quarterly earnings press releases prior to issuance;

●	The Committee reviewed and discussed the Company’s Audited Financial Statements for the 2023 fiscal year with management and the independent auditors;

●	As mentioned above, the Committee reviewed the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K prior to filing with the SEC and acknowledged that the Committee did not have any objections to the filing of the same;

●	The Committee evaluated the appointment, compensation, retention and oversight of KPMG LLP. In connection with such appointment, the Committee evaluated the service level of the incumbent independent auditor, which included criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicited the input of key management employees during its evaluation; and

●	Based on the review and discussion referred to above, and in reliance thereon, the Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2023, for filing with the SEC.

All members of the Committee concur in this report.

Donna E. Epps, Chair

Michael A. Crawford

Wayne L. Jones

Gregory N. Moore

Curtis A. Warfield

Related Party Transactions

The Committee’s charter provides that the Committee will review and approve any transactions between us and any of our executive officers, non-employee directors, and 5% shareholders, or any members of their immediate families, in which the amount involved exceeds the threshold limits established by the regulations of the SEC. In reviewing a related-party transaction, the Committee considers the material terms of the transaction, including whether the terms are generally available to an unaffiliated third party under similar circumstances. Unless specifically noted, the transactions described below were either entered into before our initial public offering in 2004 and the subsequent formation of the Committee or before the individual listed below became a Named Executive Officer.

Grants of Franchise or License Rights

We have franchised restaurants to companies owned in part by a Named Executive Officer. The royalty rate that is paid by these companies is set forth below, and is the amount we typically charge to franchisees. We believe that allowing certain Named Executive Officers to have ownership interests in our restaurants provides an ongoing benefit to the Company by these persons being more invested in the overall success of the brand.

Ownership interests of franchised restaurants by Mr. Morgan as of the end of the 2023 fiscal year are listed below. Note that the chart below denotes ultimate beneficial ownership percentages and Mr. Morgan may from time to time hold such interests through another legal entity such as a trust or limited liability company.

RELATED PARTY TRANSACTIONS
					Management,
				Royalties	Supervision and/or
				Paid to	Accounting Fees
		Initial		Us in	Paid to Us
		Franchise	Royalty	Fiscal Year 2023	in Fiscal Year 2023
Restaurant	Name and Ownership	Fee	Rate	($)	($)(1)
El Cajon, CA	Gerald L. Morgan (2.0%)	—	4.0%	504,149	30,366
McKinney, TX	Gerald L. Morgan (2.0%)	—	4.0%	432,502	54,063
Brownsville, TX	Gerald L. Morgan (3.06%)	—	4.0%	428,897	53,612
Oceanside, CA	Gerald L. Morgan (2.0%)	—	4.0%	466,456	30,366

(1)

The management, supervision and/or accounting fees described in this table are fees paid by the operating entity of the applicable franchise location to the Company pursuant to a separate management agreement.

For the 2023 fiscal year, the total amount of distributions received by Mr. Morgan relating to his ownership interests in the above-referenced franchised restaurants was $150,214.  This amount does not reflect compensation paid by the Company to Mr. Morgan during the 2023 fiscal year; rather, this amount was paid by the applicable franchise entity and reflects a return on investment in these separate restaurant locations.

The franchise agreements that we have entered into with this current Named Executive Officer contain the same terms and conditions as those agreements that we enter into with our other Texas Roadhouse domestic franchisees. We have the contractual right, but not the obligation, to acquire the restaurants owned in part by such Named Executive Officer based on a pre-determined valuation formula which is the same as the formula contained in the Texas Roadhouse domestic franchise agreements that we have entered into with other franchisees with whom we have such rights. Once a franchise agreement has been entered into, it may be terminated if the franchisee defaults in the performance of any of its obligations under the agreement, including its obligations to operate the restaurant in strict accordance with our standards and specifications. A franchise agreement may also be terminated if a franchisee becomes insolvent, fails to make its required payments, creates a threat to the public health or safety, ceases to operate the restaurant or misuses the Texas Roadhouse trademarks.

Ownership Interest in Majority-Owned Joint Venture Entities

We have a current Named Executive Officer, Gerald L. Morgan, who has an ownership interest in a certain Texas Roadhouse restaurant that is owned by an entity that the Company controls and in which the Company holds a 52.5% ownership interest. We believe that allowing certain Named Executive Officers to have ownership interests in restaurants provides an ongoing benefit to the Company by making these persons more invested in the overall success of the brand. As of the end of the 2023 fiscal year, Mr. Morgan held a 34.5% ultimate beneficial ownership interest in the Mansfield, Texas restaurant, which such entity paid $384,319 to us for management and supervision fees. Additionally, for the 2023 fiscal year, the total amount of distributions received by Mr. Morgan relating to his ownership interest in the Mansfield, Texas restaurant was $577,305. This amount does not reflect compensation paid by the Company to Mr. Morgan during the 2023 fiscal year; rather, this amount was paid by the entity and reflects a return on investment in this restaurant location.

Other Related Transactions

On February 28, 2024, the Board and the Committee approved a related party transaction involving Mr. Zarley’s ownership interest in a future Jaggers franchise entity as described herein. In connection with the transaction, the Company will be entering into a development agreement with a third-party member-managed limited liability company for the development of fifteen Jaggers franchise locations in Houston, Texas. Mr. Zarley is the beneficial owner of 20.0% of the franchise entity. Pursuant to the development agreement, the franchise entity will pay a $150,000 development fee to the Company and is required to pay to the Company a $45,000 franchise fee for every franchise location opened under the development agreement. Mr. Zarley agreed to guarantee certain obligations of the franchise entity to the Company under any franchise agreement entered into between the Company and such entity during the term of the development agreement. The franchise agreements will contain the same terms and conditions as those agreements that we enter into with our other Jaggers franchisees, with royalties generally at 5.0% of restaurant sales. As of the date of this proxy statement, Mr. Zarley has not received any distributions relating to his ownership interest in the franchise entity; provided, however, any amounts paid to Mr. Zarley will not reflect compensation paid by the Company but such amounts will be paid by the franchise entity and will reflect a return on investment in these restaurant locations.  Due to Mr. Zarley’s ownership interest in such thirty party franchise entity, Mr. Zarley is no longer independent (as such term is defined in the listing standards under Nasdaq Marketplace Rule 5605(a)(2)). In connection with the approval of this related party transaction, the Board and the Committee considered, among other things, that (i) Mr. Zarley does not serve on any of the Board committees, (ii) the Board remains composed by more than 75% of independent directors, (iii) the fact that fiscal year 2024 is the last year in which Mr. Zarley will be nominated for re-election at the Annual Meeting, and (iv) the instrumental role that Mr. Zarley will continue to play in mentoring our newest members of the Board as he serves his final annual term under the Board’s age limit policy.

PRESENTATION OF PROPOSALS

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s Bylaws provide for not less than one and not more than 15 directors. Our Board currently consists of nine directors. At the Annual Meeting, we are electing nine directors to hold office until the Annual Meeting of Shareholders in 2025 and until a successor is elected and qualified. Although it is not anticipated that any of the nominees listed below will decline or be unable to serve, if that should occur, the proxy holders may, in their discretion, vote for a substitute nominee.

Nominees for Election as Directors

Set forth below are the Board members who will stand for re-election at the Annual Meeting, together with their age, all Company positions and offices they currently hold, and the year in which they joined the Board.

NOMINEES FOR ELECTION AS DIRECTORS
		Position or	Director
Name	Age	Office	Since
Jane Grote Abell	57	Director	2024
Michael A. Crawford	56	Director	2020
Donna E. Epps	60	Director	2021
Wayne L. Jones	65	Director	2023
Gregory N. Moore	74	Chairman of the Board; Director	2005
Gerald L. Morgan	63	Chief Executive Officer; Director	2021
Curtis A. Warfield	56	Director	2018
Kathleen M. Widmer	62	Director	2013
James R. Zarley	79	Director	2004

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR THE DIRECTORS OF THE COMPANY SET FORTH ABOVE.

PROPOSAL 2

RATIFICATION OF INDEPENDENT AUDITORS

As more particularly described in this proxy statement, the audit committee is directly responsible for managing the Company’s independent auditors, which includes, without limitation, (i) pre-approving all audit and permitted non-audit services provided by our independent auditors, and (ii) the appointment, compensation, retention and oversight of the Company’s independent auditors. In connection with the audit committee’s appointment of the Company’s independent auditors, the audit committee evaluates the service level of the incumbent independent auditor on an annual basis, which includes criteria such as prior year quality of service, industry and technical expertise, independence, resource availability, and reasonableness and competitiveness of fees, as well as solicits the input of key management employees during its evaluation.

In connection with the same and pursuant to its charter, the audit committee has appointed the firm of KPMG LLP to serve as the independent auditors to audit the consolidated financial statements and the internal control over financial reporting of the Company for the fiscal year which ends on December 31, 2024. The Board and the audit committee jointly agree that the continued retention of KPMG LLP is in the best interest of the Company and its shareholders. Accordingly, a resolution will be presented at the Annual Meeting to ratify the appointment of KPMG LLP. If the shareholders fail to ratify the appointment of KPMG LLP, the audit committee will take this result into account when appointing an independent auditor for the 2024 fiscal year. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm as the Company’s independent auditors at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its shareholders. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to the Independent Auditors

KPMG LLP FEES FOR FISCAL YEARS 2023 AND 2022
	2023($)	2022($)
Audit Fees	857,797	913,816
Audit‑related Fees	16,000	16,000
Tax Fees	50,500	66,190
All Other Fees	—	—
	924,297	996,006

Audit Fees.  KPMG LLP charged $857,797 in fiscal year 2023 and $913,816 in fiscal year 2022 for audit fees. These include professional services in connection with the audit of the Company’s annual consolidated financial statements and its internal control over financial reporting. They also include reviews of the Company’s consolidated financial statements included in the Company’s Quarterly and Annual Reports on Form 10-Q and Form 10-K and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years shown. In addition, the fees for fiscal years 2023 and 2022 contain approximately $12,797 and $18,816, respectively, related to statutory audits. Finally, the fees for fiscal year 2022 contain $80,000 relating to the testing of general information technology and automated controls related to an accounting software upgrade which the Company completed during fiscal 2022.

Audit-related Fees.  KPMG LLP charged $16,000 in fiscal year 2023 and 2022 for their consent to include the Company’s annual consolidated financial statements in both of our franchise disclosure documents.

Tax Fees.  KPMG LLP charged $50,500 in fiscal year 2023 and $66,190 in fiscal year 2022 for consulting and compliance services.  The fees charged in fiscal years 2023 and 2022 include $30,000 and $40,000, respectively, for tax structuring related services.

All Other Fees. KPMG LLP did not charge any additional amounts during either fiscal year 2023 or fiscal year 2022.

Pre-approval Policies and Procedures

The audit committee pre-approved all audit, audit-related, and permissible non-audit services provided to the Company by KPMG LLP before management engaged the auditors for those purposes. The policy of the audit committee is to review all engagement letters for accounting firms for non-audit services.

Recommendation

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR THE 2024 FISCAL YEAR.

PROPOSAL 3

ADVISORY VOTE ON APPROVAL OF EXECUTIVE COMPENSATION

The Board requests shareholder approval of the compensation of the Company’s Named Executive Officers as described in the “Compensation Discussion and Analysis,” the Executive Compensation section and the other related executive compensation tables and related discussions in this proxy statement. As an advisory vote, the outcome of the voting on this Proposal 3 is not binding upon the Company; however, the compensation committee, which is responsible for establishing and administering the Company’s executive compensation program, values the opinions expressed by shareholders on this Proposal 3 and will consider the outcome of the vote when making future compensation decisions for the Company’s executive officers. Additionally, the compensation committee invites shareholders to express any questions or concerns regarding the Company’s compensation philosophy for our executive officers by correspondence addressed to Texas Roadhouse, Inc. Compensation Committee, 6040 Dutchmans Lane, Louisville, Kentucky 40205.

The objective of the compensation committee in setting and evaluating the compensation of our executive officers is to promote the sustained profitability of the Company. Compensation for the Named Executive Officers is divided into three key components: (1) base salary, which provides a secure base of compensation and serves to motivate and retain our Named Executive Officers; (2) a cash bonus, which rewards our Named Executive Officers for the success of the Company as measured by growth in the Company’s earnings per diluted share and its overall pre-tax profit, and for each Named Executive Officer’s individual contribution to that success; and (3) grants of restricted stock units, which offer the Named Executive Officers a financial interest in the long-term success of the Company and align their interests with those of our shareholders. The types of restricted stock units that may be granted by the compensation committee in its discretion are (i) service based restricted stock units, which grant the Named Executive Officers the conditional right to receive shares of our common stock that vest after a defined period of service, (ii) “retention” restricted stock units, which vest upon the completion of the term of an individual Named Executive Officer’s agreement or such longer date as determined by the compensation committee, and (iii) performance based restricted stock units, which are calculated based on the achievement of certain Company performance targets established by the compensation committee and vest over a period of service. While “retention” restricted stock units were granted by the compensation committee under the prior employment agreements, the compensation committee has not made any similar retention grants for the Named Executive Officers under the Executive Employment Agreements. The compensation committee will evaluate whether to grant additional retention grants in the future as a part of its annual evaluation of the compensation packages for the Named Executive Officers.

The compensation packages for our Named Executive Officers offer base salaries and target cash bonus amounts and feature restricted stock unit awards. While the initial grant of restricted stock unit awards is based on a fixed dollar amount, the ultimate value of such restricted stock unit awards is dependent upon the performance of the Company and the price of our common stock at the time such restricted stock units vest. Under the Executive Employment Agreements, the compensation committee has flexibility in establishing the compensation for our Named Executive Officers. Specifically, each Executive Employment Agreement establishes an annual base salary for the term of the respective Executive Employment Agreements, with base salary increases being left to the discretion of the compensation committee. Additionally, each Executive Employment Agreement provides an annual short-term cash incentive opportunity with a target bonus based on the achievement of defined goals to be established by the compensation committee, with increases in the target bonus amount to be made at the discretion of the compensation committee during the term of the Executive Employment Agreement. Finally and in addition to cash compensation, each Executive Employment Agreement provides that the compensation committee may grant certain stock awards to the Named Executive Officers during the term of the respective Executive Employment Agreements, the types and amounts of which are subject to the compensation committee’s discretion based on their annual review of the performance of the Company and of the individual Named Executive Officers.

The compensation committee evaluates the stock compensation for each specific Named Executive Officer on an annual basis to determine the right combination of rewards and incentives through the issuance of service based restricted stock units and/or performance based restricted stock units to drive company performance without encouraging unnecessary or excessive risk taking by all of the Named Executive Officers as a whole. Under this approach, the Named Executive Officers receive service based restricted stock units and/or performance based restricted stock units, with a significant portion of some of the Named Executive Officers’ compensation being tied to the grant of such performance based restricted stock units. By conditioning a significant portion of certain Named Executive Officer’s performance based restricted stock unit grants upon the achievement of defined performance goals to be established by the compensation committee, combined with the stock ownership guidelines for our Named Executive Officers more particularly described above, we have created a more direct relationship between compensation and shareholder value. Additionally, by giving the compensation committee the discretion to grant certain stock awards (if any) in its discretion to our Named Executive Officers under their Executive Employment Agreements, the compensation committee has the opportunity to adjust a significant portion of the total compensation for the Named Executive Officers on an annual basis to more accurately reflect the overall performance of the Company, which may include the issuance of service based restricted stock units and/or performance based restricted stock units. Overall, we believe this approach provides the Named Executive Officers with a compensation package which promotes the sustained profitability of the Company and aligns the interests of our Named Executive Officers with those of our shareholders. The compensation packages also reflect a pragmatic response to external market conditions; that is, total compensation that is competitive with comparable positions in similar industries, including the casual dining sector of the restaurant industry, but which is reasonable and in the best interests of our shareholders.

This structure, along with the culture and values of our Company, allows the Company to attract and retain top talent, while also encouraging our Named Executive Officers to keep their focus on both long-term business development and short-term financial growth. The Board was pleased to receive shareholder approval of the compensation packages of our Named Executive Officers in the advisory vote at the 2023 annual meeting and again requests approval of the compensation packages of our Named Executive Officers.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE EXECUTIVE COMPENSATION DETAILED IN THIS PROXY STATEMENT.

PROPOSAL 4

VOTE TO AMEND THE COMPANY’S

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

TO REMOVE CLASS B SHARES

General

We are seeking approval to amend our Amended and Restated Certificate (as hereinafter defined) to remove any and all references to shares of $0.001 par value Class B Common Stock (“Class B shares”).

Background and Rationale for the Recommendation

In connection with the Company’s initial public offering, the Company executed the Amended and Restated Certificate of Incorporation of Texas Roadhouse, Inc. dated October 4, 2004.  We subsequently amended such Amended and Restated Certificate of Incorporation pursuant to the Amendment to Amended and Restated Certificate of Incorporation of Texas Roadhouse, Inc. dated May 19, 2016 and such Amended and Restated Certificate of Incorporation and related amendment are collectively referred to herein as the “Amended and Restated Certificate.”  Article IV of the Amended and Restated Certificate initially authorized the Company to issue 100,000,000 shares of $0.001 par value Class A Common Stock (“Class A shares”) and 8,000,000 Class B shares. The holders of our Class A shares and Class B shares generally had identical rights except that (1) on all matters to be voted on by our shareholders, holders of our Class A shares were – and currently still are – entitled to one vote per share, while holders of our Class B shares were entitled to 10 votes per share, and (2) holders of our Class A shares were not entitled to vote on any alteration of the powers, preferences or special rights of the Class B shares that would not adversely affect the holders of our Class A shares. Under Article IV, Section B(4) of the Amended and Restated Certificate, each share of Class B stock automatically converted into one share of Class A stock upon the earliest of (i) the date such Class B shares ceased to be beneficially owned by W. Kent Taylor, (ii) the date that Mr. Taylor ceased to beneficially own at least 20% of the outstanding shares of the total shares of the Company, (iii) upon the death or permanent and total disability of Mr. Taylor, or (iv) September 30, 2009 (reflecting approximately five years following the completion of our initial public offering).  As of October 1, 2009, any and all outstanding Class B shares were converted into Class A shares, and, accordingly, as of the date of this proxy statement, there are no outstanding Class B shares and the Company does not have the authority to re-issue any Class B shares. In addition, pursuant to Article IV, Section A(4) of the Amended and Restated Certificate, upon the conversion of all of the outstanding Class B shares into Class A shares, the Class A shares were automatically re-designated as “common stock.”

In connection with the Company’s annual review of its corporate governance practices, the Company and the Board regularly review our governing documents and consider possible changes. One such item that was identified by the Company and the Board was the removal of any and all references to Class B shares in the Amended and Restated Certificate. On February 22, 2024, the Board unanimously approved certain revisions of our Amended and Restated Certificate to remove all references to Class B shares (subject to approval by our shareholders at the Annual Meeting). Given that the Company is unable to issue any additional Class B shares and there are no outstanding Class B shares as of the date of this proxy statement, the Board determined that the Class B share provisions are no longer necessary and could potentially lead to confusion with our shareholders.

For the reasons stated above, the Board determined that the proposed revisions to the Company’s Amended and Restated Certificate are advisable and in the best interest of our Company and our shareholders and authorized and approved the proposed revisions to be considered at the Annual Meeting.

Proposed Revisions to Article IV of our Amended and Restated Certificate

Article IV of the Amended and Restated Certificate currently references Class B shares that were authorized and issued at the time of our initial public offering but have subsequently been converted into Class A shares, which were then re-designated as shares of common stock. As such, the references to Class B shares are no longer applicable and could inadvertently confuse our shareholders. Therefore, the Board determined that the proposed revisions to the Company’s Amended and Restated Certificate set forth below are advisable and in the best interest of our Company and our shareholders and authorized and approved the proposed revisions to be considered at the Annual Meeting.

We propose to amend Article IV of our Amended and Restated Certificate so that Article IV would state in its entirety as follows:

ARTICLE IV

Capital Stock

The Corporation shall have the authority to issue One Hundred Million (100,000,000) shares of $0.001 par value Common Stock (the “Common Stock”), and One Million (1,000,000) shares of $0.001 par value Preferred Stock (the “Preferred Stock”).  The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the Corporation entitled to vote, irrespective of Del. Code Ann. tit. 8, Section 242(b)(2).

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.Common Stock

(1)Dividends. The holders of Common Stock shall be entitled to receive dividends if, as and when declared from time to time by the Board of Directors.

(2)Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)Voting. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

B.Preferred Stock.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, by resolution adopted and filed in accordance with law,  to fix the number of shares in each series, the designation thereof, the powers (including voting powers, full or limited, if any), the preferences and relative participating, optional or other special rights thereof, and the qualifications or restrictions thereon, of each series and the variations in such voting powers (if any) and preferences and rights as between series. Any shares of any class or series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such resolution or resolutions.

Proposed Revision to Article XII of our Amended and Restated Certificate

Article XII of the Amended and Restated Certificate currently references Class B shares that were authorized and issued at the time of our initial public offering but have subsequently been converted into Class A shares, which were then re-designated as shares of common stock. As such, the references to Class B shares are no longer applicable and could inadvertently confuse our shareholders. Therefore, the Board determined that the proposed revisions to the Company’s Amended and Restated Certificate set forth below are advisable and in the best interest of our Company and our shareholders and authorized and approved the proposed revisions to be considered at the Annual Meeting.

We propose to amend Article XII of our Amended and Restated Certificate so that Article XII would state in its entirety as follows:

ARTICLE XII

Reservation of Rights

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation above.

The full text of the proposed amendment is set forth above and in Appendix A.  In Appendix A, additions are marked with bold, underlined text and deletions are indicated by struck- out text.

Timing and Effect of Revisions to Amended and Restated Certificate

If our shareholders approve the amendments to the Amended and Restated Certificate contemplated by Proposal 4, they will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following shareholder approval of the Proposal 4. In addition, we intend to file an Amended and Restated Certificate of Incorporation to integrate the amendments to the Amended Restated Certificate discussed in Proposals 4 and 5 (to the extent approved by the Corporation’s shareholders) into a single document. If the proposed changes to the Amended and Restated Certificate set forth in this Proposal 4 are not approved by our shareholders at the Annual Meeting, then our Amended and Restated Certificate will not be amended to remove references to Class B shares, and any references to Class B shares will remain in our Amended and Restated Certificate.

Required Vote

The affirmative vote of the holders of a majority of our common stock outstanding as of the Record Date and entitled to vote on Proposal 4 is required to approve this Proposal 4. As a result, abstentions and broker non-votes will have the effect of a vote against this Proposal 4.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” TO PERMIT THE COMPANY TO AMEND THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO REMOVE ALL REFERENCES TO CLASS B SHARES.

PROPOSAL 5

VOTE TO AMEND THE COMPANY’S AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION TO PROVIDE FOR

EXCULPATION OF OUR OFFICERS AS PERMITTED BY DELAWARE LAW

Background

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that permits Delaware corporations to limit the personal liability of certain of their officers for monetary damages associated with claims of breach of the duty of care in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). Previously, DGCL 102(b)(7) permitted corporations to limit the personal liability of directors for monetary damages associated with breaches of the duty of care in limited circumstances. However, the statute had not previously contemplated providing similar protection for officers.  Article VI of our Amended and Restated Certificate (as defined in Proposal 4) currently provides for the exculpation of directors from personal liability for monetary damages associated with breaches of the duty of care, but our Amended and Restated Certificate does not have a similar limitation of personal liability for our officers. With this new statutory amendment, Delaware corporations are now permitted to include an exculpation provision in their certificates of incorporation to cover their officers as well, but only with respect to direct claims by shareholders for breach of an officer’s fiduciary duty of care, including, without limitation, class action lawsuits; provided, however, such amendment would not allow for the elimination of an officer’s monetary liability for breach of fiduciary claims brought by the Company itself or for derivative claims brought by shareholders in the name of the Company. Moreover and similar to what is set forth in Article VI of the Amended and Restated Certificate with respect to directors, the limitation of personal liability of our officers would not apply to breaches of the duty of loyalty to the Company or our shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and/or any transaction in which the officer derived an improper personal benefit. As permitted by the DGCL, the officers that would be exculpated under the revisions proposed in this Proposal 5 fall into three categories: (1) the Company’s president; chief executive officer; chief operating officer; chief financial officer; chief legal officer; controller; treasurer; or chief accounting officer; (2) individuals who are or were identified in our public filings as the most highly compensated officers of the Company; and (3) individuals who, by written agreement with the Company, consented to be identified as officers for purposes of accepting service of process.

In connection with the Company’s annual review of its corporate governance practices, the Company and the Board identified the disparate treatment of the Company’s officers and the Company’s directors. Based on the foregoing and the change in the DGCL, on February 22, 2024, the Board approved certain revisions to the Amended and Restated Certificate more particularly shown below to amend Article VI of the Amended and Restated Certificate to provide for exculpation of the officers of the Company from personal liability for monetary damages associated with claims of breach of the duty of care as is now permitted by the DGCL (subject to shareholder approval at the Annual Meeting). When evaluating its decision to approve such revisions to the Amended and Restated Certificate, the Board evaluated the benefits the Board believes would accrue to the Company by providing such exculpation of its officers in accordance with DGCL Section 102(b)(7) including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits. The Board believes that these revisions to the Amended and Restated Certificate are in the best interest of the Company and our shareholders and authorized and approved the proposed revisions to be considered at the Annual Meeting.

Proposed Revision to Article VI of Amended and Restated Certificate

Our Amended and Restated Certificate currently provides for the exculpation of directors and does not include a provision allowing for the exculpation of officers. We propose to amend Article VI of our Amended and Restated Certificate so that it would state in its entirety as follows:

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer (as applicable); except for liability:(a) as a director or officer, for any breach of such director’s or officer’s duty of loyalty to the Corporation or its stockholders; (b) as a director or officer, for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) as a director, under Section 174 of the General Corporation Law of the State of Delaware; (d) as a director or officer, for any transaction from which the director and/or officer (as applicable) derived an improper personal benefit; or (e) as an officer, in any action by or in the right of the corporation. If the General Corporation Law of the State of Delaware shall be amended to permit further elimination or limitation of the personal liability of directors and/or officers (as applicable), then the liability of a director and/or officer (as applicable) of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director and/or officer (as applicable) of the Corporation existing at the time of, or increase the liability of any director and/or officer (as applicable) of the Corporation with respect to any acts or omissions occurring prior to, such repeal or modification.

The full text of the proposed amendment is set forth above and in Appendix B.  In Appendix B, additions are marked with bold, underlined text and deletions are indicated by struck- out text.

Rationale for Revisions to Amended and Restated Certificate

The DGCL has long permitted Delaware corporations to exculpate directors from certain personal liabilities for monetary damages associated with claims of breach of the duty of care in limited circumstances, and our Amended and Restated Certificate has included such an exculpation provision for directors in accordance with DGCL Section 102(b)(7). However, until 2022, when the changes to the DGCL were enacted, Delaware corporations were unable to provide similar protections to their officers – which caused unequal and inconsistent treatment of directors and officers associated with claims related to an alleged breach of the duty of care. In the course of the Company’s ongoing evaluation of the Company’s corporate governance practices, the Board and the Company identified this disparate treatment, and after careful consideration, the Board approved certain revisions to the Company’s Amended and Restated Certificate to incorporate an exculpation provision of our officers in our Amended and Restated Certificate in accordance with the DGCL (subject to approval by our shareholders at the Annual Meeting).

The Board believes that it is in the best interest of the Company and our shareholders to provide our officers with the exculpatory protection from certain personal liabilities and expenses that is similar to what our directors are entitled to receive for monetary damages associated with claims of breach of the duty of care in limited circumstances pursuant to our Amended and Restated Certificate.  The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create a substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight. Without such exculpation protections, particularly amidst the recent trend of plaintiffs increasingly naming corporate officers as defendants in shareholder litigation, our existing officers may be deterred from making such business decisions that involve risk due to potential monetary liability for our business decisions and/or prospective officers may be deterred from serving as an officer of the Company. The Board also considered when approving such revisions to the Amended and Restated Certificate that many Delaware corporations have already adopted exculpation clauses limiting the personal liability of their officers in their certificates of incorporation and that such exculpation of officers is only limited to claims arising from a breach of their respective duty of care and such limitation of liability would not apply to breaches of the duty of loyalty to the Company or our shareholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and/or any transaction in which the officer derived an improper personal benefit. In addition, the revised provision of the DGCL only permits, and our proposed revisions to the Amended and Restated Certificate, would only permit, exculpation for direct claims for officers (as opposed to derivative claims made by stockholders on behalf of the Company).

For the reasons stated above, the Board determined that the proposed revisions to the Company’s Amended and Restated Certificate are advisable and in the best interest of our Company and our shareholders and authorized and approved the proposed revisions to be considered at the Annual Meeting. Please note that the proposed revisions set forth in this Proposal 5 are not being proposed in anticipation or response to any specific resignation, threat of resignation or refusal to serve by any officer nor is it being proposed in anticipation or response to any litigation or threat of litigation.

Timing and Effect of Revisions to Amended and Restated Certificate

If our shareholders approve the amendments to the Amended and Restated Certificate contemplated by this Proposal 5, they will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate with the Delaware Secretary of State, which we anticipate doing as soon as practicable following shareholder approval of this Proposal 5. In addition, we intend to file an Amended and Restated Certificate of Incorporation to integrate the amendments to the Amended Restated Certificate discussed in Proposals 4 and 5 (to the extent approved by the Corporation’s shareholders) into a single document. If the proposed changes to the Amended and Restated Certificate set forth in this Proposal 5 are not approved by our shareholders at the Annual Meeting, then our Amended and Restated Certificate will not be amended to provide for the exculpation of our officers.

Required Vote

The affirmative vote of the holders of a majority of the shares of our common stock outstanding as of the Record Date and entitled to vote on Proposal 5 is required to approve this Proposal 5. As a result, abstentions and broker non-votes will have the effect of a vote against this Proposal 5.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE TO PROVIDE FOR EXCULPATION OF OUR OFFICERS AS PERMITTED BY DELAWARE LAW.

PROPOSAL 6

VOTE TO AMEND THE COMPANY’S BYLAWS TO REDUCE THE

OWNERSHIP THRESHOLD REQUIRED FOR SHAREHOLDERS TO

REQUEST A SPECIAL MEETING OF SHAREHOLDERS

General

We are seeking approval to amend our Amended and Restated Bylaws of Texas Roadhouse, Inc. (the “Bylaws”) to reduce the ownership threshold required for our shareholders to request a special meeting of shareholders from 50% to 25%, as more particularly described herein.

Background and Rationale for the Recommendation

Article II, Section 3 of our Bylaws currently provides that a special meeting of shareholders may only be called by our Board, the Chairman of the Board, our Chief Executive Officer or President, or by the Secretary at the written request of the holders of at least 50% in voting power of all capital stock outstanding and entitled to cast vote at the meeting.  Additionally, Article VII of our Amended and Restated Certificate and Article VIII of our Bylaws provide that Article II, Section 3 may only be amended with the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote.

In connection with the Company’s annual review of its corporate governance practices, the Company and the Board regularly review our governing documents and consider possible changes. One such item that was identified by the Company and the Board was the ownership threshold required for our shareholders to request a special meeting of shareholders – which is also a topic that was raised on our routine calls with our shareholders as a part of our shareholder outreach program, as described earlier in this proxy statement. Following extensive discussion regarding the proposed reduction in the voting percentage, on February 22, 2024, the Board approved certain revisions to our Bylaws more particularly shown below to modify Article II, Section 3 to reduce the ownership threshold required for our shareholders to request a special meeting of shareholders from 50% to 25% (subject to approval by our shareholders at the Annual Meeting). This reduction will permit shareholders holding a sufficiently large voting interest in the Company to request a special meeting. When making this decision, the Board recognizes that lessening the conditions required for a shareholder of the Company to request a special meeting enhances shareholder rights.  However, the Board has to balance these enhanced shareholder rights against the risk that a small minority of shareholders, including shareholders with special interests that are not shared generally by the majority of our Company’s shareholders, could request that the Company call special meeting(s) – which could result in unnecessary financial expense and disruption to the Company’s business operations.

For the reasons stated above, the Board determined that the proposed revisions to the Company’s Bylaws are advisable and in the best interest of our Company and our shareholders and authorized and approved the proposed revisions to be considered at the Annual Meeting.

Proposed Revisions to Article II, Section 3 of our Bylaws

As noted above, Article II, Section 3 of our Bylaws currently provide that “[u]nless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders may be called at any time and for any purpose, by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary at the written request of the holders of at least 50% in voting power of all capital stock outstanding and entitled to cast votes at the meeting.”  We propose to amend Article II, Section 3 of our Bylaws to reduce the applicable percentage threshold so that it would state in its entirety as follows:

Section 3.  SPECIAL MEETINGS.  Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders may be called at any time and for any purpose, by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary at the written request of the holders of at least 25% in voting power of all capital stock outstanding and entitled to cast votes at the meeting. Such written request shall be addressed to the Secretary of the Corporation and shall state the purpose of the proposed meeting, which must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, and shall contain such other information as would be required under Section 9 of Article II hereof were it to be brought before a meeting called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In the case of any special meeting so requested by holders of at least 25% in voting power of all capital stock outstanding and entitled to cast votes at the meeting, the Board of Directors shall promptly, but in all events within 10 days after the date on which such written request is received, adopt a resolution fixing a date for such special meeting, which meeting date shall be no more than 90 days from the date of such resolution. If the Board of Directors fails to take such action, the record date shall be the 120th day after the date on which the written request was received. No business shall be conducted at any special meeting of stockholders other than the items of business stated in the notice of special meeting given in accordance with Section 4 of this Article II.

The full text of the proposed amendment is set forth above and in Appendix C. In Appendix C, additions are marked with bold, underlined text and deletions are indicated by struck- out text.

Timing and Effect of Revisions to Bylaws

If this Proposal 6 to amend our Bylaws to reduce the ownership threshold required for our shareholders to request a special meeting of shareholders from 50% to 25% is approved by our shareholders, then the revisions in this Proposal 6 will be incorporated into the Second Amended and Restated Bylaws of Texas Roadhouse, Inc., which we would expect to adopt promptly after the Annual Meeting.  Except to the extent our Bylaws are amended pursuant to this Proposal 6, the remaining provisions to our Bylaws will be unchanged following the adoption of the Second Amended and Restated Bylaws of Texas Roadhouse, Inc. If the proposed changes to our Bylaws set forth in this Proposal 6 are not approved by our shareholders at the Annual Meeting, our Bylaws will not be amended to reduce the ownership threshold for our shareholders to request a special meeting of shareholders, and the ownership threshold to request a special meeting of shareholders will remain at 50%.

Required Vote

The affirmative vote of the holders of at least 50% of the shares of our common stock outstanding as of the Record Date and entitled to cast votes at the Annual Meeting is required to approve this Proposal 6. As a result, abstentions and broker non-votes will have the effect of a vote against this Proposal 6.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE AMENDMENT TO THE COMPANY’S BYLAWS TO REDUCE THE OWNERSHIP PERCENTAGE REQUIRED FOR SHAREHOLDERS TO REQUEST A SPECIAL MEETING OF SHAREHOLDERS FROM 50% TO 25%.

PROPOSAL 7

ADVISORY VOTE ON A SHAREHOLDER PROPOSAL

REGARDING THE ISSUANCE OF A CLIMATE REPORT AND TO SET REDUCTION TARGETS BY THE COMPANY

Boston Trust Walden Company is the beneficial owner of at least $2,000 in market value of shares of our Common Stock, and, on November 21, 2023, Boston Trust Walden Company notified the Company of its intention to present a resolution to our shareholders for voting at the Annual Meeting. Concurrently following the Company’s receipt of the shareholder proposal from Boston Trust Walden Company, on November 22, 2023, the Company received notice from the Trustee of the New York State Common Retirement Fund of its intention to co-file the following shareholder proposal with Boston Trust Walden Company. We will provide the proponents’ respective address and shareholdings (to our Company’s knowledge) to any shareholder promptly upon oral or written request made to Texas Roadhouse, Inc., c/o Christopher C. Colson, Corporate Secretary, 6040 Dutchmans Lane, Louisville, Kentucky 40205, (502) 426-9984.  The text of the proponents’ joint resolution and supporting statement appear below, printed verbatim from its submission.  We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced therein.

Shareholder Proposal

“Whereas: The Intergovernmental Panel on Climate Change has advised that greenhouse gas (GHG) emissions must be halved by 2030 and reach net zero by 2050 to limit global warming to 1.5°C.

Every incremental increase in temperature above 1.5°C will entail increasingly severe physical and transition risks to companies, investors, and the economy. Climate change mitigation is critical to address investment risks and avert the economic losses projected if sufficient action is not taken.

The global food system contributes one third of global GHG emissions. Left unmitigated, these emissions can derail efforts to limit warming to 1.5°C. The 2018 National Climate Assessment identified rising temperatures as “the largest contributing factor to declines in the productivity of U.S. agriculture” and noted that “climate change presents numerous challenges to sustaining and enhancing crop productivity [and] livestock health.”

While Texas Roadhouse has disclosed operational emissions and committed to disclosing supply chain emissions by the end of 2024, the Company has failed to mitigate climate-related financial risks by disclosing a comprehensive strategy to reduce its total contribution to climate change. Food service peers—including Chipotle, McDonald’s, and Yum! Brands—are addressing a broad set of climate-related financial risks by setting and implementing 1.5°C-aligned science-based targets inclusive of their full value chains.

By failing to proactively manage value chain emissions, Texas Roadhouse is contributing to incremental increases in global temperature rise above 1.5°C, which will impact the Company’s access to critical commodities, procurement and production costs,

Resolved:  Shareholders request Texas Roadhouse issue a report, at reasonable cost and omitting proprietary information, describing if and how it plans to reduce its total GHG emissions and align its business with the Paris Agreement’s goal of limiting global temperature increases to 1.5°C.

Supporting Statement:  Shareholders recommend the report disclose, at board and management discretion:

●	Paris-aligned short-, medium-, and long-term emissions reduction targets for the Company’s full GHG footprint, taking into consideration approaches used by advisory groups like the Science- Based Targets Initiative; and

●	a transition plan detailing how the Company intends to achieve such targets, including strategies for mitigating physical and transition climate risks, taking into consideration criteria used by advisory groups such as the Task Force on Climate-related Financial Disclosures, CDP, Transition Plan Taskforce, and the We Mean Business Coalition.”

Board’s Opposition Statement

After careful consideration, the Board unanimously recommends that the shareholders vote AGAINST this shareholder proposal.

We take corporate sustainability seriously and have been clear that our strategy is about progress, not promises. And as we describe below, we have made great progress in our sustainability efforts with what we believe to be a landmark year in 2023.

Our historical business strategy entails making thoughtful business and risk assessments before making strategic decisions or taking specific action. It is and always has been about taking a deliberate and methodical approach to our work. It is about educating ourselves on a particular topic by consulting with a number of experts across different fields and disciplines to ensure that we have a full and complete view of the risk presented, feasibility of options, and/or business opportunities available now or in the future. We believe that our studied approach of seeking to understand business opportunities before establishing an action plan (or, even further, making public commitments or setting targets) has been an instrumental part of our 30-year success. Our corporate sustainability work is no different. And, as outlined below, we continue to execute against the plan we shared with our shareholders last year.

As disclosure controls, federal and state regulation, risk management, public marketing of sustainability initiatives, and varying views on fiduciary responsibility continue to evolve and come under greater scrutiny, we believe that any external target-setting and broad-based commitment should be treated with as much care, consideration, and responsibility as other forms of disclosure and/or financial guidance by public companies. While we maintain internal goals, we do not set broad, public targets or commitments with respect to many of our company performance / financial metrics. We do not believe that setting of climate related targets should be treated any differently. In fact, after careful consideration of the issues in the context of our overall approach to corporate sustainability, we have concluded that the setting of premature or unsubstantiated targets without clarity on a prevailing federal and state regulatory framework or first having a well-conceived (and achievable) plan poses substantial reputational, legal, and financial risk and is not in the best interest of our shareholders.

Texas Roadhouse has already taken significant steps to enhance GHG emissions disclosures and grow our sustainability efforts.

Consistent with our strategy, and as we shared in our opposition response to essentially the same shareholder proposal last year, we set forth our strategic plan and approach for the next two years with respect to our efforts to measure and manage our GHG emissions. As shown in the table below, we shared certain actions with our shareholders regarding the steps we planned to take and which we have completed.

2023 PROXY GHG PLANNED ACTIONS
2023	Status
●
Publicly disclose Scope 1 and 2 GHG emissions (which were calculated in accordance with the World Resource Institute / World Business Council on Sustainable Development and the Corporate Accounting and Report Standard of the Greenhouse Gas Protocol)
●
Engage a third-party consultant to discuss ways to reduce Scope 1 and 2 GHG emissions consistent with our operating model
●
Engage a third-party consultant to measure Scope 3 GHG emissions

2024
● Continue to publicly disclose Scope 1 and 2 GHG emissions for the 2023 fiscal year ● Publicly disclose Scope 3 GHG emissions	In Progress

The majority of our shareholders supported the plan we set forth in last year’s proxy statement as evidenced by their voting support at our 2023 Annual Meeting. We also believe that many of the shareholders that voted in favor of the shareholder proposal last year were focused on our previous lack of disclosure – which we have addressed as more particularly described below – rather than the demand for broad public commitments or target setting. This belief was consistently reinforced throughout our shareholder engagement leading up to our 2023 Annual Meeting and throughout the remainder of the 2023 fiscal year as a majority of our shareholders with whom we had discussions focused on their desire for additional quantitative disclosure for our corporate sustainability metrics rather than targets and commitments.  Therefore, we still believe our plan, strategy, and approach is in the best interest of and in alignment with our shareholders interests and views, and we strongly disagree with the proponents continued position and proposal.

We, as a Company, affirm the standard that we strive to do what we say we will do and that we look for ways to outperform and exceed expectations. Our historical financial and business results demonstrate the success of this strategy. In this respect, we believe that 2023 was a landmark year in terms of our corporate sustainability efforts, and we have a focused risk management strategy for our corporate sustainability program for the remainder of 2024 and beyond. In addition to our accomplishments described in the table above, we also took the following steps in 2023:

2023 ACCOMPLISHMENTS
Engaged a consultant to perform a materiality assessment of our corporate sustainability program so that we can have a more directed approach to our corporate sustainability risks.

Continued routine calls with our largest distributor and key protein vendors to discuss (i) the steps they are taking from a sustainability standpoint to reduce their emissions, and (ii) ways to partner on sustainability initiatives.

Formed an internal subcommittee under our corporate sustainability risk committee to evaluate and test equipment, products, and initiatives to lower our GHG emissions.
Began the process of piloting our first “Green” restaurant in the Southeast United States – which is scheduled to open in the next twelve months.
Purchased almost 200,000 sustainable uniform items, which helped keep nearly 6 million 20oz plastic bottles out of landfills and oceans.
Used tree-free packaging for our Jaggers brand – which will be used to replace Styrofoam.
Converted our gift cards from plastic to recycled paper.
Used recycled fryer oil in Jaggers, Bubba’s 33, and all new Texas Roadhouse openings.
Installed tankless water heaters in nearly 90% of Texas Roadhouse locations.

Texas Roadhouse is investing in strategic growth through its sustainability efforts, including taking additional actions in 2024 and beyond.

We strongly reject the proponent’s assertion that we are “failing to proactively manage value chain emissions.” Our actions described above clearly demonstrate our level of commitment to not only sustain but strategically grow our business through our corporate sustainability efforts. We know that our work does not end there, and we intend to take the following actions in 2024:

●	Continue to monitor and disclose our Scope 1 and 2 GHG emissions and publish our Scope 3 GHG emissions by the end of the 2024 fiscal year;

●	Analyze the results of the materiality assessment of our corporate sustainability program so that we can have a more directed approach to our corporate sustainability risks, which assessment will be a well-informed guide for allowing us to prioritize the risks identified as most impactful by our internal and external stakeholders and analyze any related gaps to better inform our work;

●	Provide new disclosure in our 2024 corporate sustainability report relating to our EEO-1 data and our DE&I program, including the key initiatives under our program and the pillars of our DE&I Advisory Council;

●	Continue discussions with our shareholders as a part of our shareholder outreach program described in this proxy statement to better understand their respective views on our corporate sustainability initiatives and related disclosures;

●	Continue to have routine discussions with our largest distributor and key protein vendors to discuss (i) the steps they are taking from a sustainability standpoint to reduce their emissions, and (ii) ways to partner on sustainability initiatives;

●	Continue to evaluate operational initiatives to manage our GHG emissions, and utilize the efforts of our internal standing task force to evaluate and test equipment, products, and initiatives in order to assess and evaluate their performance, effectiveness, and availability together with their overall impact on our GHG emissions; and

●	Continue to evaluate the various legislation, regulations, and international accords pertaining to climate change such as the EU’s Corporate Sustainability Reporting Directive (CSRD), California’s Climate Corporate Data Accountability Act and Climate Related Financial Risk Act, and similar regulations under consideration by the SEC, as well as the impact they may have on our business and reporting.

We are providing this level of detail so that all shareholders have the entire context, and understand the progress we have made, and continue to make, when evaluating our response to the proponent’s proposal. Ultimately, we want to ensure that the majority of our shareholders who have long supported our deliberate, studied, and methodical approach – which continues to consistently deliver shareholder value – understand the steps that we are taking to evaluate, prioritize, and mitigate our corporate sustainability risks over time.

For the above-refenced reasons, the Board recommends that the shareholders vote against the proponent’s proposal.

Recommendation

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE SHAREHOLDER PROPOSAL REGARDING THE ISSUANCE OF A CLIMATE REPORT AND SETTING REDUCTION TARGETS BY THE COMPANY.

SHAREHOLDER PROPOSALS

Under Rule 14a-8 promulgated under the Exchange Act, shareholders may present proposals to be included in the Company proxy statement for consideration at the next annual meeting of its shareholders by submitting their proposals to the Company in a timely manner. Any such proposal must comply with Rule 14a-8.  If a shareholder submitting a matter to be raised at the Company’s next annual meeting desires that such matter be included in the Company’s proxy statement for that meeting, such matter must be submitted to the Company no later than December 6, 2024. The rules of the SEC set forth standards for what shareholder proposals the Company is required to include in a proxy statement for an annual meeting.

The Company’s Bylaws, a copy of which is available on the Company’s website at www.texasroadhouse.com, require shareholders who intend to propose business for consideration by shareholders at the 2025 annual meeting, other than shareholder proposals that are to be included in the proxy statement, to deliver written notice to the principal executive offices of the Company on or before December 6, 2024 (reflecting 120 calendar days prior to the one year anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting). This notice must include a description of the business desired to be brought before the annual meeting, the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, the class, series and number of shares of the Company which are beneficially owned by the shareholder and such other beneficial owner and any material interest of the shareholder and such other beneficial owner in such business.  In addition, the Bylaws require shareholders who intend to nominate a candidate for election as a director to deliver written notice to the principal executive offices of the Company on or before December 6, 2024 (reflecting 120 day calendar days prior to the one year anniversary of the date of the Company’s proxy statement issued in connection with the prior year’s annual meeting). The notice of nomination must include the information set forth in the Bylaws for the candidate to be eligible for nomination.   Shareholders who intend to solicit proxies in reliance on the SEC's universal proxy rule for director nominees submitted under the advance notice requirements of our Bylaws must comply with the additional requirements of Rule 14a-19.

Exchange Act rules permit management to vote proxies in its discretion in certain cases if the shareholder does not comply with these deadlines, and in certain other cases notwithstanding the shareholder’s compliance with these deadlines.

SHAREHOLDERS’ COMMUNICATIONS WITH THE BOARD

Shareholders that want to communicate in writing with the Board, or specific directors individually, may send proposed communications to the Company’s Corporate Secretary, Christopher C. Colson, at 6040 Dutchmans Lane, Louisville, Kentucky 40205. The proposed communication will be reviewed by Mr. Colson and/or by the audit committee (as appropriate). If the communication is appropriate and serves to advance or improve the Company or its performance, then it will be forwarded to the Board or the appropriate director.

FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2023, accompanies this proxy statement. The Company’s Annual Report does not form any part of the material for solicitation of proxies.

Any shareholder who wishes to obtain, without charge, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2023, which includes financial statements, and is required to be filed with the SEC, may access it at www.texasroadhouse.com in the Investors section or may send a written request to Christopher C. Colson, Corporate Secretary Texas Roadhouse, Inc., 6040 Dutchmans Lane, Louisville, Kentucky 40205.

OTHER BUSINESS

The Board is not aware of any other matters to be presented at the Annual Meeting other than those set forth herein and routine matters incident to the conduct of the meeting. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof, the persons named in the proxy statement, or their substitutes, intend to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors,

Christopher C. Colson
Corporate Secretary

Louisville, Kentucky

April 5, 2024

Please vote your shares through any of the methods described on the proxy card as promptly as possible, whether you plan to attend the Annual Meeting in person. If you do attend the Annual Meeting, you may still vote in person, since the proxy may be revoked at any time before its exercise by delivering a written revocation of the proxy to the Company’s Corporate Secretary.

Appendix A

Class B Removal Amendment

Proposed Revisions to Article IV of our Amended and Restated Certificate

ARTICLE IV

Capital Stock

The Corporation shall have the authority to issue One Hundred Million (100,000,000) shares of $0.001 par value ~~Class A~~ Common Stock (the "~~Class A~~ Common Stock")~~, Eight Million (8,000,000) shares of $0.001 par value Class B Common Stock (the "Class B Common Stock," and together with the Class A Common Stock, the "Common Stock")~~, and One Million (1,000,000) shares of $0.001 par value Preferred Stock (the "Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the stock of the C~~c~~orporation entitled to vote, irrespective of Del. Code Ann. tit. 8, Section 242(b)(2).

A statement of the designations of each class and the powers, preferences and rights, and qualifications, limitations or restrictions thereof is as follows:

A.          ~~Class A~~ Common Stock

(1)          Dividends. The holders of the ~~Class A~~ Common Stock shall be entitled to receive ~~, share for share with the holders of shares of Class B Common Stock, such~~ dividends if, as and when declared from time to time by the Board of Directors. ~~In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.~~

(2)          Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of ~~the Class A~~  Common Stock shall be entitled to receive ~~, share for share with the holders of shares of Class B Common Stock,~~ all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.

(3)          Voting. Each holder of ~~Class A~~ Common Stock shall be entitled to one vote for each share of ~~Class A~~ Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. ~~Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.~~

~~(4)          Redesignation. Upon the conversion of all of the outstanding Class B Common Stock into shares of Class A Common Stock, the Class A Common Stock shall be automatically redesignated as "Common Stock."~~

~~B.          Class B Common Stock~~

~~(1)          Dividends. The holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock, such dividends if, as and when declared from time to time by the Board of Directors. In the event that such dividend is paid in the form of shares of Common Stock, holders of Class A Common Stock shall receive Class A Common Stock and holders of Class B Common Stock shall receive Class B Common Stock.~~

~~(2)          Liquidation. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of the Class B Common Stock shall be entitled to receive, share for share with the holders of shares of Class A Common Stock, all the assets of the Corporation of whatever kind available for distribution to stockholders, after the rights of the holders of the Preferred Stock have been satisfied.~~

~~(3)          Voting. Each holder of Class B Common Stock shall be entitled to ten votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise provided herein or by the General Corporation Law of the State of Delaware, the holders of Class A Common Stock and the holders of Class B Common Stock shall at all times vote on all matters (including the election of directors) together as one class.~~

~~(4)          Conversion.~~

~~(a)          Each share of Class B Common Stock shall be convertible into one fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time.~~

~~(b)          Each share of Class B Common Stock shall automatically be converted into one fully paid and nonassessable share of Class A Common Stock upon the earliest of (i) the date such shares cease to be beneficially owned (as such term is defined under Section 13(d) of the Securities Exchange Act of 1934, as amended ("Section 13(d)") by W. Kent Taylor, (ii) the date that W. Kent Taylor ceases to beneficially own (as such term is defined under Section 13(d)) at least 20% of the outstanding shares of Common Stock of the Company, (iii) the death or "permanent and total disability" of W. Kent Taylor within the meaning of 26 CFR 7.105-1, or (iv) September 30, 2009.~~

~~(c)          The one-to-one conversion ratio for the conversion of the Class B Common Stock into Class A Common Stock in accordance with Section 4(a) and 4(b) of this Article IV shall in all events be equitably adjusted in the event of any recapitalization of the Corporation by means of a stock dividend on, or a stock split or combination of, outstanding Class A Common Stock or Class B Common Stock, or in the event of any merger, consolidation or other reorganization of the Corporation with another corporation.~~

~~(d)          The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock.~~

~~(e)          If any shares of Class B Common Stock shall be converted pursuant to this Section 4, the shares so converted shall be retired and returned to the authorized but unissued shares of Class B Common Stock.~~

~~C.          Other Matters Affecting Shareholders of Class A Common Stock and Class B Common Stock~~

~~In no event shall any stock dividends or stock splits or combinations of stock be declared or made on Class A Common Stock or Class B Common Stock unless the shares of Class A~~

~~Common Stock and Class B Common Stock at the time outstanding are treated equally and identically, except that such dividends or stock splits or combinations shall be made in respect of shares of Class A Common Stock and Class B Common Stock in the form of shares of Class A Common Stock or Class B Common Stock, respectively.~~

B.          Preferred Stock

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is expressly authorized, by resolution adopted and filed in accordance with law, ~~and with the consent of the holders of a majority of the outstanding shares of Class B Common Stock,~~ to fix the number of shares in each series, the designation thereof, the powers (including voting powers, full or limited, if any), the preferences and relative participating, optional or other special rights thereof, and the qualifications or restrictions thereon, of each series and the variations in such voting powers (if any) and preferences and rights as between series. Any shares of any class or series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth in this Certificate of Incorporation or in such resolution or resolutions.

Proposed Revision to Article XII of our Amended and Restated Certificate

ARTICLE XII

Reservation of Rights

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by the General Corporation Law of Delaware~~, and all rights conferred upon stockholders herein are granted subject to this reservation above, provided that the rights of the Class B Common Stock may not be amended, altered, changed or repealed without the approval of the holders of a majority of the outstanding shares of Class B Common Stock~~.

Appendix B

Exculpation Amendment

Proposed Revisions to Article VI of our Amended and Restated Certificate

No director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director~~; provided, however, that the foregoing shall not eliminate or limit the~~ or officer (as applicable); except for liability ~~of~~:(a) as a director ~~(a)~~or officer, for any breach of ~~the~~such director~~’~~’s or officer’s duty of loyalty to the Corporation or its stockholders; (b) as a director or officer, for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) as a director, under Section 174 of the General Corporation Law of the State of Delaware; ~~or~~ (d) as a director or officer, for any transaction from which the director and/or officer (as applicable) derived an improper personal benefit; or (e) as an officer, in any action by or in the right of the corporation. If the General Corporation Law of the State of Delaware shall be amended to permit further elimination or limitation of the personal liability of directors and/or officers (as applicable), then the liability of a director and/or officer (as applicable) of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended. Any repeal or modification of this Article VI by the stockholders of the Corporation shall not adversely affect any right or protection of a director and/or officer (as applicable) of the Corporation existing at the time of, or increase the liability of any director and/or officer (as applicable) of the Corporation with respect to any acts or ~~omission~~omissions occurring prior to, such repeal or modification.

B-1

Appendix C

Special Meeting Amendment

Proposed Revisions to Article II, Section 3 of our Bylaws

Section 3.  SPECIAL MEETINGS.  Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders may be called at any time and for any purpose, by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary at the written request of the holders of at least 25~~50~~% in voting power of all capital stock outstanding and entitled to cast votes at the meeting. Such written request shall be addressed to the Secretary of the Corporation and shall state the purpose of the proposed meeting, which must be a proper matter for stockholder action under the General Corporation Law of the State of Delaware, and shall contain such other information as would be required under Section 9 of Article II hereof were it to be brought before a meeting called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In the case of any special meeting so requested by holders of at least ~~50~~25% in voting power of all capital stock outstanding and entitled to cast votes at the meeting, the Board of Directors shall promptly, but in all events within 10 days after the date on which such written request is received, adopt a resolution fixing a date for such special meeting, which meeting date shall be no more than 90 days from the date of such resolution. If the Board of Directors fails to take such action, the record date shall be the 120th day after the date on which the written request was received. No business shall be conducted at any special meeting of stockholders other than the items of business stated in the notice of special meeting given in accordance with Section 4 of this Article II.

C-1

01 - Jane Grote Abell 02 - Michael A. Crawford 04 - Wayne L. Jones 05 - Gregory N. Moore 07 - Curtis A. Warfield For Withhold For Withhold For Withhold 1 U P X 03 - Donna E. Epps 06 - Gerald L. Morgan 08 – Kathleen M. Widmer 09 – James R. Zarley Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03Y1ZC + + A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2, 3, 4, 5, and 6. The Board of Directors recommends a vote AGAINST Proposal 7. 1. Election of Directors: q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card 7. An Advisory Vote on a Shareholder Proposal Regarding the Issuance of a Climate Report. For Against Abstain 2. Proposal to Ratify the Appointment of KPMG LLP as Texas Roadhouse’s Independent Auditors for 2024. 3. Say on Pay – An Advisory Vote on the Approval of Executive Compensation. For Against Abstain 4. Proposal to Amend the Company’s Certificate of Incorporation to Remove References to Class B Shares. 5. Proposal to Amend the Company’s Certificate of Incorporation to Provide for the Exculpation of Officers as Permitted by Delaware Law. 6. Proposal to Amend the Company’s Bylaws to Reduce the Ownership Percentage Required for Shareholders to Request a Special Meeting of Shareholders from 50% to 25%. For Against Abstain 1234 5678 9012 345 M M M M M M M M M MMMMMMMMMMMMMMM 6 0 2 0 7 4 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM M MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # ∆ ≈ 0 0 0 0 0 1 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/TXRH or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/TXRH Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by May 16, 2024 at 1:00 A.M., local time. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/TXRH Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2024 Christopher C. Colson and David Christopher Monroe, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 16, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR Proposals 2, 3, 4, 5 and 6 and AGAINST Proposal 7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Texas Roadhouse, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q C Non-Voting Items + + Change of Address — Please print new address below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

TEXAS ROADHOUSE

VOTE

2024 Annual Meeting Proxy Card

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Jane Grote Abell	☐	☐	04 - Wayne L. Jones	☐	☐	07 - Curtis A. Warfield	☐	☐
02 - Michael A. Crawford	☐	☐	05 - Gregory N. Moore	☐	☐	08 - Kathleen M. Widmer	☐	☐
03 - Donna E. Epps	☐	☐	06 - Gerald L. Morgan	☐	☐	09 - James R. Zarley	☐	☐

1 U P X 6 0 2 0 7 4

03Y20C

1 U P X 01 - Jane Grote Abell 02 - Michael A. Crawford 04 - Wayne L. Jones 05 - Gregory N. Moore 07 - Curtis A. Warfield For Withhold For Withhold For Withhold 03 - Donna E. Epps 06 - Gerald L. Morgan 08 – Kathleen M. Widmer 09 – James R. Zarley Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 03Y20C + + q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q 2024 Annual Meeting Proxy Card 1. Election of Directors: A Proposals — The Board of Directors recommends a vote FOR all of the nominees listed and FOR Proposals 2, 3, 4, 5, and 6. The Board of Directors recommends a vote AGAINST Proposal 7. 7. An Advisory Vote on a Shareholder Proposal Regarding the Issuance of a Climate Report. For Against Abstain 2. Proposal to Ratify the Appointment of KPMG LLP as Texas Roadhouse’s Independent Auditors for 2024. 3. Say on Pay – An Advisory Vote on the Approval of Executive Compensation. For Against Abstain 4. Proposal to Amend the Company’s Certificate of Incorporation to Remove References to Class B Shares. 5. Proposal to Amend the Company’s Certificate of Incorporation to Provide for the Exculpation of Officers as Permitted by Delaware Law. 6. Proposal to Amend the Company’s Bylaws to Reduce the Ownership Percentage Required for Shareholders to Request a Special Meeting of Shareholders from 50% to 25%. For Against Abstain M M M M M M M M M 6 0 2 0 7 4 MMMMMMMMMMMM M

Texas Roadhouse, Inc. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + + Notice of 2024 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2024 Christopher C. Colson and David Christopher Monroe, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Texas Roadhouse, Inc. to be held on May 16, 2024 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors, FOR Proposals 2, 3, 4, 5 and 6 and AGAINST Proposal 7. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.